      As filed with the Securities and Exchange Commission on September 30, 2005
                                       Investment Company Act File No. 811-06352
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM N-1A

           Registration Statement Under The Securities Act Of 1933 |_|

                         Pre-Effective Amendment No. |_|

                        Post-Effective Amendment No. |_|

                                     and/or

       Registration Statement Under The Investment Company Act Of 1940 |X|

                              Amendment No. 90 |X|
                        (Check appropriate box or boxes)

                              ING SERIES FUND, INC.
                 (Exact Name of Registrant Specified in Charter)
                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258
                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, Including Area Code: (800) 992-0180

               Ernest J. C'Debaca                    With copies to:
              ING Investments, LLC               Philip H. Newman, Esq.
         7337 E. Doubletree Ranch Road            Goodwin Procter, LLP
              Scottsdale, AZ 85258                   Exchange Place
    (Name and Address of Agent for Service)          53 State Street
                                                     Boston, MA 02109

                            ------------------------

      It is proposed that this filing will become effective (check appropriate box):


|_| Immediately upon filing pursuant to paragraph (b)    |_| On (date) pursuant to paragraph (a)(1)

|_| On September 30, 2005, pursuant to paragraph (b)     |_| 75 days after filing pursuant to paragraph (a)(2)

|_| 60 days after filing pursuant to paragraph (a)(1)    |_| on (date), pursuant to paragraph (a)(2) of Rule 485.


If appropriate, check the following box:

|_| This post-effective amendment designated a new effective date for a previously filed post-effective amendment.

================================================================================

                          ING SERIES FUND, INC.
                           (THE "REGISTRANT")


                Supplement dated September 30, 2005 to
   ING Index Plus Protection Fund's Class A and Class B Prospectus
                      dated September 30, 2005

The Prospectuses for the Registrant are hereby supplemented with the following information relating to "Information Regarding Trading of ING's U.S. Mutual Funds."

INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

As discussed in earlier supplements, ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Boards") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Boards that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Boards.

Investments has advised the Boards that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, Investments has advised the Boards that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

In September 2005, ING Funds Distributor, LLC ("IFD"), the distributor of certain ING Funds, settled an administrative proceeding with the NASD regarding three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered into formal and informal arrangements that permitted frequent trading. Under the terms of the Letter of Acceptance, Waiver and Consent ("AWC") with the NASD, under which IFD neither admitted nor denied the allegations or findings, IFD consented to the following sanctions: (i) a censure; (ii) a fine of $1.5 million; (iii) restitution of approximately $1.44 million to certain ING Funds for losses attributable to excessive trading described in the AWC; and (iv) agreement to make certification to NASD regarding the review and establishment of certain procedures.

In addition to the arrangements discussed above, Investments reported to the Boards that, at this time, these instances include the following, in addition to the arrangements subject to the AWC discussed above:

     - Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

     - ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

     - In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K and Form 8-K/A for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on October 29, 2004 and September 8, 2004. These Forms 8-K and Forms 8-K/A can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Boards are the only instances of such trading respecting the ING Funds.

Investments reported to the Boards that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance. Accordingly, Investments advised the Boards that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

     - ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Investments reported to the Boards that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

     - ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

     - The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

     - ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

     - ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

REQUESTS FOR INFORMATION FROM NEW YORK ATTORNEY GENERAL

As has been widely reported in the media, the New York Attorney General's office ("NYAG") is conducting broad investigations regarding insurance quoting and brokerage practices. ING U.S. has been subpoenaed in this regard, and is cooperating fully with these NYAG requests for information.

ING U.S. believes that its practices are consistent with our business principles and our commitment to our customers.

At this time, in light of the current regulatory factors, ING U.S. is actively engaged in reviewing whether any modifications in our practices are appropriate for the future.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares, or other adverse consequences to ING Funds.

            PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ING SERIES FUND, INC.

               Supplement Dated September 30, 2005 to the

                  ING Index Plus Protection Fund's
        Class A and Class B Prospectus dated September 30, 2005


     For the period August 29, 2005 through October 28, 2005, ING will waive the Contingent Deferred Sales Charges (CDSCs) for Class A, Class B and Class C shares for the above-named funds. This exception will not apply to exchanges. This waiver will also not apply to systematic or other periodic payments established prior to August 29, 2005. This offer is extended to all persons whose address of record as of August 29, 2005 was in one of the following counties/parishes:

     -  64 Louisiana parishes: Acadia, Allen, Ascension, Assumption,
        Avoyelles, Beauregard, Bienville, Bossier, Caddo, Caldwell, Calcasieu, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson, Jefferson Davis, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Pointe Coupee, Plaquemines, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John, St. Landry, St. Mary, St. Martin, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermilion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana and Winn.

     - 52 Mississippi counties: Adams, Amite, Attala, Chickasaw, Choctaw, Claiborne, Clarke, Clay, Copiah, Covington, Forrest, Franklin, George, Greene, Hancock, Harrison, Hinds, Itawamba, Jackson, Jasper, Jefferson, Jefferson Davis, Jones, Kemper, Lamar, Lauderdale, Lawrence, Leake, Lee, Lincoln, Lowndes, Madison, Marion, Monroe, Neshoba, Newton, Noxubee, Oktibbeha, Pearl River, Perry, Pike, Rankin, Scott, Simpson, Smith, Stone, Walthall, Warren, Wayne, Webster, Wilkinson, and Winston.

     - Six Alabama counties: Baldwin, Clarke, Choctaw, Mobile, Sumter and Washington.

     -  Three Florida counties: Broward, Miami-Dade and Monroe.


             PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

PROSPECTUS


SEPTEMBER 30, 2005                                               ING INDEX PLUS
                                                                 PROTECTION FUND
CLASS A AND CLASS B


SHARES OF THE FUND ARE NOT CURRENTLY BEING OFFERED.


THIS PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT INVESTING IN CLASS A AND CLASS B SHARES OF THE ING INDEX PLUS PROTECTION FUND. YOU SHOULD READ IT CAREFULLY BEFORE YOU INVEST, AND KEEP IT FOR FUTURE REFERENCE. PLEASE NOTE THAT YOUR INVESTMENT IS NOT A BANK DEPOSIT, IS NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY AND IS AFFECTED BY MARKET FLUCTUATIONS. THERE IS NO GUARANTEE THAT THE FUND WILL ACHIEVE ITS OBJECTIVE. AS WITH ALL MUTUAL FUNDS, THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS THE SEC JUDGED WHETHER THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                    FOR DISCUSSION PURPOSES ONLY

                                                                   WHAT'S INSIDE
--------------------------------------------------------------------------------

INVESTMENT    These pages contain a description   ING INDEX PLUS PROTECTION FUND:                    1
OBJECTIVE     of the ING Index Plus Protection          INVESTMENT OBJECTIVE,
              Fund, including its investment            PRINCIPAL INVESTMENT
PRINCIPAL     objective, principal investment           STRATEGIES AND RISKS
INVESTMENT    strategies and risks.               THE PAYMENT UNDERTAKING                            6
STRATEGIES

RISKS                                             MORE INFORMATION ABOUT RISKS                       7

                                                  SHAREHOLDER GUIDE                                  9

                                                  MANAGEMENT OF THE FUNDS                           16

              You'll also find:                   DIVIDENDS, DISTRIBUTIONS AND TAXES                18

                                                  WHERE TO GO FOR MORE INFORMATION          BACK COVER

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                  ING INDEX PLUS PROTECTION FUND
--------------------------------------------------------------------------------

     INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RISKS

     OVERVIEW

     ING Index Plus Protection Fund ("Fund") has an Offering Period, a Guarantee Period and an Index Plus Large Cap Period. Shares of the Fund were offered during the Offering Period but are not offered during the Guarantee
     Period, except in connection with the reinvestment of dividends. The Fund will be offered on a continuous basis to then existing shareholders during the Index Plus Large Cap Period. The OFFERING PERIOD ran from October 2, 2000 through November 30, 2000. During the Offering Period, Fund assets were invested exclusively in short-term instruments.

     The Guarantee Period for the Fund commenced on December 1, 2000 and runs through November 30, 2005 ("Guarantee Maturity Date"). DURING THE GUARANTEE PERIOD, THE FUND SEEKS TO PARTICIPATE IN FAVORABLE EQUITY MARKET CONDITIONS WHILE PRESERVING AT LEAST ITS PRINCIPAL AMOUNT AS OF THE INCEPTION OF THE GUARANTEE PERIOD. The Fund undertakes (the "Payment Undertaking") that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the last day of the Offering Period, less certain expenses not covered by the Expense Limitation Agreement (the "Guarantee Amount"), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. If a shareholder takes any distributions or dividends in cash instead of reinvesting them, or if any shares are redeemed before the Guaranteed Maturity Date, or if there are expenses incurred by the Fund which are not covered by the Expense Limitation Agreement with the Fund's Adviser, the shareholder's Guaranteed Amount will be reduced as described in the Payment Undertaking (see page [8]). The Payment Undertaking is backed by an unconditional, irrevocable financial guarantee insurance policy to guarantee the undertaking of the Fund issued to ING Series Fund, Inc. ("Company") by MBIA Insurance Corporation ("MBIA"), a monoline financial guarantor, for the benefit of shareholders of the Fund.

     DURING THE INDEX PLUS LARGE CAP PERIOD, WHICH WILL COMMENCE IMMEDIATELY FOLLOWING THE GUARANTEE PERIOD, THE FUND SEEKS TO OUTPERFORM THE TOTAL RETURN PERFORMANCE OF THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX ("S&P 500"), WHILE MAINTAINING A MARKET LEVEL OF RISK.

     Shares of the Funds were offered during the Offering Period and will be offered during the Index Plus Large Cap Period only. Shares are not offered during the Guarantee Period, except in connection with the reinvestment of dividends. During the Offering Period, the Fund's assets were invested exclusively in short-term investments.

     The Fund's investment objectives may be changed by the Fund's Board of Directors ("Board") without shareholder approval.

                               If you have questions, please call 1-800-992-0180
                                              ING Index Plus Protection Fund   1

ADVISER
ING Investments, LLC
SUB-ADVISER
ING Investment Management Co.                     ING INDEX PLUS PROTECTION FUND
--------------------------------------------------------------------------------

GUARANTEE
PERIOD
INVESTMENT
OBJECTIVE

During the Guarantee Period, the Fund seeks to achieve maximum total return by participating in favorable equity market performance while preserving the principal amount of the Fund as of the inception of the Guarantee Period.

GUARANTEE
PERIOD
PRINCIPAL
INVESTMENT
STRATEGY

PRINCIPAL INVESTMENT STRATEGIES. Under normal market conditions, during the Guarantee Period, the Fund's assets are allocated between an:

- EQUITY COMPONENT, consisting primarily of common stocks included in the S&P 500, and futures contracts on the S&P 500 and a

- FIXED COMPONENT, consisting primarily of short- to intermediate-duration U.S. government securities.

EQUITY COMPONENT. The Equity Component is managed by the Sub-Adviser to the Fund, subject to the oversight of the Adviser. The Sub-Adviser employs an "Enhanced Index Strategy". This means that the Sub-Adviser invests at least 80% of the Equity Component's net assets in stocks included in the S&P 500, although the weightings of the stocks may vary somewhat from their respective weightings in the S&P 500, as described below. The Equity Component may also include S&P 500 futures contracts. The S&P 500 is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor's Corporation ("S&P").

The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500 and underweighting (or avoiding altogether) those stocks that the Sub-Adviser believes will underperform the S&P
500. Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500 are generally invested in proportion to their representation in the index. To determine which stocks to weight more or less heavily, the Sub-Adviser uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth. Although the Equity Component will not hold all of the stocks in the S&P 500, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity Component and that of the S&P 500 in both rising and falling markets.

The Funds may use futures for hedging purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. During the Guarantee Period, the Funds may only invest in futures contracts on the S&P 500 and U.S. Treasury securities.

INVESTMENT STRATEGY UNDER CERTAIN MARKET CONDITIONS -- In the event that the Equity Component's market value is $5 Million or less, in order to replicate investment in stocks listed on the S&P 500, the Sub-Adviser may invest all or a portion of the Equity Component's assets in S&P 500 futures, in exchange traded funds ("ETFs"), or in a combination of S&P 500 futures and ETFs, subject to any limitation on the Fund's investments in such securities (subject to restrictions imposed by the Investment Company Act of 1940, as amended, "1940 Act"). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. The Sub-Adviser will not employ an Enhanced Index Strategy when it invests in S&P 500 futures and ETFs.

FIXED COMPONENT. The Sub-Adviser looks to select investments for the Fixed Component with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within one month of the Guarantee Maturity Date. The Fixed Component consists primarily of securities issued or guaranteed by the U.S. government and its agencies or instrumentalities, including Separate Trading of Registered Interest and Principal of Securities ("STRIPS"). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The Fixed Component may also include corporate bonds rated AA- or higher by S&P and/or Aa3 or higher by Moody's Investors Services, Inc., futures on U.S. Treasury securities, and money market instruments.

TRANSITION PERIOD. After the Fund's Guarantee Period (Guarantee Maturity Date), the Fund will, in the ordinary course of its investment activities, sell any fixed-income securities remaining in its portfolio and

                               If you have questions, please call 1-800-992-0180
                                              ING Index Plus Protection Fund   2

                                                  ING INDEX PLUS PROTECTION FUND
--------------------------------------------------------------------------------

purchase stocks included in the S&P 500 and S&P 500 futures contracts as soon as reasonably practicable, in order to conform its holdings to the Fund's Index Plus LargeCap Period investment objective as described later in the Prospectus.

ASSET ALLOCATION. The Sub-Adviser uses a proprietary computer model to determine, on an ongoing basis, the percentage of assets allocated to the Equity Component and to the Fixed Component in an attempt to meet the investment objective during the Guarantee Period. The model evaluates a number of factors, including, but not limited to:

- the market value of the Fund's assets as compared to the aggregate guaranteed amount;

-    the prevailing level of interest rates;

-    equity market volatility; and

-    the length of time remaining until the Guarantee Maturity Date.

The model will determine the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period and will evaluate the allocations on a daily basis thereafter. Generally, as the market value of the Equity Component rises, more assets are allocated to the Equity Component, and as the market value of the Equity Component declines, more assets are allocated to the Fixed Component.

PRINCIPAL
GUARANTEE
PERIOD
RISKS

You could lose money on an investment in the Fund. All mutual funds have varying degrees of risk, depending on the securities they invest in. Please read this prospectus carefully to be sure you understand the principal risks and strategies associated with the Fund. You should consult the Statement of Additional Information ("SAI") for a complete list of the risks and strategies.

The principal risks of an investment in the Fund during the Guarantee Period involve opportunity costs, as well as the risks of investing in stocks and bonds. Opportunity costs involve the likelihood that a significant portion of the Fund's assets are allocated to the Fixed Component during periods of low interest rates and/or a declining equity market which reduces the Fund's ability to participate fully in upward equity market movement.

ALLOCATION RISK: If at the inception of, or any time during, the Guarantee Period interest rates are low, the Fund's assets may be largely invested in the Fixed Component in order to decrease the likelihood that a payment would be required under the Payment Undertaking. The effect of low interest rates on the Fund would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed income securities. In addition, if during the Guarantee Period the equity markets experienced a major decline, the Fund's assets may become largely invested in the Fixed Component. In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur. In the event of a reallocation of 100% of the assets to the Fixed Component, the Fund would not reallocate any assets into the Equity Component prior to the Maturity Date. USE OF THE FIXED COMPONENT REDUCES THE FUND'S ABILITY TO PARTICIPATE AS FULLY IN UPWARD EQUITY MARKET MOVEMENTS, AND THEREFORE REPRESENTS SOME LOSS OF OPPORTUNITY, OR OPPORTUNITY COST, COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES.

ASSET ALLOCATION MAY UNDERPERFORM STATIC STRATEGIES. The asset allocation process results in transaction costs. Volatile periods in the market may increase these costs. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Fund, may increase the Fund's transaction costs.

OPPORTUNITY COSTS. There are substantial opportunity costs associated with an investment in the Fund. The Fund may allocate a substantial portion, and under certain circumstances all, of the Fund's assets to the Fixed Component in order to conserve the Fund's assets to a level equal to or above the present value of the Payment Undertaking.

If interest rates are low (as they were at the inception of the Guarantee Period), the allocation to the Fixed Component may be over 70% of the Fund's assets. If the market value of the Equity Component rises, the percentage of the Fund's assets allocated to the Equity Component generally will also rise. However, the relative volatility of these two Components, as well as the past performance of the Funds will affect these allocations. For example, if the Fund incurs early losses, the Fund may allocate 100% of the Fund's assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which the Fund participates in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the

                               If you have questions, please call 1-800-992-0180
                                              ING Index Plus Protection Fund   3

                                                  ING INDEX PLUS PROTECTION FUND
--------------------------------------------------------------------------------

Fund, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Fund and other factors. The Fund might capture a material portion, very little or none of any Equity Component increase.

It is possible that on the Guarantee Maturity Date, an Investor could receive only the guaranteed amount even though the equity markets, as well as the Equity Component, has had significant positive performance during the Guarantee Period.

WORSE CASE SCENARIOS FOR THE FUND'S EQUITY PARTICIPATION. The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) the Fund's net asset value ("NAV") decreases; or (b) the value of the Equity Component declines. In either case, all or substantially all of the Fund's assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

INVESTING IN STOCKS. The risks associated with investing in STOCKS include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The performance of the Equity Component also depends significantly on the Sub-Adviser's skill in determining which securities to overweight, underweight or avoid altogether.

INVESTING IN BONDS. The principal risk associated with investing in BONDS is that interest rates may rise, which generally causes bond prices to fall. The market value of a zero coupon bond portfolio (which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With corporate bonds, there is also a risk that the issuer will default on the payment of principal or interest. Since the Fund marks its portfolio to market on each business day, the NAV per share of each class of a Fund will reflect the generally greater volatility of zero coupon bonds in its portfolio. A decline in prevailing U.S. interest rates could materially increase the opportunity cost. Any such decline would increase the present value of the Payment Undertaking, potentially causing the Fund to allocate all or substantially all of the Fund's assets to the Fixed Component in order to assure that such assets do not fall below the aggregate Guaranteed Amount.

Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Fund must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to their shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which the Fund's expenses could be allocated and to reduce the rate of return for the Fund.

USE OF FUTURES. While the use of futures contracts by the Fund can amplify a gain, it can also amplify a loss. Such a loss can be substantially more money than the actual cost of the investment. In addition, while a hedging strategy can guard against potential risks for the Fund as a whole, it adds to the Fund's expenses and may reduce or eliminate potential gains. There is also a risk that a futures contract intended as a hedge may not perform as expected.

RISKS OF USING DERIVATIVES. Certain securities in which the Fund may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount due, the Fund can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-Adviser expected, which could cause the Fund's share price to decline. The performance of the underlying securities on which the derivative is based may move in a direction not anticipated by the Sub-Adviser, which may result in the Fund's realizing a lower return than expected on an investment.

INDEX STRATEGY. The Fund uses an indexing strategy that does not attempt to manage market volatility, use defensive strategies or reduce the effects of any long-term periods of poor stock performance. The correlation between the Fund and index performance may be affected by the Fund's expenses, and the timing of purchases and redemptions of the Fund's shares.

TRANSACTION COSTS AND TAXES. The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Fund, may increase the Fund's transaction costs.

The asset allocation process and sale of fixed-income securities in connection with the transition period may

                               If you have questions, please call 1-800-992-0180
                                              ING Index Plus Protection Fund   4

                                                  ING INDEX PLUS PROTECTION FUND
--------------------------------------------------------------------------------

also result in the realization of additional gains to the Fund and may therefore also increase the tax liability of shareholders. The Fund will distribute any net gains and income to shareholders. Such distributions are taxable to shareholders even if the distributions are reinvested in the Fund.

SHARES OF THE FUND MAY FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE FUND.

FUND SUITABILITY

Investors who may need access to their money at any point prior to the Guarantee Maturity Date or who prefer to receive dividends and distributions in cash, should have considered the appropriateness of investing in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV, and may be subject to a contingent deferred sales charge ("CDSC") and are not covered by the Payment Undertaking. Any distributions that you receive in the form of cash will reduce your Guaranteed Amount, as described later in the Prospectus. Also, certain Fund expenses are not covered by the Expense Limitation Agreement with the Adviser, such as interest, taxes and extraordinary expenses and the amount of any such expenses are not covered by the Payment Undertaking.

SEE ALSO "MORE INFORMATION ABOUT RISKS" LATER IN THIS PROSPECTUS.

INDEX PLUS
LARGE CAP
PERIOD
INVESTMENT
OBJECTIVE

During the Index Plus Large Cap Period, the Fund seeks to outperform the total return performance of the S&P 500, while maintaining a market level of risk.

INDEX PLUS
LARGE CAP
PERIOD
PRINCIPAL
INVESTMENT
STRATEGY

During the Index Plus Large Cap Period, the Fund's principal investment strategies are the same as those of the Enhanced Index Strategy, as described above under Equity Component, except that the Fund may use both futures contracts and options on indices.

The primary use of futures contracts and options is for hedging purposes. To a limited extent, the Fund also may use these instruments for speculation (investing for potential income or capital gain). Options are agreements that give the holder the right, but not the obligation, to purchase or sell a certain amount of securities during a specified period or on a specified date. Accordingly, the writer of the option is required to purchase or sell the securities.

PRINCIPAL
INDEX PLUS
LARGE CAP
PERIOD
RISKS

Risk is the potential that your investment will lose money or not earn as much as you hope. All mutual funds have varying degrees of risk, depending on the securities they invest in. Please read this prospectus carefully to be sure you understand the principal risks and strategies associated with the Fund. You should consult the SAI for a complete list of the risks and strategies.

The principal risks of an investment in the Fund during the Index Plus Large Cap Period are those generally attributable to stock investing. These risks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The success of the Fund's strategy depends significantly on the Sub-Adviser's skill in determining which securities to overweight, underweight or avoid altogether. Other risks include the Fund's use of futures contracts and options. The risks associated with futures contracts are described under "Principal Guarantee Period Risks" which also apply to the use of options.

During the Index Plus Large Cap Period, the Board of Directors may, in its discretion, cause the Fund to be liquidated without shareholder approval, unless otherwise required by law.

SEE ALSO "MORE INFORMATION ABOUT RISKS" LATER IN THIS PROSPECTUS.

OTHER CONSIDERATIONS

In addition to the principal investments, strategies and risks described above the Fund may also invest in other securities, engage in other practices and be subject to additional risks as discussed in the SAI.

                               If you have questions, please call 1-800-992-0180
                                              ING Index Plus Protection Fund   5

                                                         THE PAYMENT UNDERTAKING
--------------------------------------------------------------------------------

PAYMENT UNDERTAKING. The Fund undertakes (the "Payment Undertaking") that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the last day of the Offering Period less certain expenses not covered by the Expense Limitation Agreement (the "Guaranteed Amount"), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The guarantee per share will equal the NAV per share on the last day of the Offering Period, and thereafter will be adjusted to reflect any dividends and distributions made by the Fund. The Payment Undertaking is backed by an unconditional and irrevocable financial guarantee insurance policy issued by MBIA for the benefit of the shareholders of the Funds. The Fund will pay to MBIA a fee equal to 0.33% of the average daily net assets of the Fund during the Guarantee Period for providing the financial guarantee insurance policy guaranteeing the Payment Undertaking of the Fund. If, on the Guarantee Maturity Date, the actual NAV per share is less than the guaranteed NAV per share, MBIA will pay an amount sufficient to ensure that each shareholder's account will be redeemed for no less than his or her Guaranteed Amount. The Fund's shareholders have no rights or claims against MBIA under the terms of the financial guarantee insurance policy should MBIA fail to fulfill its obligations under the policy. Consequentially, an investment in the Fund involves a risk of loss if MBIA is unable to pay its obligations, if any, under its policy, or otherwise defaults. For additional details, see the SAI.

FINANCIAL GUARANTEE INSURANCE POLICY. The Fund has entered into a Financial Guaranty Agreement with MBIA under which MBIA has agreed to make up any shortfall between the Guaranteed Amount on the Guarantee Maturity Date and the Fund's then current net asset value. MBIA is a monoline financial guarantor which files periodic reports, including financial statements under the Securities Exchange Act of 1934. Such reports are available from the Securities and Exchange Commission at the address on the back cover of this prospectus. You can also receive a copy of such periodic reports free of charge by calling ING Funds at 1-800-992-0180.

In summary, a shareholder who maintains his or her Fund investment through the Guarantee Maturity Date, makes no redemptions, and reinvests all dividends and distributions will be entitled to redeem his or her shares held as of the Guarantee Maturity Date for the Guaranteed Amount less any applicable CDSC and certain expenses.

GUARANTEED AMOUNT REDUCTION FOR CERTAIN EXPENSES. YOUR GUARANTEED AMOUNT WILL NOT CHANGE DURING THE GUARANTEE PERIOD AS LONG AS YOU REINVEST ALL YOUR DIVIDENDS AND DISTRIBUTIONS AND MAKE NO WITHDRAWALS PRIOR TO THE GUARANTEE MATURITY DATE. It will be reduced to the extent the Fund incurs expenses not covered by the Expense Limitation Agreement. The Expense Limitation Agreement provides that the Adviser will be responsible for the ordinary operating expenses of each Fund class incurred in any fiscal year to the extent such ordinary operating expenses exceed 1.50% in the case of Class A and 2.25% in the case of Class B. Ordinary expenses include the management fees payable to the Adviser but do not include interest, taxes, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Fund's Independent Directors.

REDEMPTIONS OF SHARES DURING THE GUARANTEE PERIOD WILL DECREASE THE GUARANTEED AMOUNT TO WHICH A SHAREHOLDER IS ENTITLED. If a shareholder redeems shares in the Fund, he or she will then hold fewer shares at the then current guarantee per share, thereby reducing the Guaranteed Amount for the shareholder. Redemptions made from the Fund prior to the Guarantee Maturity Date will be made at NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period. For certain shareholders, redemptions made prior to the Guarantee Maturity Date may also be subject to a CDSC.

THE GUARANTEE PER SHARE WILL DECLINE AS DIVIDENDS AND DISTRIBUTIONS ARE MADE TO SHAREHOLDERS. If a shareholder automatically reinvests dividends and distributions in the Fund, he or she will hold a greater number of shares at a reduced guarantee per share following payment of a dividend or distribution. The result would be to preserve the Guaranteed Amount he or she was entitled to before the dividend or distribution was made. If a shareholder instead elects to receive any dividends or distributions in cash, he or she will hold the same number of shares at the reduced guarantee per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount that such shareholder was entitled to before the dividend or distribution was made.

SEE "DIVIDENDS, DISTRIBUTION AND TAXES - TAXES IN RELATION TO THE FINANCIAL GUARANTEE" FOR ADDITIONAL DETAILS REGARDING THE FINANCIAL GUARANTEE.

                               If you have questions, please call 1-800-992-0180
                                                         Payment Undertaking   6

                                                     MORE INFORMATION ABOUT RISK
--------------------------------------------------------------------------------

All mutual funds involve risk - some more than others, and there is always the chance that you could lose money or not earn as much as you hope. The Fund's risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. In addition, there is the risk of default by MBIA that could lead to the loss of principal at the conclusion of the Guarantee Period. This section discusses the risks associated with certain types of securities in which the Fund may invest and certain investment practices that the Fund may use. For more information about these and other types of securities and investment techniques that may be used by the Fund, see the SAI.

CORPORATE DEBT SECURITIES. Corporate debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates decline, the value of the Fund's debt securities can be expected to rise, and when interest rates rise, the value of those securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities.

U.S. GOVERNMENT SECURITIES. Some U.S. government agency securities may be subject to varying degrees of credit risk, particularly those not backed by the full faith and credit of the United States government. All U.S. government securities may be subject to price declines in the securities due to changing interest rates.

REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements, which involve the purchase by the Fund of a security that the seller has agreed to buy back. If the seller defaults and the collateral value declines, the Fund might incur a loss. If the seller declares bankruptcy, the Fund may not be able to sell the collateral at the desired time.

BORROWING. The Fund may borrow for certain types of temporary or emergency purposes subject to certain limits. Borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities or the NAV of the Fund, and money borrowed will be subject to interest costs. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

                               If you have questions, please call 1-800-992-0180
                                                 More Information About Risk   7

                                                                     SHAREHOLDER
HOW TO REDEEM SHARES                                                       GUIDE
--------------------------------------------------------------------------------

ING PURCHASE OPTIONS(TM)

During the Offering Period, investors were able to select from two separate classes of shares: Class A and Class B.

CLASS A

-    Front-end sales charge, as described on the next page.

-    Distribution and service (12b-1) fee of 0.25%.

CLASS B

-    No front-end sales charge.

-    Distribution and service (12b-1) fees of 1.00%.

- A CDSC (if shares are sold prior to the Guarantee Maturity Date) as described on the next page.(1)

- Automatic conversion to Class A at the end of the Guarantee Period, thus reducing future annual expenses.

When choosing between classes, you should carefully consider:

-    how long you plan to hold the Fund;

-    the amount of your investment;

- the expenses you'll pay for each class, including ongoing annual expenses along with the initial sales charge or the CDSC; and

-    whether you qualify for any sales charge discounts.

The relative impact of the initial sales charge and ongoing annual expenses will depend on the length of time a share is held. Higher distribution fees mean a higher expense ratio, so Class B shares pay correspondingly lower dividends and may have a lower net asset value than Class A shares.

Class B shares are not intended for purchase in excess of $100,000. Purchase orders from an individual investor for Class B shares will be declined.

Because the Fund may not be able to identify an individual investor's trading activities when investing through omnibus account arrangements, you and/or your investment professional are responsible for ensuring that your investment in Class B shares does not exceed the maximum of $100,000. The Fund cannot ensure that they will identify purchase orders that would cause your investment in Class B shares to exceed the maximum allowed amount. When investing through such arrangements, you and/or your investment professional should be diligent in determining that you have selected the correct share class for you.

Because the Fund may not be able to identify an individual investor's trading activities when investing through omnibus account arrangements, you and/or your investment professional are responsible for ensuring that your investment in Class B shares does not exceed the maximum of $100,000. The Fund cannot ensure that they will identify purchase orders that would cause your investment in Class B shares to exceed the maximum allowed amount. When investing through such arrangements, you and/or your investment professional should be diligent in determining that you have selected the correct share class for you.

You and/or your investment professional also should take care to assure that you are receiving any sales charge reductions or other benefits to which you may be entitled. As an example, as is discussed below, you may be able to reduce a Class A sales charge payable by aggregating purchases to achieve breakpoint discounts. The Fund uses the net amount invested when determining whether a shareholder has reached the required investment amount in order to be eligible for a breakpoint discount. In order to ensure that you are receiving any applicable sales charge reduction, it may be necessary for you to inform the Fund or your financial intermediary of the existence of other accounts that may be eligible to be aggregated. The SAI discusses specific classes of investors who may be eligible for a reduced sales charge. In addition, more information regarding sales charges and applicable breakpoints may be found on the Fund's website by going to www.ingfunds.com, clicking on the "Fund Information" link, and then using the "Shareholder Guides" link found under the "Related Topics" section and selecting the appropriate Fund link. Finally, there are fund classes that are not available in this Prospectus that may be more appropriate for you. Please review the disclosure about all of the available fund classes carefully. Before investing, you should discuss which class of shares is right for you with your investment professional and review the prospectus for those funds.


DISTRIBUTION AND SHAREHOLDER SERVICE FEES

To pay for the cost of promoting the Fund and servicing shareholder accounts, each class of the Fund has adopted a Rule 12b-1 plan which requires fees to be paid out of the assets of each class. Over time the fees

----------
(1) Investors who exchange shares of other ING Funds will be subject to the other fund's CDSC schedule which may mean that their CDSC will extend beyond the Guarantee Maturity Date.

                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide   8

                                                                     SHAREHOLDER
HOW TO PURCHASE SHARES                                                     GUIDE
--------------------------------------------------------------------------------

will increase an investor's cost of investing and may exceed the cost of paying other types of sales charges.

HOW ING COMPENSATES INTERMEDIARIES FOR SELLING ING MUTUAL FUNDS

ING mutual funds are distributed by ING Funds Distributor, LLC ("Distributor"). The Distributor is a broker-dealer that is licensed to sell securities. The Distributor generally does not sell directly to the public but sells and markets its products through intermediaries such as other broker-dealers. Each ING mutual fund also has an investment adviser ("Adviser") who is responsible for managing the money invested in each of the mutual funds. Both of these entities may compensate an intermediary for selling ING mutual funds.

Only persons licensed with the National Association of Securities Dealers ("NASD") as a registered representative (often referred to as a broker or financial advisor) and associated with a specific broker-dealer may sell an ING mutual fund to you. The Distributor has agreements in place with each of these broker-dealers defining specifically what those broker-dealers will be
paid for the sale of a particular ING mutual fund.   Those broker-dealers
then pay the registered representative who sold you the mutual fund some or all of what they receive from ING. They may receive a payment when the sale is made and can, in some cases, continue to receive payments while you are invested in the mutual fund.

The Fund's Adviser or the Distributor, out of its own resources and without additional cost to the Fund or its shareholders, may provide additional cash or non-cash compensation to intermediaries selling shares of the Fund, including affiliates of the Adviser and the Distributor. These amounts would be in addition to the distribution payments made by the Fund under the Distribution Agreements. The payments made under these arrangements are paid by the Adviser or the Distributor. Additionally, if a Fund is not sub-advised or is sub-advised by an ING entity, ING may retain more revenue than on those Funds it must pay to have sub-advised by non-affiliated entities. Management personnel of ING may receive additional compensation if the overall amount of investments in Funds advised by ING meets certain target levels or increases over time.

The Distributor may pay, from its own resources, additional fees to these brokers-dealers or other financial institutions, including affiliated
entities.   These additional fees paid to intermediaries may take the
following forms: (1) a percentage of that entity's customer assets invested in ING mutual funds; or (2) as a percentage of that entity's gross sales; or
(3) some combination of these payments. These payments may, depending on the broker-dealer's satisfaction of the required conditions, be periodic and may be up to (1) 0.30% per annum of the value of the Fund's shares held by the broker-dealer's customers or (2) 0.20% of the value of the Fund's shares sold by the broker-dealer during a particular period. In accordance with these practices, if you invested $10,000, the Distributor could pay a maximum of $30 for that sale. If that initial investment averages a value of $10,000 over the year, the Distributor could pay a maximum of $20 on those assets.

The Adviser or the Distributor may provide additional cash or non-cash compensation to third parties selling our mutual funds, including affiliated
companies.    This may take the form of cash incentives and non-cash
compensation, and may include but is not limited to: cash; merchandise;
trips; occasional entertainment; meals or tickets to a sporting event; client appreciation events; payment for travel expenses (including meals and lodging) to pre-approved training and education seminars; and payment for
advertising and sales campaigns.   The Distributor may also pay concessions
in addition to those described above to broker-dealers so that ING mutual funds are made available by that broker-dealer for their customers. Sub-Advisers of the Fund may contribute to non-cash compensation arrangements.

Not all mutual funds pay the same amount to the broker-dealers who sell their mutual funds. Broker-dealers can receive different payments based on the mutual funds they offer, the companies with whom they are doing business, and how much they sell. What these broker-dealers are paid also varies depending on the class of mutual fund you purchase.

The top 25 firms we paid to sell our mutual funds, as of the end of the last calendar year are: Advest Inc; AG Edwards & Sons; Charles Schwab & Co Inc; Citigroup; Directed Services Inc; Financial Network Investment Corporation; First Clearing LLC; H&R Block Financial Advisors; ING DIRECT Securities, Inc.; ING Financial Advisors LLC; ING Financial Partners Inc; ING Life Insurance and Annuity Company; Legg Mason Wood Walker Inc; Linsco/Private Ledger Corporation; Merrill Lynch; Morgan Stanley Dean Witter; National Financial Services Corporation; Oppenheimer & Co; Pershing Sweep; Primevest Financial Services Inc; Raymond James Financial Services; RBC Dain Rauscher Inc; UBS Financial Services Inc; Wachovia Securities Inc; and Wells Fargo Investments.

Your registered representative or broker-dealer could have a financial interest in selling you a particular mutual fund, or the mutual funds of a particular company, to increase the compensation they receive. Please make sure you read fully each mutual fund prospectus and discuss any questions you have with your registered representative.

SALES CHARGE CALCULATION

CLASS A

Class A shares of the Fund were sold subject to the following sales charge:

                            AS A % OF THE    AS A % OF NET
YOUR INVESTMENT            OFFERING PRICE     ASSET VALUE
Less than $50,000               4.75             4.99
$50,000 - $99,999               4.50             4.71
$100,000 - $249,999             3.50             3.63
$250,000 - $499,999             2.50             2.56
$500,000-$1,000,000             2.00             2.04
$1,000,000 and over                   See below

INVESTMENTS OF $1 MILLION OR MORE. There was no front-end sales charge for purchases of Class A shares in an amount of $1 million or more. However, the shares may be subject to a CDSC if they are redeemed within one or two years of purchase, depending on the amount of purchase, as follows:

                                             PERIOD DURING
                                                 WHICH
YOUR INVESTMENT                 CDSC           CDSC APPLIES
$1,000,000-$2,999,999           1.00%           1st Year
                                0.50            2nd Year
$3,000,000-$19,999,999          0.50             2 Years
$20,000,000 and over            0.25             2 Years

CLASS B

Class B shares were offered at their NAV per share without any initial sales charge. However, a CDSC may have been charged on shares that were sold during the Offering Period and the Guarantee Period. The amount of the CDSC was based on the lesser of the NAV of the shares at the time of purchase or redemption. There is no CDSC on shares acquired through the reinvestment of dividends and capital gains distributions.

The table below shows the applicable CDSC based on the time invested.

REDEMPTION DURING                                     CDSC
Offering Phase and 1st year of Guarantee Period        5%
2nd year of Guarantee Period                           4
3rd year of Guarantee Period                           3
4th year of Guarantee Period                           3
5th year of Guarantee Period                           2
After Guarantee Period                               None

APPLICATION DEADLINES

During the Offering Period, the Fund's assets were invested exclusively in short-term instruments.

SALES CHARGE REDUCTIONS AND WAIVERS

REDUCED SALES CHARGES. During the Offering Period, an investor may have reduced the initial sales charge on a purchase of Class A shares of the Fund by combining multiple purchases of any of the ING Funds which offers Class A shares to take advantage of the breakpoints in the sales charge schedules. This may have been done by:

- LETTER OF INTENT - lets investors purchase shares over a 13 month period and pay the same sales charge as if the shares had all been purchased at once.

- RIGHTS OF ACCUMULATION - lets investors add the value of shares they already owned to the amount of their next purchase for purposes of calculating the sales charge.

See the Account Application or the SAI for details, or contact your financial representative or the Shareholder Servicing Agent for more information.

CDSC WAIVERS. If an investor notifies the Transfer Agent at the time of redemption, the CDSC for each Class will be waived in the following cases:

- Redemptions following the death or permanent disability of a shareholder if made within one year of death or the initial determination of permanent disability. The waiver is available only for shares held at the time of death or initial determination of permanent disability.

-    Mandatory distributions from a tax-deferred retirement plan or an IRA.

Investors who think that they may be eligible for a CDSC waiver should contact their financial representative or the Shareholder Servicing Agent.

REINSTATEMENT PRIVILEGE. If you sell Class B shares during the Index Plus Large Cap Period, you will not pay a CDSC is you reinvest any of the proceeds in the same share class within 90 days of the sale. You can invest up to the amount of the sale proceeds and we will

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide   9

                                                                     SHAREHOLDER
HOW TO PURCHASE SHARES                                                     GUIDE
--------------------------------------------------------------------------------

credit your account with any CDSC paid in proportion to the amount reinvested. Reinstated Class B shares will retain their original cost and purchase date for purposes of the CDSC. This privilege was not available during the Offering Phase and it is not currently available during the Guarantee Period. This privilege can be used only once per calendar year. If an investor wants to use the Reinstatement Privilege, the investor should contact their financial representative or the Shareholder Servicing Agent. Consult the SAI for more information.

SALES CHARGE WAIVERS. In addition to the sales charge waiver based on investment size, Class A shares may have been purchased during the Offering Period without a sales charge by certain individuals and institutions. For additional information, contact the Shareholder Servicing Agent, or see the SAI.

During the Offering Period, the minimum initial investment amount for the Funds was as follows:

-    Non-retirement and retirement accounts: $1,000

- Pre-Authorized Investment Plan: $100 to open; you must invest at least $100 a month. This plan is available only during the Index Plus Large Cap period.

The minimum additional investment during the Offering Phase and Index Plus Large Cap Period (for existing shareholders only) is $100.

ALL APPLICATIONS TO PURCHASE A GIVEN FUND'S SHARES MUST HAVE BEEN RECEIVED BY THE TRANSFER AGENT NO LATER THAN THE LAST DAY OF THE OFFERING PERIOD (AND GENERALLY, MAY HAVE BEEN EARLIER IN THE CASE OF IRA TRANSFERS). MONIES RECEIVED AFTER THE OFFERING PERIOD WERE NOT INVESTED IN THE FUND EXCEPT UNDER SPECIAL CIRCUMSTANCES AS DETERMINED BY THE BOARD.

The Fund reserves the right to close your account and redeem your shares should you fail to maintain your account value at a minimum of $1,000.

RETIREMENT PLANS

The Funds have available prototype qualified retirement plans for both corporations and for self-employed individuals. They also have available prototype IRA, Roth IRA and Simple IRA plans (for both individuals and employers), Simplified Employee Pension Plans, Pension and Profit Sharing Plans, and Tax Sheltered Retirement Plans for employees of public educational institutions and certain non-profit, tax-exempt organizations. State Street Bank and Trust - Kansas City ("SSB") acts as the custodian under these plans. For further information, contact the Shareholder Servicing Agent at
(800) 992-0180. SSB currently receives a $12 custodial fee annually for the maintenance of such accounts.

CUSTOMER IDENTIFICATION

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens an account, and to determine whether such person's name appears on government lists of known or suspected terrorists and terrorist organizations. What this means for you: The Funds and the Distributor must obtain the following information for each person that opens an account:

-    Name;
-    Date of birth (for individuals);
- Physical residential address (although post office boxes are still permitted for mailing); and - Social security number, taxpayer identification number, or other identifying number.

You may also be asked to show your driver's license, passport or other identifying documents in order to verify your identity. In addition, it may be necessary to verify your identity by crossreferencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other non-natural persons.

FEDERAL LAW PROHIBITS THE FUND, THE DISTRIBUTOR AND OTHER FINANCIAL INSTITUTIONS FROM OPENING ACCOUNTS UNLESS THEY RECEIVE THE MINIMUM IDENTIFYING INFORMATION LISTED ABOVE. THEY ALSO MAY BE REQUIRED TO CLOSE YOUR ACCOUNT IF THEY ARE UNABLE TO VERIFY YOUR IDENTITY WITHIN A REASONABLE TIME.

FREQUENT TRADING/MARKET TIMING.

The Fund is intended for long-term investment and not as short-term trading vehicles. Accordingly, organizations or individuals that use market timing investment strategies should not purchase shares of the Fund. The Fund reserves the right, in its sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a shareholder's or retirement plan participant's intermediary, that the Fund determines not to be in the best interest of the Fund.

The Fund believes that market timing or frequent, short-term trading in any account, including a retirement plan account, is not in the best interest of the

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide  10

                                                                     SHAREHOLDER
HOW TO PURCHASE SHARES                                                     GUIDE
--------------------------------------------------------------------------------

Fund or its shareholders. Due to the disruptive nature of this activity, it can adversely affect the ability of the Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can raise Fund expenses through: increased trading and transaction costs; increased administrative costs; and lost opportunity costs. This in turn can have an adverse effect on Fund performance.

The Fund's investment in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading. If an event occurring after the close of a foreign market, but before the time the Fund computes its current NAV, causes a change in the price of the foreign security and such price is not reflected in the Fund's current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Fund based on such pricing discrepancies. This is often referred to as "price arbitrage." Such price arbitrage opportunities may also occur in funds which do not invest in foreign securities. For example, if trading in a security held by the Fund is halted and does not resume prior to the time the Fund calculates its NAV, such "stale pricing" presents an opportunity for investors to take advantage of the pricing discrepancy. Similarly, if the Fund holds thinly-traded securities, such as certain small-capitalization securities, the Fund may be exposed to varying levels of pricing arbitrage. The Fund has adopted fair valuation policies and procedures intended to reduce the Fund's exposure to price arbitrage, stale pricing and other potential pricing discrepancies. However, to the extent that the Fund's NAV does not immediately reflect these changes in market conditions, short-term trading may dilute the value of Fund shares, which negatively affects long-term shareholders.

The Fund's Board has adopted policies and procedures designed to deter frequent, short-term trading in shares of the Fund. Consistent with this policy, the Fund monitors trading activity. Shareholders of the Fund are limited to four exchanges among the ING Complex of Funds or equivalent purchase and redemption transactions, within a one-year period, other than transactions associated with the Funds' Systematic Exchange Privilege or other automatic purchases or redemptions. Additionally, the Fund monitors the trading activity of persons or entities that have been associated with market timing historically. The Fund reserves the right to modify the frequent trading policy at any time without prior notice, depending on the needs of the Fund and/or state or federal regulatory requirements.

If an activity is identified as problematic after further investigation, the Fund reserves the right to take any necessary action to deter such activity. Such action may include, but not be limited to: rejecting additional purchase orders, whether directly or by exchange; extending settlement of a transaction up to seven days; rejecting all purchase orders from broker-dealers or their registered representatives suspected of violating the Fund's frequent trading policy; or termination of the selling group agreement or other agreement with broker-dealers or other financial intermediaries associated with frequent trading.

Although the restrictions described above are designed to discourage frequent, short-term trading, none of them alone, nor all of them taken together, can eliminate the possibility that frequent, short-term trading activity in the Fund will occur. Moreover, in enforcing such restrictions, the Fund is often required to make decisions that are inherently subjective. The Fund strives to make these decisions to the best of its abilities in a manner that they believe is in the best interest of shareholders.

There is, however, no guarantee that the Fund will be able to identify individual shareholders who may be making frequent, short-term trades or curtail their trading activity. The Fund seeks to implement the policies and procedures described above through instructions to the Fund's administrator, ING Funds Services, LLC.

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide  11

                                                                     SHAREHOLDER
HOW TO REDEEM SHARES                                                       GUIDE
--------------------------------------------------------------------------------

You may redeem shares using the table on the right.

THE FUND'S SHARES MAY BE REDEEMED BY SHAREHOLDERS PRIOR TO THE GUARANTEE MATURITY DATE. HOWEVER, REDEMPTIONS MADE FOR ANY REASON PRIOR TO THE GUARANTEE MATURITY DATE WILL BE MADE AT NAV AND ARE NOT ELIGIBLE FOR THE GUARANTEE. MOREOVER, REDEMPTIONS MAY BE SUBJECT TO A CDSC.

Under unusual circumstances, the Fund may suspend the right of redemption as allowed by federal securities laws.

SYSTEMATIC WITHDRAWAL PLAN

During the Index Plus Large Cap Period, you may elect to make periodic withdrawals from your account on a regular basis.

-    Your account must have a current value of at least $10,000.

-    Minimum withdrawal amount is $100.

-    You may choose from monthly, quarterly, semi-annual or annual payments.

For additional information, contact the Shareholder Servicing Agent or see the Account Application or the SAI.

PAYMENTS

Normally, payment for shares redeemed will be made within three days after receipt by the Transfer Agent of a request in compliance with the "By Mail" or "By Telephone" procedures in the table to the right. The Fund has the right to take up to seven days to pay your redemption proceeds, and may postpone payment longer in the event of an economic emergency as determined by the U.S. Securities and Exchange Commission. When you place a request to redeem shares for which the purchase money has not yet been collected, the request will be executed at the next determined net asset value, but the Fund will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. To reduce such delays, purchases should be made by bank wire or federal funds.

The Fund normally intends to pay in cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, the Fund may make payment wholly or partly in securities at their then current market value equal to the redemption price. In such case, the Fund could elect to make payment in securities for redemptions in excess of $250,000 or 1% of its net assets during any 90-day period for any one shareholder. An investor may incur brokerage costs in converting such securities to cash.

  METHOD                        PROCEDURES
BY CONTACTING       You may redeem by contacting your
YOUR INVESTMENT     investment professional.  Investment
PROFESSIONAL        professionals may charge for their
                    services in connection with your redemption request, but
                    neither the Fund nor the Distributor imposes any such
                    charge.

BY MAIL             Send a written request specifying the
                    Fund's name and share class, your account number, the name(s) in which the account is registered, and the dollar value or number of shares you wish to redeem to:
                    ING Funds
                    P.O. Box 219368
                    Kansas City, MO 64121-9368
                    If certified shares have been issued, the certificate must accompany the written request. Corporate investors and other associations must have an appropriate certification on file authorizing redemptions. A suggested form of such certificate is provided on the Account Application. A signature guarantee may be required.


                    You may redeem shares by telephone on all accounts other
BY TELEPHONE -      than retirement accounts, unless you check the box on the
EXPEDITED           Account Application which signifies that you do
REDEMPTION          not wish to use telephone redemptions. To redeem by
                    telephone, call the Shareholder Servicing Agent at (800)
                    992-0180.

                    RECEIVING PROCEEDS BY CHECK:
                    You may have redemption proceeds (up to a maximum of $100,000) mailed to an address which has been on record with ING Funds for at least 30 days.

                    RECEIVING PROCEEDS BY WIRE:
                    You may have redemption proceeds (subject to a minimum of $5,000) wired to your pre-designated bank account. You will not be able to receive redemption proceeds by wire unless you check the box on the Account Application which signifies that you wish to receive redemption proceeds by wire and attach a voided check. Under normal circumstances, proceeds will be transmitted to your bank on the business day following receipt of your instructions, provided redemptions may be made. In the event that share certificates have been issued, you may not request a wire redemption by telephone.

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide  12

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

NET ASSET VALUE

The net asset value ("NAV") per share for each class of the Fund is determined each business day as of the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE). The Fund is open for business every day the NYSE is open. The NYSE is closed on all weekends and on all national holidays and Good Friday. Fund shares will not be priced on those days. The NAV per share of each class of the Fund is calculated by taking the value of the Fund's assets attributable to that class, subtracting the Fund's liabilities attributable to that class, and dividing by the number of shares of that class that are outstanding.

In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from automated pricing services. Shares of investment companies held by the Fund will generally be valued at the latest NAV reported by that investment company. The prospectuses for those investment companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.

Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when the Fund's NAV is not calculated. As a result, the NAV of the Fund may change on days when shareholders will not be able to purchase or redeem the Fund's shares.

When market quotations are not available or are deemed unreliable, the Fund will use a fair value for the security that is determined in accordance with procedures adopted by the Fund. The types of securities for which such fair value pricing might be required include, but are not limited to:

Foreign securities, where a foreign security whose value at the close of the foreign market on which it principally trades likely would have changed by the time of the close of the NYSE, or the closing value is otherwise deemed unreliable;

     -    Securities of an issuer that has entered into a restructuring;

     -    Securities whose trading has been halted or suspended;

     - Fixed-income securities that have gone into default and for which there are no current market value quotations; and

     -    Securities that are restricted as to transfer or resale.

The Fund or the Adviser may rely on the recommendations of a fair value pricing service approved by the Fund's Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. The Adviser makes such determinations in good faith in accordance with procedures adopted by the Fund's Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its NAV per share.

PRICE OF SHARES

When you bought Fund shares, you paid the NAV plus any applicable sales charge. When you sell Fund shares, you receive the NAV minus any applicable deferred sales charge. Exchange orders are effected at NAV.

EXECUTION OF REQUESTS

Purchase and sale requests are executed at the next NAV determined after the order is received in proper form by the Transfer Agent or Distributor. A purchase order will be deemed to be in proper form when all of the required steps set forth above under "How to Purchase Shares" have been completed. If you purchase by wire, however, the order will be deemed to be in proper form after the telephone notification and the federal funds wire have been received. If you purchase by wire, you must submit an application form in a timely fashion. If an order or payment by wire is received after the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time), the shares will not be credited until the next business day.

You will receive a confirmation of each new transaction in your account, which also will show you the number of Fund shares you own including the number of shares being held in safekeeping by the Transfer Agent for

                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  13

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

your account. You may rely on these confirmations in lieu of certificates as evidence of your ownership. Certificates representing shares of the Fund will not be issued unless you request them in writing.

TELEPHONE ORDERS

The Fund and its Transfer Agent will not be responsible for the authenticity of phone instructions or losses, if any, resulting from unauthorized shareholder transactions if they reasonably believe that such instructions were genuine. The Fund and its Transfer Agent have established reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include recording telephone instructions for exchanges and expedited redemptions, requiring the caller to give certain specific identifying information, and providing written confirmation to shareholders of record not later than five days following any such telephone transactions. If the Fund and its Transfer Agent do not employ these procedures, they may be liable for any losses due to unauthorized or fraudulent telephone instructions.

EXCHANGES

You may exchange Fund shares for shares of the same class of any other ING Fund then open to new investments, except for the ING Corporate Leaders Trust Fund and ING Institutional Prime Money Market Fund during the Index Plus Large Cap Period, without paying any additional sales charge, except that Class shares of ING Aeltus Money Market Fund and ING Classic Money Market Fund for which no sales charge was paid must pay the applicable sales load on an exchange into Class A shares of another Fund. Shares subject to a CDSC will continue to age from the date the original shares were purchased.

When you exchange Class B shares of the Fund prior to the Guarantee Maturity Date for Class B shares in another ING Fund, you will be subject to the CDSC schedule of that ING Fund, but the CSDC will be calculated from the date of your original purchase.

The total value of shares being exchanged must at least equal the minimum investment requirement of the fund into which they are being exchanged. Exchanges of shares are sales and may result in a gain or loss for federal and state income tax purposes. There is no specific limit on exchange frequency; however, the Fund is intended for long-term investment and not as a short-term trading vehicle. The Adviser may prohibit excessive exchanges (more than four per year). The Adviser also may, on 60 days' prior notice, restrict the frequency of, otherwise modify, or impose charges of up to $5.00 upon exchanges.

If you exchange into ING Senior Income Fund, your ability to sell or liquidate your investment will be limited. ING Senior Income Fund is a closed-end interval fund and does not redeem its shares on a daily basis, and it is not expected that a secondary market for the fund's shares will develop, so you will not be able to sell them through a broker or other investment professional. To provide a measure of liquidity, the ING Senior Income Fund will normally make monthly repurchase offers for 5.00% of its outstanding common shares. If more than 5.00% of the ING Senior Income Fund's common shares are tendered, you may not be able to completely liquidate your holdings in any one month. You also would not have liquidity between these monthly repurchase dates. Investors exercising the exchange privilege with ING Senior Income Fund should carefully review the prospectus of that fund. Investors may obtain a copy of the ING Senior Income Fund prospectus or any other ING Fund prospectus by calling (800) 992-0180 or by going to www.ingfunds.com.

In addition to the Fund available in this Prospectus, ING Funds Distributor, Inc. (as used herein, the "Distributor") offers many other funds. Shareholders exercising the exchange privilege with any other ING Fund should carefully review the prospectus of that fund. For a list of the other funds offered by ING Funds Distributor, Inc., please see the inside back cover of this prospectus. Investors may obtain a copy of a prospectus of any ING Fund not discussed in this prospectus by calling (800) 922-0180 or by going to www.ingfunds.com.

You will automatically have the ability to request an exchange by calling the Shareholder Servicing Representative unless you mark the box on the Account Application that indicates that you do not wish to have the telephone exchange privilege. The Fund may change or cancel its exchange policies at any time, upon 60 days' written notice to shareholders.

CDSC ON EXCHANGE TO ING SENIOR INCOME FUND

YOU ARE NOT REQUIRED TO PAY AN ADDITIONAL CDSC UPON AN EXCHANGE FROM THE FUND TO THE ING SENIOR INCOME FUND. HOWEVER, IF YOU EXCHANGE INTO ING SENIOR INCOME FUND AND SUBSEQUENTLY OFFER YOUR COMMON SHARES FOR REPURCHASE BY THAT FUND, THE FUND'S CDSC WILL APPLY. THE TIME PERIOD FOR APPLICATION OF THE CDSC WILL BE CALCULATED BASED ON THE FIRST DATE YOU ACQUIRED YOUR SHARES IN A FUND.

SYSTEMATIC EXCHANGE PRIVILEGE

During the Index Plus Large Cap Period, with an initial account balance of at least $5,000 and subject to the information and limitation outlined above, you may elect to have a specified dollar amount of shares

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide  14

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

systematically exchanged, monthly, quarterly, semi-annually or annually (on or about the 10th of the applicable month), from your account to an identically registered account in the same class of any other open-end ING Fund, except ING Corporate Leaders Trust Fund and ING Institutional Prime Money Market Fund. This exchange privilege may be modified at any time or terminated upon 60 days' written notice to shareholders.

SMALL ACCOUNTS

Due to the relatively high cost of handling small investments, the Fund reserves the right upon 30 days' written notice to redeem, at NAV (less any applicable deferred sales charge), the shares of any shareholder whose account (except for
IRAs) has a value of less than $1,000, other than as a result of a decline in the NAV per share. Before the Fund redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount allowed and will allow the shareholder 30 days to make an additional investment in an amount that will increase the value of the account to the minimum before the redemption is processed. Your account will not be closed if its drop in value is due to Fund performance.

ACCOUNT ACCESS

Unless your Fund shares are held through a third-party fiduciary or in an omnibus registration at your bank or brokerage firm, you may be able to access your account information over the internet at www.ingfunds.com, or via a touch tone telephone by calling (800) 992-0180 and selecting Option 1. Should you wish to speak with a Shareholder Service Representative you may call the tollfree number listed above and select Option 2.

PRIVACY POLICY

The Funds have adopted a policy concerning investor privacy. To review the privacy policy, contact a Shareholder Services Representative at (800) 992-0180 and select Option 1 or obtain a policy over the internet at www.ingfunds.com.

PORTFOLIO HOLDINGS DISCLOSURE POLICY

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the SAI. The Fund posts its portfolio holdings schedule on its website on a calendar-quarter basis and makes it available on the first day of the second month in the next quarter. The portfolio holdings schedule is as of the last day of the month preceding the quarter-end (e.g., the Fund will post the quarter ending June 30 holdings on August 1). The Fund's portfolio holdings schedule will, at a minimum, remain available on the Fund's website until the Fund files a Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current. The Fund's website is located at www.ingfunds.com.

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide  15

ADVISER
AND SUB-ADVISER                                           MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

ING INVESTMENTS, LLC, an Arizona limited liability company ("ING Investments" or "Adviser"), serves as the investment adviser to the Fund. ING Investments has overall responsibility for the management of the Fund. ING Investments provides or oversees all investment advisory and portfolio management services for the Fund, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services.

ING Investments is registered with the SEC as an investment adviser. ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. ("ING Groep") (NYSE: ING). ING Groep is one of the largest financial services organizations in the world with approximately 113,000 employees. Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors. ING Investments began investment management in April, 1995, and serves as investment adviser to registered investment companies as well as structured finance vehicles.

As of June 30, 2005, ING Investments managed over $39.2 billion in assets.

ING Investments' principal address is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

For its services, ING Investments is entitled to receive an advisory fee as set forth below. The advisory fee is expressed as an annual rate based on the average daily net assets of the Fund.

Guarantee Period                                  0.65%
Index Plus Large Cap Period                       0.45%

SUB-ADVISERS

ING Investments has engaged ING Investment Management Co., a Connecticut corporation ("ING IM" or the "Sub-Adviser"), to serve as the investment sub-adviser to the Funds' portfolio. ING IM is responsible for managing the assets of the Fund in accordance with its investment objectives and policies, subject to oversight by ING Investments.

Founded in 1972, ING IM is registered as an investment adviser. ING IM is an indirect wholly-owned subsidiary of ING Groep N.V., and is an affiliate of ING Investments. ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.

As of June 30, 2005, ING IM managed over 57.6 billion in assets. Its principal office is located at 230 Park Avenue, New York, New York, 10169.

For its services, ING IM is entitled to receive a sub-advisory fee as set forth below. The sub-advisory fee is expressed as an annual rate based on the average daily net assets of the Fund and is paid by the Adviser.

Guarantee Period                                 0.293%
Index Plus Large Cap Period                      0.203%

For information regarding the basis for the Board's approval of the investment advisory or sub-advisory relationships, please refer to the Fund's annual shareholder report dated May 31, 2005.

PORTFOLIO MANAGEMENT DURING THE GUARANTEE PERIOD ASSET ALLOCATION. Mary Ann Fernandez, Senior Vice President, ING IM, serves as strategist for the Fund and is responsible for overseeing the overall Fund's strategy and the allocation of Fund assets between the Equity and Fixed components. Ms. Fernandez joined ING IM in 1996 as Vice President of product development and is currently serving as a Portfolio Strategist of the ING Principal Protection and ING GET Funds. Ms. Fernandez has served as the strategist for the Fund since its inception. Ms. Fernandez is also involved in the management and marketing of certain equity strategies managed by ING IM. Previously, Ms. Fernandez was employed as Managing Director in the Real Estate Investment Group of Aetna Inc.

EQUITY COMPONENT. The following individuals share responsibility for the day-to-day management of the Equity Component.

Hugh T. M. Whelan, Portfolio Manager, ING IM, co-manages the Equity Component. Mr. Whelan has co-managed the Equity Component since the Fund's inception. Mr. Whelan has been with ING IM since 1989 and is Head of Quantitative Equities. Previously, Mr. Whelan served as an analyst in ING IM's fixed- income group since 1994.

Douglas E. Cote, Portfolio Manager, ING IM, co-manages the Equity Component. Mr. Cote has co-managed the Equity Component since the Fund's inception. Mr. Cote has been serving as a quantitative equity analyst with ING IM since 1996. Previously, Mr. Cote was responsible for developing quantitative applications for ING IM's equity department.

                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  16

ADVISER
AND SUB-ADVISER                                           MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

FIXED COMPONENT. The following individual is responsible for the day-to-day management of the Fixed Component:

James B. Kauffmann, Portfolio Manager, joined ING Groep in 1996 and has over 18 years of investment experience. Mr. Kauffmann has managed the Fixed Income Component since 2003. Prior to joining ING Groep he was a senior fixed-income portfolio manager with Alfa Investments Inc., worked in the capital markets group of a major Wall Street dealer and served as an analyst with a venture capital fund.

PORTFOLIO MANAGEMENT DURING THE INDEX PLUS LARGE CAP PERIOD

It is anticipated that Messrs. Whelan and Cote will manage the Fund during the Index Plus Large Cap Period.

ADDITIONAL INFORMATION REGARDING PORTFOLIO MANAGERS

The SAI provides additional information about the Portfolio Managers' compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers' ownership of securities in the Fund.

                               If you have questions, please call 1-800-992-0180
                                                           Shareholder Guide  17

                                                                      DIVIDENDS,
                                                                   DISTRIBUTIONS
                                                                       AND TAXES
--------------------------------------------------------------------------------

DIVIDENDS

Dividends from net investment income are declared and paid annually. Capital gains distributions, if any, are paid on an annual basis in December. To comply with federal tax regulations, the Fund may also pay an additional capital gains distribution, usually in June. Both income dividends and capital gains distributions are paid by the Fund on a per share basis. As a result, at the time of a payment, the share price (or NAV per share) and the guarantee per share of the Fund will be reduced by the amount of the payment.

DIVIDEND REINVESTMENT

Unless you instruct the Fund otherwise, dividends and distributions paid by the Fund will be reinvested in additional shares of the Fund. An election to have all dividends and distributions invested in another ING Fund or paid in cash will reduce the Payment Undertaking as described above. You may, upon written request or by completing the appropriate section of the Account Application, elect to have all dividends and other distributions paid on Class A and B shares of the Fund invested in another ING Fund which offers the same class shares.

TAXES

The following information is meant as a general summary for U.S. shareholders. Please see the SAI for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Fund.

The Fund will distribute all or substantially all of its net investment income and net capital gains to its shareholders each year. Although the Fund will not be taxed on amounts it distributes, most shareholders will be taxed on amounts they receive. A particular distribution generally will be taxable as either ordinary income or long-term capital gains. It does not matter how long you have held your Fund shares or whether you elect to receive your distributions in cash or reinvest them in additional Fund shares. For example, if the Fund designates a particular distribution as a long-term capital gains distribution, it will be taxable to you at your long-term capital gains rate.

Dividends declared by the Fund in October, November or December and paid during the following January may be treated as having been received by shareholders in the year the distributions were declared.

You will receive an annual statement summarizing your dividend and capital gains distributions.

The asset allocation process may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. There will also be interest income from investments included in the Fixed Component (including income attributable to the purchase of a bond at a discount below its principal amount). As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in the Fund's shares. Shareholders may receive taxable distributions of income and gains from investments included in the Fixed Component even in situations where the Fund has capital losses from investments in the Equity Component.

If you invest through a tax-deferred account, such as a retirement plan, you generally will not have to pay tax on dividends until they are distributed from the account. These accounts are subject to complex tax rules, and you should consult your tax adviser about investment through a tax-deferred account.

There may be tax consequences to you if you sell or redeem Fund shares. You will generally have a capital gain or loss, which will be long-term or short-term, generally depending on how long you hold those shares. If you exchange shares, you may be treated as if you sold them. You are responsible for any tax liabilities generated by your transactions.

As with all mutual funds, the Fund may be required to withhold U.S. federal income tax at the rate of 30% of all taxable distributions payable to you if you fail to provide the Fund with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability.]

TAXES IN RELATION TO THE FINANCIAL GUARANTEE. Should it be necessary for MBIA to make a payment to the Fund, this payment will likely be considered a capital gain to the Fund. Such gain would have to be distributed except to the extent that it may be offset by any allowable capital losses.

                           If you have any questions, please call 1-800-992-0180
                                          Dividends, Distributions and Taxes  18

In addition to the Fund offered in this prospectus, ING Funds Distributor, LLC also offers the funds listed below. Before investing in a fund, shareholders should carefully review the fund's prospectus. Investors may obtain a copy of a prospectus of any ING Fund not discussed in this prospectus by calling (800) 992-0180.

DOMESTIC EQUITY AND INCOME FUNDS
ING Balanced Fund
ING Convertible Fund
ING Equity and Bond Fund
ING Equity Income Fund
ING Real Estate Fund

DOMESTIC EQUITY GROWTH FUNDS
ING Disciplined LargeCap Fund
ING Growth Fund
ING LargeCap Growth Fund
ING MidCap Opportunities Fund
ING SmallCap Opportunities Fund
ING Small Company Fund

DOMESTIC EQUITY INDEX FUNDS
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus SmallCap Fund

DOMESTIC EQUITY VALUE FUNDS
ING Financial Services Fund
ING LargeCap Value Fund
ING MagnaCap Fund
ING MidCap Value Fund
ING MidCap Value Choice Fund
ING SmallCap Value Fund
ING SmallCap Value Choice Fund
ING Value Opportunity Fund

FIXED INCOME FUNDS
ING GNMA Income Fund
ING Government Fund
ING High Yield Bond Fund
ING Intermediate Bond Fund
ING National Tax Exempt Bond Fund

GLOBAL EQUITY
ING Global Equity Dividend Fund
ING Global Real Estate Fund
ING Worldwide Growth Fund

INTERNATIONAL EQUITY

ING Emerging Countries Fund
ING Foreign Fund
ING International Fund
ING International Growth Fund
ING International SmallCap Fund
ING Precious Metals Fund
ING Russia Fund

LOAN PARTICIPATION FUNDS ING

Senior Income Fund

MONEY MARKET FUNDS
ING Aeltus Money Market Fund
ING Classic Money Market Fund

STRATEGIC ALLOCATION FUNDS

ING Strategic Allocation Growth Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Income Fund

WHERE TO GO FOR MORE INFORMATION

You'll find more information about the Fund in our:

ANNUAL/SEMI-ANNUAL SHAREHOLDER REPORTS

In the Fund's annual/semi-annual shareholder report, you will find a discussion of the recent market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year, the financial statements and the independent registered public accounting firm's reports (in annual shareholder report only).

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI contains more detailed information about the Fund. The SAI is legally part of this prospectus (it is incorporated by reference).

Please write, call or visit our website for a free copy of the SAI or other Fund information.

To make shareholder inquiries:

ING FUNDS
7337 East Doubletree Ranch Road
Scottsdale, AZ  85258-2034

1-800-992-0180

Or visit our website at WWW.INGFUNDS.COM

This information may also be reviewed or obtained from the SEC. In order to review the information in person, you will need to visit the SEC's Public Reference Room in Washington, D.C. or call 202-942-8090. Otherwise, you may obtain the information for a fee by contacting the SEC at:

U.S. Securities and Exchange Commission
Public Reference Section
100 F. Street, N.E.
Washington, D.C.  20549-0102

or at the e-mail address:  publicinfo@sec.gov

Or obtain the information at no cost by visiting the SEC's Internet website at http://www.sec.gov

When contacting the SEC, you will want to refer to the Fund's SEC file number. The file number is as follows:


ING Series Fund, Inc.      811-6352

     ING Index Plus Protection Fund

[ING FUNDS LOGO]

                              ING SERIES FUND, INC.

                         ING INDEX PLUS PROTECTION FUND

          STATEMENT OF ADDITIONAL INFORMATION DATED SEPTEMBER 30, 2005

         This Statement of Additional Information ("SAI") is not a Prospectus and should be read in conjunction with the current Prospectus for the ING Index Plus Protection Fund, a series of ING Series Fund, Inc. (the "Company"). Capitalized terms not defined herein are used as defined in the Prospectus. The Company is authorized to issue multiple series of shares, each representing a diversified portfolio of investments with different investment objectives, policies and restrictions. This Statement applies only to the ING Index Plus Protection Fund (the "Fund").

         A free copy of the Fund's Prospectus is available upon request by writing to the Fund at: 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258, or by calling: 1-800-992-0180.

                                TABLE OF CONTENTS

GENERAL INFORMATION                                                              2
INVESTMENT RESTRICTIONS AND POLICIES                                             2
SUPPLEMENTAL DESCRIPTION OF FUND INVESTMENTS AND RISKS                           4
OTHER CONSIDERATIONS                                                            17
THE ASSET ALLOCATION PROCESS                                                    17
MANAGEMENT OF THE FUND                                                          19
COMPENSATION OF DIRECTORS                                                       24
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS                                      25
DISCLOSURE OF PORTFOLIO SECURITIES                                              27
INVESTMENT MANAGEMENT AGREEMENT                                                 28
SUB-ADVISORY AGREEMENT                                                          29
PORTFOLIO MANAGERS                                                              31
OTHER ACCTS                                                                     31
THE FINANCIAL GUARANTY AGREEMENT                                                32
PROXY VOTING PROCEDURES                                                         34
ADMINISTRATIVE SERVICES AGREEMENT                                               34
DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS                             35
CODE OF ETHICS                                                                  39
PURCHASE AND REDEMPTION OF SHARES                                               39
BROKERAGE ALLOCATION AND TRADING POLICIES                                       42
SHAREHOLDER ACCOUNTS AND SERVICES                                               43
NET ASSET VALUE                                                                 44
TAX STATUS                                                                      46
PERFORMANCE INFORMATION                                                         47
CUSTODIAN                                                                       48
TRANSFER AGENT                                                                  48
LEGAL COUNSEL                                                                   48
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                   48
FINANCIAL STATEMENTS                                                            48

                               GENERAL INFORMATION

         ORGANIZATION. The Company was incorporated under the laws of Maryland on June 17, 1991.

         SERIES AND CLASSES. Although the Company currently offers multiple series, this Statement applies only to the Fund. The Board of Directors (Board) has the authority to subdivide each series into classes of shares having different attributes so long as each share of each class represents a proportionate interest in the series equal to each other share in that series. Shares of the Fund are classified into two classes: Class A and Class B. Each class of shares has the same rights, privileges and preferences, except with respect to: (a) the effect of sales charges for each class; (b) the distribution fees borne by each class; (c) the expenses allocable exclusively to each class; and (d) voting rights on matters exclusively affecting a single class.

         CAPITAL STOCK. Fund shares are fully paid and nonassessable when issued. Fund shares have no preemptive or conversion rights, except that Class B shares automatically convert to Class A shares at the end of the Guarantee Period. Each share of the Fund has the same rights to share in dividends declared by the Fund. Upon liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

         VOTING RIGHTS. Shareholders of each class are entitled to one vote for each full share held (and fractional votes for fractional shares of each class held) and will vote on the election of Directors and on other matters submitted to the vote of shareholders. Generally, all shareholders have voting rights on all matters except matters affecting only interests of one class of shares. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors, in which event the holders of the remaining shares will be unable to elect any person as a Director.

         The Company's charter may be amended if the amendment is declared advisable by the Directors and approved by the shareholders of the Company by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The Directors may also amend the charter without the vote or consent of shareholders if they deem it necessary to conform the charter to applicable federal or state laws, change the name of the Company or make other changes that do not materially adversely affect the rights of shareholders.

         SHAREHOLDER MEETINGS. The Company is not required, and does not intend, to hold annual shareholder meetings. The Company's By-laws provide for meetings of shareholders to elect Directors at such times as may be determined by the Board or as required by the Investment Company Act of 1940, as amended (the "1940 Act"). If requested by the holders of at least 10% of the Company's outstanding shares, the Company will hold a shareholder meeting for the purpose of voting on the removal of one or more Directors and will assist with communication concerning that shareholder meeting.

         1940 ACT CLASSIFICATION. The Fund is a diversified open-end management investment company, as defined under the 1940 Act. The 1940 Act generally requires that with respect to 75% of its total assets, a diversified company may not invest more than 5% of its total assets in the securities of any one issuer.

                      INVESTMENT RESTRICTIONS AND POLICIES

         Certain investment policies of the Fund are matters of fundamental policy for purposes of the 1940 Act and therefore cannot be changed without approval by the holders of the lesser of: (a) 67% of the shares of the Fund present at a shareholders' meeting if the holders of more than 50% of the shares then outstanding are present in person or by proxy; or (b) more than 50% of the outstanding voting securities of the Fund.

         As a matter of fundamental policy, the Fund will not:

         (1) Borrow money, except that (a) the Fund may enter into certain futures contracts and, during the Index Plus Large Cap Period, options related thereto; (b) the Fund may enter into commitments to purchase securities in accordance with the Fund's investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Fund may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Fund may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Fund's assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings. If at any time the value of the Fund's assets fails to meet the 300% coverage requirement relative only to leveraging, the Fund shall, within three days (not including Sundays and holidays), reduce its borrowings to the extent necessary to meet the 300% test.

         (2) Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Fund for its portfolio, the Fund may be deemed to be an underwriter under the provisions of the Securities Act of 1933, as amended (the "1933 Act").

         (3) Purchase real estate, interests in real estate or real estate limited partnership interests except that: (i) to the extent appropriate under its investment program, the Fund may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts (REITs), which deal in real estate or interests therein; or (ii) during the Index Plus Large Cap Period, the Fund may acquire real estate as a result of ownership of securities or other interests (this could occur, for example, if the Fund holds a security that is collateralized by an interest in real estate and the security defaults).

         (4) Make loans, except that, to the extent appropriate under its investment program, the Fund may purchase bonds, debentures or other debt securities, including short-term obligations; enter into repurchase transactions; and, during the Index Plus Large Cap Period, lend portfolio securities provided that the value of such loaned securities does not exceed one-third of the Fund's total assets.

         (5) Invest in commodity contracts, except that the Fund may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities; may enter into futures contracts and related options; and may engage in transactions on a when-issued or forward commitment basis.

         (6) With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.

         (7) Concentrate its investments in any one industry except that the Fund may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry. For purposes of this restriction, finance companies will be classified as separate industries according to the end users of their services, such as automobile finance, computer finance and consumer finance. This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.

         Where the Fund's investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase. There will be no violation of any investment policy or restriction if that restriction is complied with at the time of purchase, notwithstanding a later change in the market value of an investment, in net or total assets, in the securities rating of the investment, or any other change. With respect to fundamental policy number (7) above, industry classifications are determined in accordance with the classifications established by Standard & Poor's, a division of The McGraw-Hill Companies ("S&P").

         The Fund also has adopted certain other investment policies and restrictions reflecting the current investment practices of the Fund, which may be changed by the Board and without shareholder vote. Under such policies and restrictions, the Fund will not:

         (1) Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in (1) above, and permitted transactions involving options, futures contracts and options on such contracts.

         (2) Invest in companies for the purpose of exercising control or management.

         (3) Make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Fund.

         (4) Invest more than 25% of its total assets in securities or obligations of foreign issuers, including marketable securities of, or guaranteed by, foreign governments (or any instrumentality or subdivision thereof);

         (5) Purchase interests in oil, gas or other mineral exploration programs; however, this limitation will not prohibit the acquisition of securities of companies engaged in the production or transmission of oil, gas, or other minerals;

         (6) Invest more than 10% of the total value of its assets in high-yield bonds (securities rated below BBB- by S&P or Baa3 by Moody's Investors Service, Inc. (Moody's), or, if unrated, considered by the Adviser or Sub-Adviser to be of comparable quality).

             SUPPLEMENTAL DESCRIPTION OF FUND INVESTMENTS AND RISKS

         The Fund will be managed by ING Investment Management Co. ("ING IM" or "Sub-Adviser") (formerly Aeltus Investment Management, Inc.), subject to oversight by the investment adviser ING Investments, LLC, as described more fully in the ADVISER section below.

USE OF FUTURES AND OTHER DERIVATIVE INSTRUMENTS DURING THE GUARANTEE PERIOD

         During the Guarantee Period, the Fund may use certain derivative instruments, described below and in the Prospectus, as a means of achieving its investment objective. The Fund may invest up to 30% of its assets in lower risk derivatives for hedging or to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.

         The following provides additional information about those derivative instruments the Fund may use during the Guarantee Period.

         FUTURES CONTRACTS. The Fund may enter into futures contracts subject to the restrictions described below under "Additional Restrictions on the Use of Futures and Options Contracts." During the Guarantee Period, the Fund will only enter into futures contracts on the Standard and Poor's 500 Composite Stock Index (the "S&P 500 Index") and U.S. Treasury securities.

         The Fund may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Fund's total assets at market value at the time of entering into a contract, (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts, and (c) the notional value of all U.S. Treasury futures shall not exceed 50% of the market value of all corporate bonds, U.S. Treasury Notes and U.S. Agency Notes.

         ADDITIONAL INFORMATION REGARDING THE USE OF FUTURES. A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date, time, and place. Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained. The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").

         Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date. Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration. Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.

         There can be no assurance, however, that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Fund is not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

         The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events. Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to the Fund relative to the size of the margin commitment. A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

         When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends.

         Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also now in effect. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

         Sales of future contracts which are intended to hedge against a change in the value of securities held by the Fund may affect the holding period of such securities and, consequently, the nature of the gain or loss on such securities upon disposition.

         "Margin" is the amount of funds that must be deposited by the Fund with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in the Fund's futures contracts. A margin deposit is intended to assure the Fund's performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

         If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to the Fund. These daily payments to and from the Fund are called variation margin. At times of extreme price volatility, intra-day variation margin payments may be required. In computing daily net asset values, the Fund will mark-to-market the current value of its open futures contracts. The Fund expects to earn interest income on its initial margin deposits.

         When the Fund buys or sells a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full "notional" value of the futures contract, thereby ensuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

         STRIPS, CATS, TIGRs AND TRs. The Fund may invest in Separate Trading of Registered Interest and Principal of Securities ("STRIPS"), Certificates of Accrual on Treasury Securities ("CATS"), Treasury Investment Growth Receipts ("TIGRs") and Generic Treasury Receipts ("TRs"). These securities are created by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. These securities generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. These securities tend to be subject to the same risks as zero coupon securities. The market prices of these securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. (For additional information, see "Additional Investment Techniques and Risk Factors During the Guarantee Period - Zero Coupon Securities" below.)

USE OF OPTIONS, FUTURES AND OTHER DERIVATIVE INSTRUMENTS DURING THE INDEX PLUS LARGE CAP PERIOD

         During the Index Plus Large Cap Period, the Fund may use certain derivative instruments, described below and in the Prospectus, as a means of achieving its investment objective. For purposes other than hedging, the Fund will invest no more than 5% of its assets in derivatives that at the time of purchase are considered by management to involve high risk to the Fund, such as inverse floaters.

         Derivatives that may be used by the Fund include forward contracts, swaps, structured notes, futures and options. The Fund may invest up to 30% of its assets in lower risk derivatives for hedging purposes, or to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs. Asset-backed securities other than those described in the preceding paragraph, STRIPS (Separate Trading of Registered Interest and Principal of Securities) and forward exchange contracts are not subject to this 30% limitation.

         The following provides additional information about those derivative instruments the Fund may use during the Index Plus Large Cap Period:

         FUTURES CONTRACTS. The Fund may enter into futures contracts and options thereon subject to the restrictions described below under "Additional Restrictions on the Use of Futures and Option Contracts." The Fund may enter into futures contracts or options thereon that are traded on national futures exchanges and standardized as to maturity date and underlying financial instrument. (For additional information regarding the Fund's use of futures contracts during the Index Plus Large Cap Period, see "Additional Information Regarding the Use of Futures" above.)

         The Fund can buy and write (sell) options on futures contracts. The Fund may purchase and sell futures contracts and related options under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Fund's total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts. See "Call and Put Options" below for additional restrictions.

         CALL AND PUT OPTIONS The Fund may purchase and write (sell) call options and put options on securities, indices and futures as discussed in the Prospectus, subject to the restrictions described in this section and under "Additional Restrictions on the Use of Futures and Option Contracts." A call option gives the holder (buyer) the right to buy and to obligate the writer (seller) to sell a security or financial instrument at a stated price (strike price) at any time until a designated future date when the option expires (expiration date). A put option gives the holder (buyer) the right to sell and to obligate the writer (seller) to purchase a security or financial instrument at a stated price at any time until the expiration date. The Fund may write or purchase put or call options listed on national securities exchanges in standard contracts or may write or purchase put or call options with or directly from investment dealers meeting the creditworthiness criteria of ING IM.

         The Fund is prohibited from having written call options outstanding at any one time on more than 30% of its total assets. The Fund will not write a put if it will require more than 50% of the Fund's net assets to be designated to cover all put obligations. The Fund may not buy put options if more than 3% of its assets immediately following such purchase would consist of put options. The Fund may purchase call and sell put options on equity securities only to close out positions previously opened. The Fund will not write a call option on a security unless the call is "covered" (i.e., it already owns the underlying security). Securities it "already owns" include any stock which it has the right to acquire without any additional payment, at its discretion for as long as the call remains outstanding. This restriction does not apply to the writing of calls on securities indices or futures contracts. The Fund will not write call options on when-issued securities. The Fund purchases call options on indices primarily as a temporary substitute for taking positions in certain securities or in the securities that comprise a relevant index. The Fund may also purchase call options on an index to protect against increases in the price of securities underlying that index that the Fund intends to purchase pending its ability to invest in such securities in an orderly manner.

         So long as the obligation of the writer of a call option continues, the writer may be assigned an exercise notice by the broker-dealer through which such option was settled, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, by the exercise of the call option, or by entering into an offsetting transaction.

         When writing a call option, in return for the premium, the writer gives up the opportunity to profit from the price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline. If a call option expires unexercised, the writer will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the writer would realize a gain or loss from the transaction depending on what it received from the call and what it paid for the underlying security.

         An option on an index (or a particular security) is a contract that gives the purchaser of the option, in return for the premium paid, the right to receive from the writer of the option cash equal to the difference between the closing price of the index (or security) and the exercise price of the option, expressed in dollars, times a specified multiple (the multiplier).

         The Fund may write calls on securities indices and futures contracts provided that it enters into an appropriate offsetting position or that it designates liquid assets in an amount sufficient to cover the underlying obligation in accordance with regulatory requirements. The risk involved in writing call options on futures contracts or market indices is that the Fund would not benefit from any increase in value above the exercise price. Usually, this risk can be eliminated by entering into an offsetting transaction. However, the cost to do an offsetting transaction and terminate the Fund's obligation might be more or less than the premium received when it originally wrote the option. Further, the Fund might occasionally not be able to close the option because of insufficient activity in the options market.

         In the case of a put option, as long as the obligation of the put writer continues, it may be assigned an exercise notice by the broker-dealer through which such option was sold, requiring the writer to take delivery of the underlying security against payment of the exercise price. A writer has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the expiration date. This obligation terminates earlier if the writer effects a closing purchase transaction by purchasing a put of the same series as that previously sold.

         If a put option is sold by the Fund, the Fund will designate liquid securities with a value equal to the exercise price, or else will hold an offsetting position in accordance with regulatory requirements. In writing puts, there is the risk that a writer may be required to buy the underlying security at a disadvantageous price. The premium the writer receives from writing a put option represents a profit, as long as the price of the underlying instrument remains above the exercise price. If the put is exercised, however, the writer is obligated during the option period to buy the underlying instrument from the buyer of the put at the exercise price, even though the value of the investment may have fallen below the exercise price. If the put lapses unexercised, the writer realizes a gain in the amount of the premium. If the put is exercised, the writer may incur a loss, equal to the difference between the exercise price and the current market value of the underlying instrument.

         The Fund may purchase put options when ING IM believes that a temporary defensive position is desirable in light of market conditions, but does not desire to sell a portfolio security. The purchase of put options may be used to protect the Fund's holdings in an underlying security against a substantial decline in market value. Such protection is, of course, only provided during the life of the put option when the Fund, as the holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in its underlying security by the premium paid for the put option and by transaction costs. The purchase of put options may also be used by the Fund when it does not hold the underlying security.

         The premium received from writing a call or put option, or paid for purchasing a call or put option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical price volatility of the underlying security, the length of the option period, and the general interest rate environment. The premium received by the Fund for writing call options will be recorded as a liability in the statement of assets and liabilities of the Fund. This liability will be adjusted daily to the option's current market value. The liability will be extinguished upon expiration of the option, by the exercise of the option, or by entering into an offsetting transaction. Similarly, the premium paid by the Fund when purchasing a put option will be recorded as an asset in the statement of assets and liabilities of the Fund. This asset will be adjusted daily to the option's current market value. The asset will be extinguished upon expiration of the option, by selling an identical option in a closing transaction, or by exercising the option.

         Closing transactions will be effected in order to realize a profit on an outstanding call or put option, to prevent an underlying security from being called or put, or to permit the exchange or tender of the underlying security. Furthermore, effecting a closing transaction will permit the Fund to write another call option, or purchase another put option, on the underlying security with either a different exercise price or expiration date or both. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, or purchased a put option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that the Fund will be able to effect a closing transaction at a favorable price. If the Fund cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold, in which case it would continue to be at market risk on the security. The Fund will pay brokerage commissions in connection with the sale or purchase of options to close out previously established option positions. These brokerage commissions are normally higher as a percentage of underlying asset values than those applicable to purchases and sales of portfolio securities.

         FOREIGN FUTURES CONTRACTS AND FOREIGN OPTIONS. The Fund may engage in transactions in foreign futures contracts and foreign options. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade. Neither the CFTC, the National Futures Association (NFA) nor any domestic exchange regulates activities of any foreign boards of trade including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Generally, the foreign transaction will be governed by applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures contracts or foreign options transaction occurs. Investors that trade foreign futures contracts or foreign options contracts may not be afforded certain of the protective measures provided by domestic exchanges, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the NFA. In particular, funds received from customers for foreign futures contracts or foreign options transactions may not be provided the same protections as funds received for transactions on a U.S. futures exchange. The price of any foreign futures contracts or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised.

         OPTIONS ON FOREIGN CURRENCIES. The Fund may write and purchase calls on foreign currencies. The Fund may purchase and write puts and calls on foreign currencies that are traded on a securities or commodities exchange or quoted by major recognized dealers in such options for the purpose of protecting against declines in the dollar value of foreign securities and against increases in the dollar cost of foreign securities to be acquired. If a rise is anticipated in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of such securities may be partially offset by purchasing calls or writing puts on that foreign currency. If a decline in the dollar value of a foreign currency is anticipated, the decline in value of portfolio securities denominated in that currency may be partially offset by writing calls or purchasing puts on that foreign currency. In such circumstances, the Fund collateralizes the position by designating cash and/or liquid securities in an amount not

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less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily. In the event of rate fluctuations adverse to the Fund's position, it would lose the premium it paid and transactions costs. A call written on a foreign currency by the Fund is covered if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration specially designated) upon conversion or exchange of other foreign currency held in its portfolio.

         FORWARD EXCHANGE CONTRACTS. The Fund may enter into forward contracts for foreign currency (forward exchange contracts), which obligate the seller to deliver and the purchaser to take a specific amount of a specified foreign currency at a future date at a price set at the time of the contract. These contracts are generally traded in the interbank market conducted directly between currency traders and their customers. The Fund may enter into a forward exchange contract in order to "lock in" the U.S. dollar price of a security denominated in a foreign currency which it has purchased or sold but which has not yet settled (a transaction hedge); or to lock in the value of an existing portfolio security (a position hedge); or to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency. Forward exchange contracts include standardized foreign currency futures contracts which are traded on exchanges and are subject to procedures and regulations applicable to futures. The Fund may also enter into a forward exchange contract to sell a foreign currency that differs from the currency in which the underlying security is denominated. This is done in the expectation that there is a greater correlation between the foreign currency of the forward exchange contract and the foreign currency of the underlying investment than between the U.S. dollar and the foreign currency of the underlying investment. This technique is referred to as "cross hedging." The success of cross hedging is dependent on many factors, including the ability of ING IM to correctly identify and monitor the correlation between foreign currencies and the U.S. dollar. To the extent that the correlation is not identical, the Fund may experience losses or gains on both the underlying security and the cross currency hedge.

         The Fund may use forward exchange contracts to protect against uncertainty in the level of future exchange rates. The use of forward exchange contracts does not eliminate fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward exchange contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of these securities between the date the forward contract is entered into and the date it is sold. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase), if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and transactions costs.

         At or before the maturity of a forward exchange contract requiring the Fund to sell a currency, the Fund may either sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate(s) between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

         The cost to the Fund of engaging in forward exchange contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are

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usually entered into on a principal basis, no fees or commissions are involved.
Because such contracts are not traded on an exchange, ING IM must evaluate the credit and performance risk of each particular counterparty under a forward contract.

         Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

         SWAP TRANSACTIONS. The Fund may enter into interest rate swaps, currency swaps and other types of swap agreements, including swaps on securities and indices. A swap is an agreement between two parties pursuant to which each party agrees to make one or more payments to the other on regularly scheduled dates over a stated term, based on different interest rates, currency exchange rates, security prices, the prices or rates of other types of financial instruments or assets or the levels of specified indices.

         Swap agreements can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if ING IM determines it is consistent with the Fund's investment objective and policies.

         The most significant factor in the performance of swaps is the change in the underlying price, rate or index level that determines the amount of payments to be made under the arrangement. If ING IM incorrectly forecasts such change, the Fund's performance would be less than if the Fund had not entered into the swap. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement also would be likely to decline, potentially resulting in losses.

         If the counterparty to a swap defaults, the Fund's loss will consist of the net amount of contractual payments that the Fund has not yet received. ING IM will monitor the creditworthiness of counterparties to the Fund's swap transactions on an ongoing basis.

         The Fund will enter into swap transactions with appropriate counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Fund and that counterparty under that master agreement shall be regarded as parts of an integral agreement. If on any date amounts are payable in the same currency in respect of one or more swap transactions, the net amount payable on that date in that currency shall be paid. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty may terminate the swaps with that party. Under such agreements, if there is a default resulting in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap with respect to each swap (i.e., the mark-to-market value at the time of the termination of each swap). The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

         ASSET-BACKED SECURITIES. The Fund may invest in asset-backed securities. Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables. The payments from the collateral are generally passed through to the security holder. The average life for these securities is the conventional proxy for maturity. Asset-backed securities may pay all interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator. The originator or other party may guarantee interest and principal payments. These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.

         Two varieties of asset-backed securities are CARs and CARDs. CARs are securities, representing either ownership interests in fixed pools of automobile receivables, or debt instruments supported by the cash flows from such a pool. CARDs are participations in fixed pools of credit accounts. These securities have varying terms and degrees of liquidity.

         The collateral behind certain asset-backed securities (such as CARs and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level. Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates. Faster prepayments will shorten the average life and slower prepayments will lengthen it. Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

         The coupon rate of interest on asset-backed securities is lower than the interest rates paid on the loans included in the underlying pool, by the amount of the fees paid to the pooler, issuer, and/or guarantor. Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.

         STRIPS. The Fund may invest in STRIPS. STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to be subject to the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. (For additional information, see "Additional Investment Techniques and Risk Factors During the Index Plus Large Cap Period - Zero Coupon Securities" below.)

ADDITIONAL RESTRICTIONS ON THE USE OF FUTURES AND OPTIONS CONTRACTS

         CFTC regulations require that to prevent the Fund from being a commodity pool, the Fund enter into all short futures for the purpose of hedging the value of securities held, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained, and accrued profits on such positions. As evidence of its hedging intent, the Fund expects that at least 75% of futures contract purchases will be "completed"; that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market. With respect to futures contracts or related options that are entered into during the Index Plus Large Cap Period for purposes that may be considered speculative, the aggregate initial margin for future contracts and premiums for options will not exceed 5% of the Fund's net assets, after taking into account realized profits and unrealized losses on such futures contracts.

ADDITIONAL RISK FACTORS IN USING DERIVATIVES

         In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following sets forth certain information regarding the potential risks associated with the Fund's transactions in derivatives.

         RISK OF IMPERFECT CORRELATION. The Fund's ability to hedge effectively all or a portion of its portfolio through transactions in futures, options on futures or options on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged. If the value of the assets being hedged does not move in the same amount or direction as the underlying security or index, the hedging strategy for the Fund might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures or option contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Fund's overall return could be less than if the hedging transactions had not been undertaken.

         POTENTIAL LACK OF A LIQUID SECONDARY MARKET. Prior to exercise or expiration, a futures or option position may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the exchange on which the position was originally established. While the Fund will establish a futures or option position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market

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will exist for any particular futures or option contract at any specific time.
In such event, it may not be possible to close out a position held by the Fund which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures or option positions also could have an adverse impact on the Fund's ability effectively to hedge its portfolio, or the relevant portion thereof.

         The trading of futures and options contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         RISK OF PREDICTING INTEREST RATE MOVEMENTS. Investments in futures contracts on fixed income securities and related indices involve the risk that if the judgment of ING IM concerning the general direction of interest rates is incorrect, the overall performance of the Fund may be poorer than if it had not entered into any such contract. For example, if the Fund has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Fund will lose part or all of the benefit of the increased value of its bonds which have been hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

         TRADING AND POSITION LIMITS. Each contract market on which futures and option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Company does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding the Fund.

         COUNTERPARTY RISK. With some derivatives, whether used for hedging or speculation, there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for the Fund.

ADDITIONAL INVESTMENT TECHNIQUES AND RISK FACTORS DURING THE GUARANTEE PERIOD

         FOREIGN SECURITIES. The Fund may invest in depositary receipts of foreign companies included in the S&P 500. Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in exchange rates, adverse foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions.

         ZERO COUPON SECURITIES. The Fund may invest in U.S. Treasury or agency zero coupon securities maturing on or within 90 days preceding the Guarantee Maturity Date. U.S. Treasury or agency zero coupon securities shall be limited to non-callable, non-interest bearing obligations and shall include STRIPS, CATS, TIGRs, and TRs. Zero coupon or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

         REAL ESTATE SECURITIES. The Fund may invest in real estate securities through interests in REITs, provided the REIT is included in the S&P 500. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, or both. Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including:

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periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (e.g. zoning laws) that impair the rights of real estate owners; and adverse developments in the real estate industry.

         CORPORATE BONDS. The Fixed Component may consist of non-callable corporate bonds, provided that no less than 40% of the Fund's assets are allocated to the Equity Component. Any corporate bond purchased must mature on a date no more than three years before or after the Guarantee Maturity Date. In addition, each such bond must be rated AA- or higher by S&P or Aa3 or higher by Moody's, provided that if both S&P and Moody's have issued a rating on the security, such rating shall be no less than AA-/Aa3. If a corporate bond is downgraded below this level, ING IM shall divest the security within 15 business days following the public announcement of such downgrade. No more than 2% of the Fund's assets shall be invested in corporate debt securities of any issuer or its affiliates at the time of investment therein.

ADDITIONAL INVESTMENT TECHNIQUES AND RISK FACTORS DURING THE INDEX PLUS LARGE CAP PERIOD

         REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements with domestic banks and broker-dealers meeting certain size and creditworthiness standards approved by the Board. Under a repurchase agreement, the Fund may acquire a debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Fund to resell the instrument at a fixed price and time, thereby determining the yield during the Fund's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. Such underlying debt instruments serving as collateral will meet the quality standards of the Fund. The market value of the underlying debt instruments will, at all times, be equal to the dollar amount invested. Repurchase agreements, although fully collateralized, involve the risk that the seller of the securities may fail to repurchase them from the Fund. In that event, the Fund may incur (a) disposition costs in connection with liquidating the collateral, or (b) a loss if the collateral declines in value. Also, if the default on the part of the seller is due to insolvency and the seller initiates bankruptcy proceedings, the Fund's ability to liquidate the collateral may be delayed or limited. Repurchase agreements maturing in more than seven days will not exceed 10% of the total assets of the Fund.

         VARIABLE RATE DEMAND AND FLOATING RATE INSTRUMENTS. The Fund may invest in variable rate demand and floating rate instruments. Variable rate demand instruments held by the Fund may have maturities of more than one year, provided: (i) the Fund is entitled to the payment of principal at any time, or during specified intervals not exceeding one year, upon giving the prescribed notice (which may not exceed 30 days), and (ii) the rate of interest on such instruments is adjusted at periodic intervals not to exceed one year. In determining whether a variable rate demand instrument has a remaining maturity of one year or less, each instrument will be deemed to have a maturity equal to the longer of the period remaining until its next interest rate adjustment or the period remaining until the principal amount can be recovered through demand. The Fund will be able (at any time or during specified periods not exceeding one year, depending upon the note involved) to demand payment of the principal of a note. If an issuer of a variable rate demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note and a loss would be incurred to the extent of the default. The Fund may invest in variable rate demand notes only when the investment is deemed to involve minimal credit risk. The continuing creditworthiness of issuers of variable rate demand notes held by the Fund will also be monitored to determine whether such notes should continue to be held. Variable and floating rate instruments with demand periods in excess of seven days and which cannot be disposed of promptly within seven business days and in the usual course of business without taking a reduced price will be treated as illiquid securities.

         FOREIGN SECURITIES. The Fund may invest in foreign securities. Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in exchange rates, adverse foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability, or diplomatic developments that could adversely affect investments in those countries.

         There may be less publicly available information about a foreign issuer than about a U.S. company, and foreign issuers may not be subject to accounting, auditing, and financial reporting standards and requirements comparable to or as uniform as those of U.S. issuers. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets. Securities of many foreign issuers are less liquid and their prices more volatile than securities of comparable U.S. issuers. Transactional costs in non-U.S. securities markets are generally higher than in U.S. securities markets. There is generally less government supervision and regulation of exchanges, brokers, and issuers than there is in the U.S. The Company might have greater difficulty taking appropriate legal action with respect to foreign investments in non-U.S. courts than with respect to domestic issuers in U.S. courts. In addition, transactions in foreign securities may involve greater time from the trade date until settlement than domestic securities transactions and involve the risk of possible losses through the holding of securities by custodians and securities depositories in foreign countries.

         All these risks usually are higher in emerging markets, such as most countries in Africa, Asia, Latin America and the Middle East, than in more established markets, such as Western Europe.

         Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Depositary receipts include: (a) American Depositary Receipts (ADRs), which are typically designed for U.S. investors and held either in physical form or in book entry form; (b) European Depositary Receipts (EDRs), which are similar to ADRs but may be listed and traded on a European exchange as well as in the U.S. (typically, these securities are traded on the Luxembourg exchange in Europe); and (c) Global Depositary Receipts
(GDRs), which are similar to EDRs although they may be held through foreign clearing agents such as Euroclear and other foreign depositories. Depositary receipts denominated in U.S. dollars will not be considered foreign securities for purposes of the investment limitation concerning investment in foreign securities.

         HIGH-YIELD BONDS. The Fund may invest in high-yield bonds, subject to the limits described above and in the Prospectus. High-yield bonds are fixed income securities that offer a current yield above that generally available on debt securities rated in the four highest categories by Moody's and S&P or other rating agencies, or, if unrated, are considered to be of comparable quality by ING IM. These securities include:

         (a) fixed rate corporate debt obligations (including bonds, debentures and notes) rated below Baa3 by Moody's or BBB- by S&P;

         (b) preferred stocks that have yields comparable to those of high-yielding debt securities; and

         (c)      any securities convertible into any of the foregoing.

         Debt obligations rated below Baa3/BBB- generally involve more risk of loss of principal and income than higher-rated securities. Their yields and market values tend to fluctuate more. Fluctuations in value do not affect the cash income from the securities but are reflected in the Fund's net asset values. The greater risks and fluctuations in yield and value occur, in part, because investors generally perceive issuers of lower-rated and unrated securities to be less creditworthy. Lower ratings, however, may not necessarily indicate higher risks. In pursuing the Fund's objectives, ING IM seeks to identify situations in which ING IM believes that future developments will enhance the creditworthiness and the ratings of the issuer.

         Some of the risks associated with high-yield bonds include:

         SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. High-yield bonds are more sensitive to adverse economic changes or individual corporate developments but generally less sensitive to interest rate changes than are investment-grade bonds. As a result, when interest rates rise, causing bond prices to fall, the value of these securities may not fall as much as investment grade corporate bonds. Conversely, when interest rates fall, these securities may underperform investment grade corporate bonds.

         Also, the financial stress resulting from an economic downturn or adverse corporate developments could have a greater negative effect on the ability of issuers of these securities to service their principal and interest payments, to meet projected business goals and to obtain additional financing, than on more creditworthy issuers. In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of these securities and the Fund's net asset values. Furthermore, in the case of high-yield bonds structured as zero coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes and thereby tend to be more speculative and volatile than securities which pay interest periodically and in cash.

         PAYMENT EXPECTATIONS. High-yield bonds present risks based on payment expectations. For example, these securities may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, the Fund may have to replace the securities with a lower yielding security, resulting in a decreased return for investors. In addition, there is a higher risk of non-payment of interest and/or principal by issuers of these securities than in the case of investment-grade bonds.

         LIQUIDITY AND VALUATION RISKS. Some issuers of high-yield bonds may be traded among a limited number of broker-dealers rather than in a broad secondary market. Many of these securities may not be as liquid as investment grade bonds. The ability to value or sell these securities will be adversely affected to the extent that such securities are thinly traded or illiquid. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease or increase the value and liquidity of these securities more than other securities, especially in a thinly-traded market.

         LIMITATIONS OF CREDIT RATINGS. The credit ratings assigned to high-yield bonds may not accurately reflect the true risks of an investment. Credit ratings typically evaluate the safety of principal and interest payments rather than the market value risk of such securities. In addition, credit agencies may fail to adjust credit ratings to reflect rapid changes in economic or company conditions that affect a security's market value. Although the ratings of recognized rating services such as Moody's and S&P are considered, ING IM primarily relies on its own credit analysis which includes a study of existing debt, capital structure, ability to service debts and to pay dividends, the issuer's sensitivity to economic conditions, its operating history and the current trend of earnings. Thus the achievement of the Fund's investment objective may be more dependent on ING IM's own credit analysis than might be the case for a fund which does not invest in these securities.

         ZERO COUPON AND PAY-IN-KIND SECURITIES. The Fund may invest in zero coupon securities and pay-in-kind securities. Zero coupon or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. A pay-in-kind bond pays interest during the initial few years in additional bonds rather than in cash. Later the bond may pay cash interest. Pay-in-kind bonds are typically callable at about the time they begin paying cash interest. The market prices of zero coupon and deferred interest securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

         [Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Fund must distribute substantially all of its net income (including non-cash income attributable to zero coupon securities) to its shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which Fund expenses could be allocated and to reduce the rate of return for the Fund.]

         The risks associated with lower-rated debt securities apply to these securities. Zero coupon and pay-in-kind securities are also subject to the risk that in the event of a default, the Fund may realize no return on its investment, because these securities do not pay cash interest.

         CONVERTIBLES. The Fund may invest in convertible securities. A convertible bond or convertible preferred stock gives the holder the option of converting these securities into common stock. Some convertible securities contain a call feature whereby the issuer may redeem the security at a stipulated price, thereby limiting the possible appreciation.

         REAL ESTATE SECURITIES. The Fund may invest in real estate securities, including interests in real estate investment trusts ("REITs"), real estate development, real estate operating companies, and companies engaged in other real estate related businesses. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both. The Fund will invest in REITs only to the extent that they are included in the S&P 500 Index.

         Risks of real estate securities include those risks that are more closely associated with investing in real estate directly than with investing in the stock market generally. Those risks include: periodic declines in the value of real estate generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.

         EQUITY SECURITIES OF SMALLER COMPANIES. The Fund may invest in equity securities issued by U.S. companies with smaller market capitalizations. These companies may be in an early developmental stage or may be older companies entering a new stage of growth due to management changes, new technology, products or markets. The securities of small-capitalization companies may also be undervalued due to poor economic conditions, market decline or actual or unanticipated unfavorable developments affecting the companies. Securities of small-capitalization companies tend to offer greater potential for growth than securities of larger, more established issuers but there are additional risks associated with them. These risks include: limited marketability; more abrupt or erratic market movements than securities of larger capitalization companies; and less publicly available information about the company and its securities. In addition, these companies may be dependent on relatively few products or services, have limited financial resources and lack of management depth, and may have less of a track record or historical pattern of performance.

         SUPRANATIONAL AGENCIES. The Fund may invest up to 10% of its net assets in securities of supranational agencies. These securities are not considered government securities and are not supported directly or indirectly by the U.S. Government. Examples of supranational agencies include, but are not limited to, the International Bank for Reconstruction and Development (commonly referred to as the World Bank), which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions.

         BORROWING. The Fund may borrow up to 5% of the value of its total assets from a bank for temporary or emergency purposes. The Fund may borrow for leveraging purposes only if after the borrowing, the value of the Fund's net assets including proceeds from the borrowings, is equal to at least 300% of all outstanding borrowings. Leveraging can increase the volatility of the Fund since it exaggerates the effects of changes in the value of the securities purchased with the borrowed funds. The Fund does not intend to borrow for leveraging purposes, except that it may invest in leveraged derivatives which have certain risks as outlined above.

ADDITIONAL INVESTMENT TECHNIQUES AND RISK FACTORS DURING BOTH THE GUARANTEE PERIOD AND THE INDEX PLUS LARGE CAP PERIOD

         ILLIQUID SECURITIES. The Fund may invest in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Securities that may be resold under Rule 144A under the 1933 Act or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. ING IM shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors. Illiquid securities will not exceed 15% of net assets of the Fund during the Guarantee Period and will not exceed 10% of net assets of the Fund during the Index Plus Large Cap Period.

         BANK OBLIGATIONS. The Fund may invest in obligations issued by domestic banks (including banker's acceptances, commercial paper, bank notes, time deposits and certificates of deposit).

OTHER INVESTMENT COMPANIES

         The Fund may invest in other investment companies ("Underlying Funds"). The Fund may not (i) invest more than 10% of its total assets in Underlying Funds, (ii) invest more than 5% of its total assets in any one underlying Fund, or (iii) purchase greater than 3% of the total outstanding securities of any Underlying Funds.

         EXCHANGE TRADED FUNDS. ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at net asset value (NAV). Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF's underlying securities. Additionally, if the Fund elects to redeem its ETF shares rather than selling them on the secondary market, the Fund may receive the underlying securities which it must then sell in order to obtain cash, and thereby may incur additional brokerage costs. The Fund's investment in ETFs will be subject to the expense imposed by the ETFs in addition to the expenses of the Fund.

         The Fund may invest in ETFs subject to those restrictions under the 1940 Act applicable to investments in Underlying Funds. During the Guarantee Period, the Fund may only invest in ETFs to the extent outlined in the Prospectus.

                              OTHER CONSIDERATIONS

ACCEPTANCE OF DEPOSITS DURING GUARANTEE PERIOD

         The Fund reserves the right to accept additional deposits during the Guarantee Period and to discontinue this practice at its discretion at any time.

                          THE ASSET ALLOCATION PROCESS

         In pursuing the Fund's investment objective during the Guarantee Period, ING IM looks to allocate assets among the Equity Component and the Fixed Component. The allocation of assets depends on a variety of factors, including, but not limited to, the then prevailing level of interest rates, equity market volatility, the market value of Fund assets, and the Guarantee Maturity Date. If interest rates are low (particularly at the inception of the Guarantee Period), Fund assets may be largely invested in the Fixed Component in order to increase the likelihood of meeting the investment objective. In addition, if during the Guarantee Period the equity markets experienced a major decline, the Fund's assets may become largely or entirely invested in the Fixed Component in order to increase the likelihood of meeting the investment objective.

         The initial allocation of Fund assets between the Equity Component and the Fixed Component will be determined principally by the prevailing level of interest rates and the volatility of the stock market at the beginning of the Guarantee Period. If at the inception of the Guarantee Period interest rates are low, more assets may have to be allocated to the Fixed Component. ING IM will monitor the allocation of the Fund's assets on a daily basis.

         The asset allocation process will also be affected by ING IM's ability to manage the Fixed Component. If the Fixed Component provides a return better than that assumed by ING IM's proprietary model, fewer assets would have to be allocated to the Fixed Component. On the other hand, if the performance of the Fixed Component is poorer than expected, more assets would have to be allocated to the Fixed Component, and the ability of the Fund to participate in any subsequent upward movement in the equity market would be limited.

         The process of asset reallocation results in additional transaction costs such as brokerage commissions. The Fund will likely incur increased transactional costs during periods of high volatility. To moderate such costs, ING IM has built into its proprietary model a factor that will require reallocations only when Equity Component and Fixed Component values have deviated by more than certain minimal amounts since the last reallocation.

                             MANAGEMENT OF THE FUND

MANAGEMENT OF THE COMPANY/TRUST

Set forth in the table below is information about each Director of the Company and the Fund.

                                                                                             NUMBER OF
                                                                                            PORTFOLIOS IN
                               POSITION(S) HELD   TERM OF OFFICE                            FUND COMPLEX
                                  WITH EACH       AND LENGTH OF   PRINCIPAL OCCUPATION(S)    OVERSEEN BY   OTHER BOARD MEMBERSHIPS
   NAME, ADDRESS AND AGE        COMPANY/TRUST     TIME SERVED(1)  DURING THE PAST 5 YEARS    DIRECTOR(2)      HELD BY DIRECTOR
------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHO ARE
"INTERESTED PERSONS"

J. SCOTT FOX(3)                  Director        December 1997 -  Vice Chairman and Chief          47      The Greater Hartford
7337 East Doubletree Ranch Rd.                   Present          Operating Officer, ING                   Arts Council. (July
Scottsdale, Arizona 85258                                         Investment Management,                   2002 - Present).
Age: 50                                                           LLC (Sept. 2002 -
                                                                  Present); President and
                                                                  Chief Executive Officer
                                                                  (April 2001 - Present);
                                                                  Managing Director and
                                                                  Chief Operating Officer
                                                                  ING Investment Management
                                                                  Co. (April 1994 -
                                                                  April 2001).

THOMAS J. MCINERNEY(4)(5)        Director        April 2002 -     Chief Executive Officer,        200      Equitable Life
7337 East Doubletree Ranch Rd.                   Present          ING U.S. Financial                       Insurance Co., Golden
Scottsdale, Arizona 85258                                         Services (September 2001-                American Life
Age: 49                                                           Present); General Manager                Insurance Co., Life
                                                                  and Chief Executive                      Insurance Company of
                                                                  Officer, U.S. Financial                  Georgia, Midwestern
                                                                  Services (December 2003-                 United Life Insurance
                                                                  December 2004); Chief                    Co., ReliaStar Life
                                                                  Executive Officer, ING US                Insurance Co.,
                                                                  Financial Services                       Security Life of
                                                                  (September 001 - December                Denver, Security
                                                                  2003); General Manager                   Connecticut Life
                                                                  and Chief Executive                      Insurance Co.,
                                                                  Officer, Worksite                        Southland Life
                                                                  Financial Services                       Insurance Co., USG
                                                                  (December 2000- Septmeber                Annuity and Life
                                                                  2001).                                   Company, and United
                                                                                                           Life and Annuity
                                                                                                           Insurance Co. Inc;
                                                                                                           Ameribest Life
                                                                                                           Insurance Co.  First
                                                                                                           Columbine Life
                                                                                                           Insurance Co.; and
                                                                                                           Metro Atlanta Chamber
                                                                                                           of Commerce (January
                                                                                                           2005 - Present).

DIRECTORS WHO ARE NOT
"INTERESTED PERSONS"

ALBERT E. DEPRINCE, JR.          Director        June 1998 -      Professor of Economics           47      President - Elect,
7337 East Doubletree Ranch Rd.                   Present          and Finance,                             Academy of Economics
Scottsdale, Arizona 85258                                         Middle Tennessee State                   and Finance (February
Age: 64                                                           University                               2005 - Present); First
                                                                  (August 1991- Present);                  Vice-President,
                                                                  and Director, Business                   Academy of Economics
                                                                  and Economic Research                    and Finance (February
                                                                  Center (August 1999 -                    2004 - February 2005);
                                                                  August 2002).                            Second Vice President,
                                                                                                           Academy of Economics and
                                                                                                           Finance (February 2003 -
                                                                                                           February 2004); Academy
                                                                                                           of Economics and Finance
                                                                                                           (February 2002 - February
                                                                                                           2003); Executive
                                                                                                           Committee,

                                                                                             NUMBER OF
                                                                                            PORTFOLIOS IN
                               POSITION(S) HELD   TERM OF OFFICE                            FUND COMPLEX
                                  WITH EACH       AND LENGTH OF   PRINCIPAL OCCUPATION(S)    OVERSEEN BY   OTHER BOARD MEMBERSHIPS
   NAME, ADDRESS AND AGE        COMPANY/TRUST     TIME SERVED(1)  DURING THE PAST 5 YEARS    DIRECTOR(2)      HELD BY DIRECTOR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           International
                                                                                                           Atlantic Economic Society
                                                                                                           (October 2002-October
                                                                                                           2005); and  Tennessee
                                                                                                           Tax Structure Sandy
                                                                                                           Commission (December
                                                                                                           2002 - December 2004).

MARIA T. FIGHETTI                Director        April 1994 -     Retired.  Formerly,              47      None
7337 East Doubletree Ranch Rd.                   Present          Attorney, New York City
Scottsdale, Arizona 85258                                         Department of Mental
Age: 62                                                           Health (June 1973 -
                                                                  October 2002)
                                                                  and Associate
                                                                  Commissioner
                                                                  (1995 - 2002).

SIDNEY KOCH                      Chairman and    April 1994 -     Self-Employed Consultant         47      Northwest Center for
7337 East Doubletree Ranch Rd.   Director        Present          (January                                 the Arts, Torrington,
Scottsdale, Arizona 85258                                         1993 - Present).                         CT.
Age: 70

DR. CORINE T. NORGAARD           Director        June 1991 -      President, Thompson              47      Mass Mutual Corporate
7337 East Doubletree Ranch Rd.                   Present          Enterprises (October 2004                and Participation
Scottsdale, Arizona 85258                                         - Present).  Formerly,                   Investors (April 1997
Age: 68                                                           Dean of the Barney School                - Present); Advest
                                                                  of Business, University                  Trust Company (1998 -
                                                                  of Hartford (August 1996                 Present); Connecticut
                                                                  - June 2004).                            Health Foundation
                                                                                                           (2002 - Present).

EDWARD T. O'DELL                 Director        June 2002 -      Retired.  Formerly,              47      None
7337 East Doubletree Ranch Rd.                   Present          Partner of Goodwin
Scottsdale, Arizona 85258                                         Procter LLP (June 1966 -
Age: 69                                                           September 2000).

JOSEPH E. OBERMEYER              Director        January 2003 -   President, Obermeyer &           47      None
7337 East Doubletree Ranch Rd.                   Present          Associates, Inc.
Scottsdale, Arizona 85258                                         (November 1999 - Present).
Age: 47

(1)  Directors serve until their successors are duly elected and qualified.
(2) For the purposes of this table, "Fund Complex" means the following investment companies: ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolio, Inc.; ING GET Funds; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds, Inc.; ING Variable Portfolios, Inc.; and ING Series Fund, Inc.
(3) Mr. Fox is an "interested person", as defined by the 1940 Act, because of his relationship with ING Investment Management Co., an affiliate of ING Investments, LLC.
(4) Mr. McInerney is an "interested person", as defined by the 1940 Act, because of his relationship with ING U.S. Worksite Financial Services, an affiliate of ING Investments, LLC.
(5) Mr. McInerney is also a director of the following investment companies: ING Equity Trust; ING Funds Trust; ING Global Equity Dividend and Premium Opportunity Fund; ING Investment Funds, Inc.; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Prime Rate Trust; ING Senior Income Fund; ING Variable Insurance Trust; ING Variable Products Trust; ING Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; USLICO Series Fund, and ING Partners, Inc. therefore, for the purposes of this table with reference to Mr. McInerney, "Fund Complex" includes these investment companies.

OFFICERS

Information about the Company's/Trust's officers are set forth in the table below:

                                POSITION HELD WITH THE    TERM OF OFFICE AND LENGTH   PRINCIPAL OCCUPATION(S) DURING THE LAST
NAME, ADDRESS AND AGE           COMPANY/TRUST             OF TIME SERVED (1)          FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
JAMES M. HENNESSY               President, Chief          March 2002 -                President and Chief Executive Officer, ING
7337 East Doubletree Ranch Rd.  Executive                 Present                     Investments, LLC (2) (December - Present).
Scottsdale, Arizona 85258       Officer and Chief                                     Formerly, Senior Executive Vice President
Age: 56                         Operating                                             and Chief Operating Officer, ING
                                Officer                                               Investments, LLC (2) (April 1995 -
                                                                                      December 2000); and Executive Vice
                                                                                      President, ING Investments, LLC (2) (May
                                                                                      1998 - June 2000).

MICHAEL J. ROLAND               Executive Vice            April 2002 -                Executive Vice President (December 2001 -
7337 East Doubletree Ranch Rd.  President                 Present                     Present) and Chief Compliance Officer
Scottsdale, Arizona 85258                                                             (October 2004 - Present), ING Investments,
Age: 46                                                                               LLC (2).  Formerly, Chief Financial Officer
                                                                                      and Treasurer, ING Investments, LLC (2)
                                                                                      (December 2001 - March 2005); Senior Vice
                                                                                      President, ING Investments, LLC (2) (June
                                                                                      1998 - December 2001).

STANLEY D. VYNER                Executive Vice            March 2002 -                Executive Vice President, ING Investments,
7337 East Doubletree Ranch Rd.  President                 Present                     LLC (2) (July 2000 - Present) and Chief
Scottsdale, Arizona 85258                                                             Investment Risk Officer (January 2003 -
Age: 54                                                                               Present); Formerly, Chief Investment Officer
                                                                                      of the International Portfolios, ING
                                                                                      Investments, LLC (2) (August 2000 - January
                                                                                      2003); and, Chief Executive Officer, ING
                                                                                      Investments, LLC (2) (August 1996 - August
                                                                                      2000).

JOSEPH M. O'DONNELL             Chief Compliance          November 2004 -             Chief Compliance Officer of the ING Funds
7337 East Doubletree Ranch Rd.  Officer                   Present                     (November 2004 - Present). Formerly, Vice
Scottsdale, Arizona 85258                                                             President, Chief Legal Counsel, Chief
Age: 50                                                                               Compliance Officer and Secretary of Atlas
                                                                                      Securities, Inc., Atlas Advisers, Inc. and
                                                                                      Atlas Funds (October 2001 - October 2004);
                                                                                      and Chief Operating Officer and General
                                                                                      Counsel of Matthews International Capital
                                                                                      Management LLC and Vice President and
                                                                                      Secretary of Matthews International Funds
                                                                                      (August 1999 - May 2001).

ROBERT S. NAKA                  Senior Vice               February 2002 -             Senior Vice President and Assistant
7337 East Doubletree Ranch Rd.  President and             Present                     Secretary, ING Funds Services, LLC, (3)
Scottsdale, Arizona 85258       Assistant                                             (October 2001 - Present). Formerly, Senior
Age: 41                         Secretary                                             Vice President, ING Fund Services, LLC (3)
                                                                                      (August 1999 - October 2001).

TODD MODIC                      Senior Vice               March 2005 -                Senior Vice President, ING Funds Services
7337 East Doubletree Ranch Rd.  President,                Present                     (3) (April 2005 - Present). Formerly, Vice
Scottsdale, Arizona 85258       Chief/Principal                                       President, ING Funds Services, LLC (3)
Age: 37                         Financial Officer                                     (September 2002 - March 2005); Director of
                                                                                      Financial Reporting, ING Investments, LLC
                                                                                      (2) (March 2001 - September 2002) and
                                                                                      Director of Financial Reporting, Axient
                                                                                      Communications, Inc. (May 2000 - January
                                                                                      2001).

KIMBERLY A. ANDERSON            Senior Vice               December 2003 -             Senior Vice President, ING Investments, LLC
7337 East Doubletree Ranch Rd.  President                 Present                     (2) (October 2003 - Present).  Formerly,
Scottsdale, Arizona 85258                                                             Vice President and Assistant Secretary, ING
Age: 40                                                                               Investments, LLC (2) (October 2001 - October
                                                                                      2003); Assistant Vice President, ING Funds
                                                                                      Services, LLC (3) (November 1999 - January
                                                                                      2001).

THERESA K. KELETY               Secretary                 September 2003 -            Counsel, ING U.S. Legal Services (April 2003
7337 E.ast Doubletree Ranch Rd.                           Present                     - Present).  Formerly, Senior Associate with
Scottsdale, Arizona 85258                                                             Shearman & Sterling  (February 2000 - April
Age: 42                                                                               2003).

                                POSITION HELD WITH THE    TERM OF OFFICE AND LENGTH   PRINCIPAL OCCUPATION(S) DURING THE LAST
NAME, ADDRESS AND AGE           COMPANY/TRUST             OF TIME SERVED (1)          FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
ROBYN L. ICHILOV                Vice President            March 2002 -                Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.  and Treasurer             Present                     (October 2001 - Present) and ING
Scottsdale, Arizona 85258                                                             Investments, LLC (2) (August 1997 - Present).
Age: 37

LAUREN D. BENSINGER             Vice President            March 2003 -                Vice President, and Chief Compliance
7337 East Doubletree Ranch Rd.                            Present                     Officer, ING Funds Distributor, LLC (4)
Scottsdale, Arizona 85258                                                             (July 1995 - Present); and Vice President,
Age: 51                                                                               ING Investments, LLC (2) (February 1996 -
                                                                                      Present); Formerly, Chief Compliance
                                                                                      Officer, ING Investments, LLC (2) (October
                                                                                      2001 - October 2004).

MARIA M. ANDERSON               Vice President            September 2004 -            Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.                            Present                     (September 2004 - Present). Formerly,
Scottsdale, Arizona 85258                                                             Assistant Vice President, ING Funds
Age: 46                                                                               Services, LLC (3) (October 2001 - September
                                                                                      2004); and Manager of Fund Accounting and
                                                                                      Fund Compliance, ING Investments, LLC (2)
                                                                                      (September 1999 - October 2001).

MARY GASTON                     Vice President            March 2005 -                Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.                            Present                     (April 2005 - Present).  Formerly, Assistant
Scottsdale, Arizona 85258                                                             Vice President, Financial Reporting, ING
Age:  39                                                                              Investments, LLC (2) (April 2004 - April
                                                                                      2005); Manager, Financial Reporting, ING
                                                                                      Investments, LLC (2) (August 2002 - April
                                                                                      2004); and Controller, Z Seven Fund, Inc.
                                                                                      and Ziskin Asset Management, Inc. (January
                                                                                      2000 - March 2002).

SUSAN KINENS                    Assistant Vice            March 2003-                 Assistant Vice President, ING Funds
7337 East Doubletree Ranch Rd.  President                 Present                     Services, LLC (3) (December 2002 - Present);
Scottsdale, Arizona 85258                                                             and has held various other positions with
Age: 28                                                                               ING Funds Services, LLC for more than the
                                                                                      last five years.

KIMBERLY K. PALMER              Assistant Vice            September 2004 -            Assistant Vice President, ING Funds
7337 East Doubletree Ranch Rd.  President                 Present                     Services, LLC (3) (August 2004 - Present).
Scottsdale, Arizona 85258                                                             Formerly, Manager, Registration Statements,
Age: 47                                                                               ING Funds Services, LLC (3) (May 2003 -
                                                                                      August 2004); Associate Partner, AMVESCAP
                                                                                      PLC (October 2000 - May 2003); and Director
                                                                                      of Federal Filings and Blue Sky Filings,
                                                                                      INVESCO Funds Group, Inc. (March 1994 - May
                                                                                      2003).

HUEY P. FALGOUT, JR.            Assistant                 September 2003 -            Chief Counsel, ING U.S. Legal Services
7337 East Doubletree Ranch Rd.  Secretary                 Present                     (September 2003 - Present). Formerly,
Scottsdale, Arizona 85258                                                             Counsel ING U.S. Legal Services (November
Age: 41                                                                               2002 - September 2003); and Associate
                                                                                      General Counsel, AIG American General
                                                                                      (January 1999 - November 2002).

ROBIN R. NESBITT                Assistant                 September 2004 -            Supervisor, Board Operations, ING Funds
7337 East Doubletree Ranch Rd.  Secretary                 Present                     Services, LLC (3) (August 2003 - Present).
Scottsdale, Arizona 85258                                                             Formerly, Senior Legal Analyst, ING Funds
Age: 31                                                                               Services, LLC (3) (August 2002 - August
                                                                                      2003); Associate, PricewaterhouseCoopers
                                                                                      (January 2001 - August 2001); and
                                                                                      Paralegal, McManis, Faulkner & Morgan (May
                                                                                      2000 - December 2000).

(1) The officers hold office until the next annual meeting of Trustees and until their successors shall have been elected and qualified.
(2) ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.
(3) ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.
(4) ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities.

BOARD OF DIRECTORS ("THE BOARD")

         The Board governs each Fund and is responsible for protecting the interests of the shareholders. The Board is comprised of experienced executives who oversee the Fund's activities, review contractual arrangements with companies that provide services to each Fund, and review each Fund's performance.

FREQUENCY

         The Board currently conducts regular meetings four (4) times a year. The Audit Committee also meets regularly four (4) times per year, and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting.

COMMITTEES

         The Board has an Audit Committee whose function is to, among other things, meet with the independent registered public accounting firm of each Fund to review the scope of the Funds' audit, its financial statements and interim accounting controls, and to meet with management concerning these matters. The Audit Committee operates pursuant to a charter approved by the Board. The Audit Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. O'Dell, and Mr. Obermeyer (collectively the "Independent Directors"). Dr. Norgaard currently serves as Chairperson and Mr. Obermeyer currently serves as Vice Chairperson of the Committee. The Audit Committee held four (4) meetings during the fiscal year ended May 31, 2005.

         The Board has formed a Contracts Committee whose function is to consider, evaluate and make recommendations to the full Board concerning contractual arrangements with service providers to the Funds and all other matters in which the investment adviser or any affiliated entity has an actual or potential conflict of interest with any Fund or its shareholders. The Contracts Committee operates pursuant to a charter approved by the Board. The Contracts Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. Mr. Koch currently serves as Chairperson and Dr. DePrince currently serves as Vice Chairperson of the Committee. The Contract Committee held four (4) meetings during the fiscal year ended May 31, 2005.

         The Board has established a Nominating Committee for the purpose of considering and presenting to the Board candidates it proposes for nomination to fill Independent Director vacancies on the Board. The Nominating Committee operates pursuant to a charter approved by the Board. The Nominating Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. The Committee has in place a policy by which it will consider nominees by shareholders. Shareholders wishing to submit a nomination for a director at an annual or special meeting of shareholders must provide such recommendation in a sufficiently timely manner (and in any event no later than the date specified for receipt of shareholder proposals in any applicable proxy statement with respect to a Portfolio) in writing to the Nominating Committee, c/o the Secretary of the Portfolios, ING Variable Products Funds, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258. Any recommendation made by a shareholder must contain sufficient information for the Nominating Committee to make an assessment of the candidate's suitability for the position of Independent Director. The Nominating Committee held no meetings during the fiscal year ended May 31, 2005.

         The Board has established a Valuation Committee for the purpose of approving fair value determinations at the time they are being considered by management. The Valuation Committee currently operates pursuant to a charter approved by the Board. The Valuation Committee currently consists of Mr. Koch, Dr. DePrince, Ms. Fighetti, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. The Valuation Committee held no meetings during the fiscal year ended May 31, 2005.

         The Board has established a Compliance Committee for the purposes of
(1) providing oversight with respect to compliance by the Funds and their service providers with applicable laws, regulations and internal policies and procedures affecting the operations of the Funds and (2) to serve as a committee, and in such capacity to receive, retain and act upon reports of evidence of possible material violations of applicable United States federal or state securities laws and breaches of fiduciary duty arising under United States federal or state laws. The Compliance Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. Dr. Norgaard currently serves as Chairperson of the Committee and Mr. O'Dell currently serves as Vice Chairperson. The Committee meets as needed. The Compliance Committee held three (3) meetings during the fiscal year ended May 31, 2005.

DIRECTOR OWNERSHIP OF SECURITIES

Set forth below is the dollar range of equity securities owned by each Director.

                                                                                AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
                                         DOLLAR RANGE OF EQUITY SECURITIES         IN ALL REGISTERED INVESTMENT COMPANIES
                                                    IN THE FUND                OVERSEEN BY DIRECTOR IN FAMILY OF INVESTMENT
       NAME OF DIRECTOR                       AS OF DECEMBER 31, 2004                           COMPANIES
---------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS
Albert E. DePrince, Jr.                               None                                  Over $100,000 (1)
Maria T. Fighetti                                     None                                  Over $100,000(1)
Sidney Koch                                           None                                  $1,000 - $10,000
Edward T. O'Dell                                      None                                  Over $100,000 (1)
Joseph Obermeyer                                      None                                $50,000 - $100,000(1)
Corine T. Norgaard                                    None                                    Over $100,000
DIRECTORS WHO ARE "INTERESTED PERSONS"
J. Scott Fox                                          None                                    Over $100,000
Thomas McInerney                                      None                                    Over $100,000

     (1) Includes interests in Fund shares held indirectly though a deferred compensation account.


INDEPENDENT DIRECTOR OWNERSHIP OF SECURITIES

         Set forth in the table below is information regarding each Independent Director's (and his or her immediate family members) share ownership as of December 31, 2004 in securities of the ING Funds' Adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the Adviser or principal underwriter of the ING Funds (not including registered investment companies).

                              NAME OF OWNERS
                             AND RELATIONSHIP                                            VALUE OF       PERCENTAGE OF
     NAME OF DIRECTOR          TO DIRECTOR         COMPANY         TITLE OF CLASS       SECURITIES         CLASS
----------------------------------------------------------------------------------------------------------------------
Albert E. DePrince, Jr.            N/A               N/A                N/A                N/A              N/A
Maria T. Fighetti                  N/A               N/A                N/A                N/A              N/A
Sidney Koch                        N/A               N/A                N/A                N/A              N/A
Corine T. Norgaard                 N/A               N/A                N/A                N/A              N/A
Edward T. O'Dell                   N/A               N/A                N/A                N/A              N/A
Joseph Obermeyer                   N/A               N/A                N/A                N/A              N/A

                            COMPENSATION OF DIRECTORS

         The Fund pays each Director who is not an interested person a PRO RATA share, as described below, of: (i) an annual retainer of $60,000; (ii) $7,500 for each in person meeting of the Board; (iii) $7,500 for each Contracts Committee meeting attended in person; (iv) $2,500 per attendance of any committee meeting (except Contracts Committee) held in conjunction with a meeting of the Board and $5,000 for meetings (except Contracts Committee) not held in conjunction with a meeting of the Board; (v) $1,000 per telephonic meeting; (vi) $25,000 annual fee to the Chairperson of the Contracts Committee, $10,000 annual fee to the Chairperson of both the Audit and Compliance Committees and $5,000 annual fee to the Chairperson of the Nominating Committee (for periods in which the Committee has operated); and (vii) $12,500 annual fee to the Vice Chairperson of the Contracts

Committee and $5,000 annual fee to the Vice Chairperson of both the Audit and Compliance Committees. The PRO RATA share paid by the Fund is based on the Fund's average net assets as a percentage of the average net assets of all the Funds managed by the Adviser for which the Directors serve in common as Directors/Trustees.

         During the fiscal year of the Fund ended May 31, 2005, members of the Board who are also directors, officers or employees of ING and its affiliates were not entitled to any compensation from the Company. For the fiscal year of the Fund ended May 31, 2005, the unaffiliated members of the Board received compensation in the amounts included in the following table. None of these Directors was entitled to receive pension or retirement benefits.

                               COMPENSATION TABLE

                                                 PENSION OR
                                                 RETIREMENT         TOTAL COMPENSATION
                                AGGREGATE     BENEFITS ACCRUED       FROM THE COMPANY
        NAME OF PERSON        COMPENSATION     AS PART OF FUND       AND FUND COMPLEX
           POSITION           FROM THE FUND       EXPENSES         PAID TO DIRECTORS(2)
   ------------------------------------------------------------------------------------
   Albert E. DePrince, Jr.      $298.66              N/A              $154,500
   Director(1)
   Maria T. Fighetti            $274.36              N/A              $142,000
   Director(1)
   Sidney Koch                  $322.97              N/A              $167,000
   Director, Chairman
   Contract Committee
   Corine Norgaard              $313.26              N/A              $162,000
   Director, Chairman
   Audit Committee
   Joseph E. Obermeyer          $284.09              N/A              $147,000
   Director(1)
   Edward T. O'Dell             $270.23              N/A              $139,500
   Director(1)

   (1) During the fiscal year ended May 31, 2005, Ms. Fighetti, Dr. DePrince and Mr. Obermeyer deferred $30,000, $70,937 and $29,400, respectively, of their compensation from the Fund Complex.
   (2) Represents compensation from 47 funds (total in complex as of May 31, 2005).

   [PLEASE COMPLETE AND/OR CONFIRM THE DATA ABOVE.]

         The Board has adopted a retirement policy under which each Independent Director is subject to mandatory retirement as of the later of (i) the March 31 next occurring after he or she attains the age of 72 and (ii) the date his or her successor is elected or appointed to the Board, provided that each Independent Director under the age of 72 as of March 31, 2002 who held office as of that date may, upon the vote of the other Independent Directors, be granted up to three one-year extensions commencing as of the March 31 next occurring after he or she attains the age of 72.

                   CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

         Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company. A control person may be able to take action regarding the Fund without the consent or approval of shareholders. Unless otherwise indicated below, the Company has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially. As of September 1, 2005 officers and Directors of the Company owned less than 1% of the outstanding shares of the Fund. As of that date, to the knowledge of management, no person owned beneficially or of record more than 5% of the outstanding shares of any class of any of the ING Funds addressed herein, except as set forth below.

                               CLASS AND TYPE OF     PERCENTAGE OF    PERCENTAGE
    ADDRESS                       OWNERSHIP             CLASS          OF FUND
--------------------------------------------------------------------------------
Piper Jaffray & Co.              Class A               8.03%            0.94%
A/C 1986-6102
800 Nicollet Mall
Minneapolis, MN 55402-7000

Mesirow Financial Inc.           Class A               6.02%            0.70%
A/C 5040-5601
ATTN: Cynthia Krug Revoc Trust
350 N. Clark St.
Chicago, IL 60610-4712

A G Edwards and Son Inc.         Class A               16.86%           1.97%
ATTN: C/F Larry F. Boudrie
IRA Account
222 Sandpine Road
Indiatlantic, FL 32903-2116

                       DISCLOSURE OF PORTFOLIO SECURITIES

         The Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

         In addition, the Fund posts its complete portfolio holdings schedule on ING's website on a calendar-quarter basis and it is available on the first day of the second month of the next quarter. The complete portfolio holdings schedule is as of the preceding quarter-end (E.G., the Fund will post the quarter-ending June 30 holdings on August 1).

         The Fund also compiles a list composed of its ten largest holdings ("Top Ten"). This information is produced monthly, and is made available on ING's website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

         Investors (both individual and institutional), financial intermediaries that distribute the shares of the Fund and most third parties may receive annual or semi-annual reports, or view on ING's website, the complete portfolio holdings schedule. The Top Ten list also is provided in quarterly descriptions of the Fund that are included in the offering materials of variable life insurance products and variable annuity contracts.

         Other than in regulatory filings or on ING's website, the Fund may provide its complete portfolio holdings to certain unaffiliated third parties and affiliates when the Fund has a legitimate business purpose for doing so. Specifically, disclosure of its portfolio holdings may include disclosure:

         - To the Fund's independent registered public accounting firm, named herein, for use in providing audit opinions;
         - To financial printers for the purpose of preparing Fund regulatory filings;
         -   For the purpose of due diligence regarding a merger or acquisition;
         - To a new investment adviser or sub-adviser prior to the commencement of its management of the Fund;
         - To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor's;
         - To consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in the Fund;
         - To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Fund; or
         - To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Fund shareholders.

         In all instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

         The Company's Board has adopted policies and procedures ("Policies") designed to ensure that disclosure of information regarding portfolio securities held by the Fund is in the best interests of Fund shareholders, including procedures to address conflicts between the interests of the Fund's shareholders, on the one hand, and those of the Fund's investment adviser, sub-adviser, principal underwriter or any affiliated person of the Fund, its investment adviser, or its principal underwriter, on the other. Such Policies authorize the Fund's administrator to implement the Board's policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Fund's shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Investment Adviser, Sub-Adviser, principal underwriter and their affiliates. The Board has authorized the senior officers of the Fund's administrator to authorize the release of the Fund's portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Fund's administrator reports quarterly to the Board regarding the implementation of the Policies.

         The Fund has the following ongoing arrangements with certain third parties to provide the Fund's full portfolio holdings:

                                                                                          TIME LAG BETWEEN
                                                                                         DATE OF INFORMATION
                                                                                        AND DATE INFORMATION
             PARTY                       PURPOSE                  FREQUENCY                   RELEASED
   ---------------------------------------------------------------------------------------------------------
   Societe Generale             Class B Shares Financing   Weekly                     None
   Constellation

   Institutional Shareholder    Proxy Voting               Daily                      None
   Services, Inc.               & Class Action
                                Services

   Charles River Development    Compliance                 Daily                      None


         All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Fund and its shareholders. The Company's Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING's Legal Department. All waivers and exceptions involving any the Fund will be disclosed to the Company's Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Fund, the Investment Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

                         INVESTMENT MANAGEMENT AGREEMENT

         The Adviser for the Fund is ING Investments, LLC ("Adviser" or "ING Investments"), which is registered with the SEC as an Adviser and serves as an Adviser to registered investment companies (or series thereof), as well as structured finance vehicles. The Adviser, subject to the authority of the Directors of the Company, has the overall responsibility for the management of the Fund's portfolio subject to delegation of certain responsibilities to another Adviser, ING Investment Management Co. ("ING IM"), which serves as Sub-Adviser to the Fund. The Adviser and ING IM are indirect, wholly owned subsidiaries of ING Groep N.V. (NYSE: ING). ING Groep is one of the largest financial services organizations in the world with approximately 113,000 employees. Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors.

         On February 26, 2001, the name of the Adviser changed from "ING Pilgrim Investments, Inc." to "ING Pilgrim Investments, LLC." On March 1, 2002, the name of the Adviser was changed from "ING Pilgrim Investments, LLC," to "ING Investments, LLC." Prior to March 1, 2002, ING IM served as Adviser to the Fund.

         The Adviser serves pursuant to an Investment Management Agreement between the Adviser and the Company, on behalf of the Fund. The Investment Management Agreement requires the Adviser to oversee the provision of all investment advisory and portfolio management services for each Fund. Pursuant to sub-advisory agreements (each a "Sub-Advisory Agreement" and collectively, the "Sub-Advisory Agreements") the Adviser has delegated certain management responsibilities ING IM. The Adviser oversees the investment management of ING IM for the Fund.

         The Investment Management Agreement requires the Adviser to provide, subject to the supervision of the Board, investment advice and investment services to the Fund and to furnish advice and recommendations with respect to investment of the Fund's assets and the purchase or sale of its portfolio securities. The Adviser also provides investment research and analysis. The Investment Management Agreement provides that the Adviser is not subject to liability to the Fund for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties under the Agreement.

         The Investment Management Agreement was last approved on December 17, 2004; the Investment Management Agreement will continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board or (b) the vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of the Adviser by vote cast in person at a meeting called for the purpose of voting on such approval.

         Please see the Fund's Annual Report dated May 31, 2005 for information regarding the basis of the Board's approval of the investment advisory/sub-advisory relationships.

         The Investment Management Agreement may be terminated without penalty with not less than 60 days' notice by the Board or by a vote of the holders of a majority of the Fund's outstanding shares voting as a single class, or upon not less than 60 days' notice by the Adviser. The Investment Management Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

         For the services under the Investment Management Agreement, ING Investments will receive an annual fee, payable monthly, as described in the Prospectus.

         For the year ended May 31, 2005, investment advisory fees paid to ING Investments were as follows:

       TOTAL ADVISORY FEES                 WAIVER             NET ADVISORY FEES PAID
       -------------------                -------             ----------------------
            $ 197,731                     $ 2,000                   $ 199,731

         For the year ended May 31, 2004, investment advisory fees paid to ING Investments were as follows:

       TOTAL ADVISORY FEES                  WAIVER            NET ADVISORY FEES PAID
       -------------------                ----------          ----------------------
            $ 253,841                     $ (34,115)                $ 219,726

         For the year ended May 31, 2003, investment advisory fees paid to ING Investments were as follows:

       TOTAL ADVISORY FEES                   WAIVER            NET ADVISORY FEES PAID
       -------------------                -----------          ----------------------
             $ 291,107                    $ (102,565)                 $ 188,542

                             SUB-ADVISORY AGREEMENT

         The Investment Management Agreement for the Fund provides that the Adviser, with the approval of the Company's Board, may select and employ Advisers to serve as the Sub-Adviser for the Fund, and shall monitor the Sub-Adviser's investment programs and results, and coordinate the investment activities of the Sub-Adviser to ensure compliance with regulatory restrictions. The Adviser pays all of its expenses arising from the performance of its obligations under the Investment Management Agreement, including all fees payable ING IM, executive salaries and expenses of the Directors and officers of the Company who are employees of the Adviser or its affiliates. ING IM pays all of its expenses arising from the performance of its obligations under the Sub-Advisory Agreements.

         Subject to the expense reimbursement provisions described in this SAI, other expenses incurred in the operation of the Fund are borne by the Fund, including, without limitation, investment advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of independent auditors, transfer agents and dividend disbursing agents, accounting agents, and custodians; the expense of obtaining quotations for calculating each Fund's net asset value ("NAV"); taxes, if any, and the preparation of each Fund's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; fees and expenses of registering and maintaining the registration of shares of the Fund under federal and state laws and regulations; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with government agencies; expenses of annual and special shareholder meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Directors of the Company who are not employees of the Adviser or any Sub-Adviser, or their affiliates; membership dues in trade associations; insurance premiums; and extraordinary expenses such as litigation expenses.

         The Sub-Advisory Agreement may be terminated without payment of any penalties by the Adviser, the Directors, on behalf of the Fund, or the shareholders of such Fund upon 60 days' prior written notice. Otherwise, the Sub-Advisory Agreement, after an initial term through December 31, 2003, continues in effect from year to year, subject to the annual approval of the Board, on behalf of the Fund, or the vote of a majority of the outstanding voting securities, and the vote, cast in person at a meeting duly called and held, of a majority of the Directors, on behalf of the Fund, who are not parties to the Sub-Advisory Agreement or "interested persons" (as defined in the 1940
Act) of any such party.

         Pursuant to the Sub-Advisory Agreement between the Adviser and ING IM, ING IM serves as the Sub-Adviser to the Fund. In this capacity, ING IM, subject to the supervision and control of the Adviser and the Board, on behalf of the Fund, manages the Fund's portfolio investments consistently with the Fund's investment objective, and executes any of the Fund's investment policies that it deems appropriate to utilize from time to time. Fees payable under the Sub-Advisory Agreement accrue daily and are paid monthly by the Adviser. ING IM's address is 10 State House Square, Hartford, Connecticut 06103-3602. ING IM is a wholly owned subsidiary of ING Groep N.V.

         Please see the Fund's Annual Report dated May 31, 2005 for information regarding the basis of the Board's approval of the investment advisory/sub-advisory relationships.

         As compensation to ING IM for its services, the Adviser pays ING IM a monthly fee in arrears equal to the following as a percentage of the Fund's average daily net assets managed during the month:

                                SUB-ADVISORY FEE
                                ----------------
Guarantee Period                    0.293%
Index Plus Large Cap Period         0.203%


TOTAL SUB-ADVISORY FEES PAID

         For the last three fiscal years, ING paid ING IM, in its capacity as Sub-Adviser, the sub-advisory fees of .

          FISCAL YEAR ENDED              ADMINISTRATIVE FEES
          --------------------------------------------------
          May 31, 2005                     $    952,384
          May 31, 2004                     $  1,490,733
          May 31, 2003                     $  1,971,527

                               PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED

The following table shows the number of accounts and total assets in the accounts managed by the portfolio managers as of May 31, 2005.

                       REGISTERED INVESTMENT                   OTHER POOLED INVESTMENT
                       COMPANIES                               VEHICLES                               OTHER ACCTS
                       ------------------------------------------------------------------------------------------------
  PORTFOLIO            NUMBER OF                            NUMBER OF                         NUMBER OF
   MANAGER             ACCOUNTS         TOTAL ASSETS         ACCOUNTS       TOTAL ASSETS      ACCOUNTS     TOTAL ASSETS
------------------------------------------------------------------------------------------------------------------------
Douglas                52               $11,583,269,926     18              $3,337,073,432    53          $4,026,157,871
Cote

Mary Ann               45               $ 7,478,001,384      0                  N/A            0                N/A
Fernandez

James B.               50               $ 7,485,038,089     15              $1,816,829,588    26(1)       $7,632,807,929
Kauffmann

Hugh T.                52               $11,583,269,926     18              $3,337,073,432    53(2)       $4,026,157,871
Whelan

(1) One of these accounts with total assets of $159,525,132 has an advisory fee that is also based on the performance of the account.

(2) Five of these accounts with total assets of $658,667,330 have advisory fees that are also based on the performance of the accounts.

POTENTIAL CONFLICTS OF INTEREST

         A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to the Fund. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager's various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager's accounts.

         A potential conflict of interest may arise as a result of the portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

         A portfolio manager may also manage accounts whose objectives and policies differ from those of the Fund. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Fund maintained its position in that security.

         A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

         As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

COMPENSATION

         For Douglas Cote, Mary Ann Fernandez, James B. Kauffman, and Hugh T. M. Whelan, the portfolio managers of the Fund ("Portfolio Managers"), compensation consists of (a) base salary; (b) bonus which is based on ING IM's performance, 3 and 5 year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) long-term equity awards tied to the performance of our parent company, ING Groep.

         The Portfolio Managers are also eligible to participate in an annual cash incentive plan. The overall design of the annual incentive plan was developed generally to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention. As with base salary compensation, target awards are determined and set based on external market data. Investment performance is measured on both relative and absolute performance. ING IM has defined indices (the S&P 500 Index and LBAB Index) and set performance goals to appropriately reflect requirements for each investment team. The measures for each team are outlined on a "scorecard" that is reviewed on an annual basis. The scorecard measures investment performance versus peer groups over one- and three-year periods and factors in year-to-date net cash flow (changes in the accounts' net assets not attributable to changes in the value of the accounts' investments) for mutual fund accounts managed by the team.

         Investment professionals' performance measures for bonus determinations are weighted by 25% being attributable to the overall ING IM performance and 75% attributable to their specific team results (60% investment performance and 15% net cash flow).

         Portfolio Managers whose base salary compensation exceeds a particular threshold may participate in ING's deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

PORTFOLIO MANAGER OWNERSHIP OF SECURITIES

         The following table shows the dollar range of shares of the Fund owned by the portfolio managers as of May 31, 2005, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans.

                                              DOLLAR RANGE OF SECURITIES OF THE
               PORTFOLIO MANAGER              PORTFOLIO OWNED
               -----------------------------------------------------------------
               Douglas Cote                   None
               Mary Ann Fernandez             None
               James B. Kauffman              None
               Hugh T. M. Whelan              None

[PLEASE CONFIRM THE ABOVE.]

                        THE FINANCIAL GUARANTY AGREEMENT

         The Fund undertakes (the "Payment Undertaking") that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the last day of the Offering Period, less certain expenses not covered by the Expense Limitation Agreement ("Guaranteed Amount"), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. If a shareholder takes any distributions or dividends instead of reinvesting them or if any shares are redeemed before the Guaranteed Maturity Date, or if there are expenses incurred by the Fund which are not covered by the Expense Limitation Agreement with the Fund's Adviser, the shareholder's Guaranteed Amount will be reduced.

         A Financial Guaranty Agreement was executed by ING Series Fund, Inc. with MBIA Insurance Corporation ("MBIA") pursuant to which MBIA will issue an unconditional and irrevocable financial guarantee insurance policy for the benefit of the shareholders of the Fund. This financial guarantee insurance policy is intended to support the Payment Undertaking of the Fund. MBIA is a monocline financial guarantor which files periodic reports, including financial statements under the Securities Exchange Act of 1934, which are available from the Securities and Exchange Commission at the following address:

                  U.S. Securities and Exchange Commission
                  Public Reference Section
                  450 Fifth Street, N.W.
                  Washington, D.C.  20549-0102
                  Or at the e-mail address:  publicinfo@SEC.GOV

         You can also receive a copy of such report free of charge by calling ING Funds at 1-800-992-0180.

         Although the Fund has obtained the financial guarantee insurance policy, it is possible that MBIA's financial position may deteriorate and MBIA would be unable to satisfy its obligations under the policy. In such event, shareholders will receive the Fund's NAV if they redeem their shares on the Guarantee Maturity Date. The guarantee is solely the obligation of MBIA. The Fund is not guaranteed by the Investment Adviser, the Sub-Adviser, any of their affiliates, the United States Government, or any other person (other than MBIA) in connection with its obligations under the Financial Guaranty Agreement.

         MBIA, ING Investments, ING IM, and the Company have entered into the Financial Guaranty Agreement specifying the rights and obligations of the parties with respect to the Fund. The insurance policy to be issued pursuant to the Financial Guaranty Agreement is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date for the Fund. The Financial Guaranty Agreement, which contains certain investment parameters, provides that, if ING Investments or ING IM fails to comply with specific investment parameters during the Guarantee Period of the Fund as more fully described below, MBIA may direct the cure of the breach within a prescribed period of time. If ING Investments or ING IM fails to do so, MBIA may direct trades on behalf of the Fund in order to bring the Fund back into compliance with these investment parameters, and consistent with the Fund's investment objective and strategies.

         ING IM, in managing the Fund during its Guarantee Period, allocates assets to the Equity and Fixed Components. The types of securities which may be held in the Equity Component or the Fixed Component are set forth in the Prospectus and in this SAI ("Eligible Security"). In the event that, during the Fund's Guarantee Period, ING IM acquires a security that is not an Eligible Security, MBIA has the right under the Financial Guaranty Agreement to direct the trade instructions from ING Investments or ING IM to the custodian (the "Custodian") to ensure that the security is sold and replaced with an Eligible Security within three business days. In the event ING Investments or ING IM does not sell the security, MBIA reserves the right to issue its own trade instructions directly to the Custodian to sell that security and replace it with an Eligible Security.

         The specific formula for the Fund's allocation of assets between the Fixed and Equity Components is set forth in the Financial Guaranty Agreement. In the event that MBIA determines that the allocation of assets is inconsistent with the Financial Guaranty Agreement, MBIA can direct the Custodian to sell securities and replace them with such Eligible Securities as are necessary to bring the Fund's allocation of assets in compliance with the terms of the Financial Guaranty Agreement.

         Finally, if ING Investments or ING IM breaches any other terms of the Financial Guaranty Agreement, ING Investments or ING IM must cure the breach within a certain number of days as specified in the Financial Guaranty Agreement. If there is written notification from MBIA of a breach and the breach remains uncured after such time, MBIA will have the right to direct the Custodian to buy and sell Eligible Securities.

         After any default has been cured (whether by ING Investments, ING IM or by changes in market prices or as a result of actions taken by MBIA), MBIA has no further right to direct the Custodian with respect to that default.

                             PROXY VOTING PROCEDURES

         The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Fund's portfolio securities. The procedures and guidelines delegate to the Adviser the authority to vote proxies relating to portfolio securities, and provide a method for responding to potential conflicts of interest. In delegating voting authority to the Adviser, the Board has also approved the Adviser's proxy voting procedures, which require the Adviser to vote proxies in accordance with the Fund's proxy voting procedures and guidelines. An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. A copy of the proxy voting procedures and guidelines of the Funds including the procedures of the Adviser, is attached hereto as Appendix A. No later than August 31st of each year, information regarding how the Fund votes proxies relating to portfolio securities for the one-year period ending June 30th will be made available through the ING Funds' website (www.ingfunds.com) or by accessing the SEC's EDGAR database ( www.sec.gov).

                        ADMINISTRATIVE SERVICES AGREEMENT

         ING Funds Services, LLC ("ING Funds Services" or the "Administrator") serves as administrator for the Fund pursuant to Administrative Services Agreements. Subject to the supervision of the Board, the Administrator provides the overall business management and administrative services necessary to properly conduct the Fund's business, except for those services performed by the Adviser under the Investment Management Agreement, the Sub-Adviser under the Sub-Advisory Agreement, the custodian for the Fund under the Custodian Agreement, the transfer agent for the Fund under the Transfer Agency Agreement, and such other service providers as may be retained by the Fund from time to time. The Administrator acts as a liaison among these service providers to the Fund. The Administrator is also responsible for monitoring the Fund in compliance with applicable legal requirements and investment policies and restrictions of the Fund. The Administrator is an affiliate of the Adviser.

         For its services, the Administrator is entitled to receive from the Fund a fee at an annual rate of 0.10% of its average daily net assets.

         Administrative fees paid by the Fund were as follows:

          FISCAL YEAR ENDED              ADMINISTRATIVE FEES
          --------------------------------------------------
          May 31, 2005                   $ 24,336
          May 31, 2004                   $ 31,242
          May 31, 2003                   $ 35,829

                          EXPENSE LIMITATION AGREEMENTS

         The Adviser has entered into an expense limitation agreement with the Fund, pursuant to which the Adviser has agreed to waive or limit its fees. In connection with this agreement and certain U.S. tax requirements, the Adviser will assume other expenses so that the total annual ordinary operating expenses of the Fund which exclude interest, taxes, brokerage commissions, other investment related costs, extraordinary expenses such as litigation, other expenses not incurred in the normal course of each Fund's business, and expenses of any counsel or other persons or services retained by the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of the Adviser do not exceed 1.50% for Class A shares and 2.25% for Class B shares.

         The Fund may at a later date reimburse the Adviser for management fees waived and other expenses assumed by the Adviser during the previous 36 months, but only if, after such reimbursement, the Fund's expense ratio does not exceed the percentage described above. The Adviser will only be reimbursed for fees waived or expenses assumed after the effective date of the expense limitation agreements.

         The expense limitation is contractual and, after an initial term, automatically renews for one-year terms unless the Adviser provides written notice of the termination of the agreement to the Fund at least ninety (90) days prior to the end of the then-current term for the Fund or upon termination of the Investment Management Agreement. Each Expense Limitation Agreement may also be terminated by the Fund, without payment of any penalty, upon written notice to the Adviser at its principal place of business within ninety (90) days of the end of the then-current term for the Fund. The term of the Expense Limitation Agreement ends on October 1, 2006.

               DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS

         Fund shares are distributed by ING Funds Distributor, LLC (the "Distributor"). With respect to Class B shares of the Fund, the Distributor is paid an annual distribution fee at the rate of [0.75%] of the value of average daily net assets attributable to those shares pursuant to a Distribution Agreement between the Trust and the Distributor. The Distribution Agreement requires the Distributor to use its best efforts on a continuing basis to solicit purchases of shares of the Fund. Shares of the Fund will be offered during the Offering Period for the Fund but will not be offered during the Guarantee Period for the Fund, except in connection with reinvestment of dividends. Shares of the Fund will be offered on a continuous basis to existing shareholders during the Index Plus LargeCap Period for the Fund. The Trust and the Distributor have agreed to indemnify each other against certain liabilities. At the discretion of the Distributor, all sales charges may at times be reallowed to an authorized dealer ("Authorized Dealer"). If 90% or more of the sales commission is reallowed, such Authorized Dealer may be deemed to be an "underwriter" as that term is defined under the 1933 Act. The Distribution Agreement will remain in effect for two years and from year to year thereafter only if its continuance is approved annually by a majority of each Board who are not parties to such agreement or "interested persons" of any such party and must be approved either by votes of a majority of the Trustees or a majority of the outstanding voting securities of each Trust. See the Prospectuses for information on how to purchase and sell shares of the Fund, and the charges and expenses associated with an investment. The sales charge retained by the Distributor and the commissions reallowed to selling dealers are not an expense of the Fund and have no effect on the NAV of the Fund. ING Funds Distributor, 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258, is an affiliate of the Adviser and an indirect wholly-owned subsidiary of ING Groep N.V. and an affiliate of ING.

         For the previous three fiscal years, fees were paid to ING Funds Distributor, LLC as follows:

          FISCAL YEAR ENDED              UNDERWRITING FEES
          ------------------------------------------------
          May 31, 2005                   $ 276,067
          May 31, 2004                   $ 356,610
          May 31, 2003                   $ 408,926

         The following table shows all commissions and other compensation received by each principal underwriter, who is an affiliated person of the Fund or an affiliated person of that affiliated person, directly or indirectly, from the Fund during the Fund's most recent fiscal year:

                                                       COMPENSATION ON
                                NET UNDERWRITING         REDEMPTIONS
        NAME OF PRINCIPAL        DISCOUNTS AND               AND              BROKERAGE           OTHER
           UNDERWRITER            COMMISSIONS            REPURCHASES         COMMISSIONS       COMPENSATION
     ------------------------------------------------------------------------------------------------------
     ING Funds                     $0                     $0                   $0                $0
     Distributor LLC

                               RULE 12(B)-1 PLANS

         The Company has a distribution plan pursuant to Rule 12b-1 under the 1940 Act applicable to most classes of shares offered by the Fund ("Rule 12b-1 Plans"). The Fund intends to operate the Rule 12b-1 Plans in accordance with their terms and the National Association of Securities Dealers, Inc. rules concerning sales charges. Under the Rule 12b-1 Plans, the Distributor may be entitled to payment each month in connection with the offering, sale, and shareholder servicing of Class A and Class B, shares in amounts as set forth in the following table.

                                     FEES BASED ON AVERAGE DAILY NET
                                                 ASSETS
           ---------------------------------------------------------
                                       CLASS A             CLASS B
           ---------------------------------------------------------
           Service                     0.25%               0.25%
           Distribution                 n/a                0.75%


         With respect to each 12b-1 plan, the Distributor shall receive payment without regard to actual distribution expenses it incurs. In the event a Rule 12b-1 is terminated in accordance with its terms, the obligations of the Fund to make payments to the Distributor pursuant to the Rule 12b-1 Plan will cease and the Fund will not be required to make any payments for expenses incurred after the date the Rule 12b-1 Plan terminates.

         These fees may be used to pay securities dealers (which may include the principal underwriter itself) and other financial institutions and organizations for servicing shareholder accounts. To the extent not used for servicing shareholder accounts, the fee may be paid to cover expenses incurred in promoting the sale of that class of shares, including (a) the costs of printing and distributing to prospective investors Prospectuses, statements of additional information and sales literature; (b) payments to investment professionals and other persons to obtain various distribution and/or administrative services for the Fund; (c) overhead and other distribution related expenses; and (d) accruals for interest on the amount of the foregoing expenses that exceed distribution fees and contingent deferred sales charges. The fee for Class B shares may also be used to pay the financing cost of accruing certain unreimbursed expenses. The Distributor may re-allow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates. Payments under the Plan are not tied exclusively to actual distribution and service expenses, and the payments may exceed distribution and service expenses actually incurred.

         The Distributor is required to report in writing to the Board at least quarterly on the amounts and purpose of any payment made under each Distribution and Shareholder Services Plan and any related agreements, as well as to furnish the Board with such other information as may reasonably be requested in order to enable the Board to make an informed determination whether each Plan should be continued. The terms and provisions of the Plans relating to required reports, term, and approval are consistent with the requirements of Rule 12b-1.

         The Distribution and Shareholder Services Plans continue from year to year from their inception dates, provided such continuance is approved annually by vote of the Board, including a majority of Independent Directors. The Distribution and Shareholder Services Plans may not be amended to increase the amount to be spent for the services provided by the Distributor without shareholder approval. All amendments to the Distribution and Shareholder Services Plans must be approved by the Board in the manner described above for annual renewals. The Distribution and Shareholder Services Plans may be terminated at any time, without penalty, by vote of a majority of the Independent Directors upon not more than thirty (30) days' written notice to any other party to the Distribution and Shareholder Services Plans. All persons who are under common control with the Fund could be deemed to have a financial interest in the Plans. No other interested person of the Fund has a financial interest in the Plans.

         In approving the Distribution and Shareholder Services Plans, the Board considered all the features of the distribution system, including (1) the advantages to the shareholders of economies of scale resulting from growth in the Fund's assets and potential continued growth, (2) the services provided to the Fund and its shareholders by the Distributor, and (3) the Distributor's shareholder distribution-related expenses and costs.

         The Adviser, Sub-Adviser or their affiliates may make payments to securities dealers that enter into agreements providing the Distributor with preferential access to registered representatives of the securities dealer. These payments may be in an amount up to 0.07% of the total Fund assets held in omnibus accounts or in customer accounts that designate such firm(s) and the selling broker-dealer.

         Total distribution expenses incurred by the Distributor for the costs of promotion and distribution with respect to each class of shares for the Fund paid to ING Funds Distributor, LLC for the year ended May 31, 2005 were as follows:

               DISTRIBUTION EXPENSES            CLASS A    CLASS B
               ---------------------            -------    -------
               Advertising                     $       13 $       91
               Printing                        $      247 $    1,730
               Salaries & Commissions          $      706 $    4,949
               Broker Servicing                $    9,652 $   67,687
               Miscellaneous                   $      875 $    6,133
               TOTAL                           $   11,493 $   80,590

         In addition to paying fees under the Fund's Distribution and Shareholder Servicing Plan, the Fund may pay service fees to intermediaries such as brokers-dealers, financial advisors, or other financial institutions, including affiliates of the Adviser (such as ING Funds Services, LLC) for administration, sub-transfer agency, and other shareholder services associated with investors whose shares are held of record in omnibus accounts. These additional fees paid by the Fund to intermediaries may take two forms: (1) basis point payments on net assets and/or (2) fixed dollar amount payments per shareholder account. These may include payments for 401K sub-accounting services, networking fees, and omnibus account servicing fees.

         The Fund's Manager or Distributor, out of its own resources and without additional cost to the Fund or its shareholders, may provide additional cash or non-cash compensation to intermediaries selling shares of the Fund, including affiliates of the Adviser and Distributor. These amounts would be in addition to the Distribution and Shareholder Services Plan payments made by the Fund under the Distribution and Shareholder Servicing Plan, are in addition to trails and commissions. The payments made under these arrangements are paid by the Manager or the Distributor and are intended to result in the promotion or distribution of Fund shares.

         Compensation paid by the Manager or the Distributor may take the form of cash incentives and non-cash compensation, and may include, but are not limited to: cash; merchandise; occasional entertainment; meal, or ticket to a sporting event; charitable contributions to charities supported by an intermediary; payment for travel expenses (including meals and lodging) to pre-approved training and educational seminars; radio and television shows regarding securities products; seminars for the public; business development and educational enhancement items such as software packages; prospecting lists; client appreciation events; advertising and sales campaigns (including printing and postage expenses) regarding the Fund or other funds managed by the Manager; other events sponsored by dealers; and professional certifications and dues.

         The Distributor also may, at its own expense, pay concessions in addition to those described above to dealers distributing Fund shares. Payment arrangements are generally structured in one of three ways: (1) as a percentage of net assets; (2) as a fixed dollar amount; or (3) as a percentage of gross sales. These payments may, depending on the dealer's satisfaction of the required conditions, be periodic and may be up to (1) 0.30% of the value of the Fund's shares sold by the dealer during a particular period, and (2) 0.20% per annum of the value of the Fund's shares held by the dealer's customers.

OTHER PAYMENTS TO SECURITIES DEALERS

         Typically, the portion of the front-end sales charge on Class A shares shown in the following tables is paid to your securities dealer. Your securities dealer may, however, receive up to the entire amount of the front-end sales charge.

                                                AMOUNT OF SALES CHARGE TYPICALLY ARE ALLOWED TO DEALERS AS A
             WHEN YOU INVEST THIS AMOUNT:                        PERCENTAGE OF OFFERING PRICE:
             ----------------------------       ------------------------------------------------------------
Under $50,000                                                             4.00%
$50,000 or more but under $100,000                                        3.75%
$100,000 or more but under $250,000                                       3.00%
$250,000 or more but under $500,000                                       2.00%
$500,000 or more but under $1,000,000                                     1.50%

Securities dealers that sell Class A shares in amounts of $1 million or more may be entitled to receive the following commissions:

                                                        COMMISSION
                                                        ----------
   - on sales of $1 million to $2,499,999                  1.00%
   - on sales of $2.5 million to $4,999,999                0.50%
   - on sales of $5 million or greater                     0.25%

         For sales of Class B shares, your securities dealer is paid an up-front commission equal to four percent (4%) of the amount sold. Beginning in the thirteenth month after the sale is made, the Distributor uses the 0.25% servicing fee to compensate securities dealers for providing personal services to accounts that hold Class B shares, on a monthly basis.

         The Distributor or its affiliates may make payments in addition to those described above to securities dealers that enter into agreements providing the Distributor with preferential access to registered representatives of the securities dealer. These payments may be in an amount up to 0.13% of the total Fund assets held in omnibus accounts or in customer accounts that designate such firm(s) as the selling broker-dealer(s).

         In addition, ING may make payments of up to 0.05% of the Fund's average daily net assets to national broker-dealers who, as a result of an acquisition of a member of the Company's selling group, agree to allow Fund shares to be made available to their clients in a proprietary wrap account program, provided such accounts are networked accounts.

         The Distributor or its affiliates may, from time to time, also make payments to clearing firms that offer networking services, which make the Fund available to their customers. Such payments to clearing firms will not exceed 0.10% of the total Fund assets held in omnibus accounts or in customer accounts that designate such firm(s) as the selling broker-dealer.

         The Distributor has agreed to reimburse Financial Network Investment Corporation, an affiliate of the Distributor, for trading costs incurred in connection with trades through the Pershing brokerage clearing system.

         The Distributor may make, or cause to be made, payments to affiliated and unaffiliated securities dealers that engage in wholesaling efforts on behalf of the Company and the Fund. These payments will not exceed 0.33% of the value of Fund shares sold as a result of such wholesaling efforts. The Distributor may also pay such firms a quarterly fee based on a percentage of assets retained as of the end of a calendar quarter, not to exceed 0.125% of the value of such assets.

         The value of a shareholder's investment will be unaffected by these payments.

         For the previous three fiscal years, the Distributor received the following amounts in sales charges in connection with the sale of shares:

                                  CLASS A SALES
                                  CHARGES BEFORE    CLASS A SALES CHARGES
                                    DEALER RE-         AFTER DEALER RE-        CLASS B DEFERRED
FISCAL YEAR ENDED                   ALLOWANCE              ALLOWANCE           SALES CHARGES
-----------------------------------------------------------------------------------------------
May 31, 2005                            --                    --                  $  90,025
May 31, 2004                            --                    --                  $ 189,702
May 31, 2003                            --                    --                  $ 116,165

                                 CODE OF ETHICS

         The Fund, the Adviser, the Sub-Adviser and the Distributor have adopted a code of ethics ("Code of Ethics" or written supervisory procedures) governing personal trading activities of all Directors, officers of the Fund and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Fund or obtain information pertaining to such purchase or sale. The Code of Ethics is intended to prohibit fraud against the Fund that may arise from personal trading of securities that may be purchased or held by the Fund or of Fund's shares. The Code of Ethics also prohibits short-term trading of the Fund by persons subject to the Code of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear all security transactions with the Fund's Compliance Department and to report all transactions on a regular basis. The Sub-Adviser has adopted its own Code of Ethics to govern the personal trading activities of its personnel.

                        PURCHASE AND REDEMPTION OF SHARES

         Class A shares of the Company are purchased at the net asset value ("NAV") of the Fund next determined after a purchase order is received less any applicable front-end sales charge. Class B shares of the Company are purchased at the NAV of the Fund next determined after a purchase order is received. All orders to purchase shares during the Offering Phase must be received by the transfer agent by no later than November 29, 2000 (November 1, 2000 in the case of IRA rollovers).

         Class A shares are redeemed at the NAV of the Fund next determined adjusted for any applicable contingent deferred sales charge (CDSC) after a redemption request is received. Class B shares are redeemed at the NAV of the Fund next determined less any applicable CDSC after a redemption request is received. ANY REDEMPTIONS MADE FROM THE FUND PRIOR TO THE GUARANTEE MATURITY DATE WILL BE MADE AT NAV, WHICH MAY BE HIGHER OR LOWER THAN THE NAV AT THE INCEPTION OF THE GUARANTEE PERIOD. MOREOVER, SUCH REDEMPTIONS MAY BE SUBJECT TO A CDSC. AMOUNTS REDEEMED PRIOR TO THE GUARANTEE MATURITY DATE ARE NOT ELIGIBLE FOR THE GUARANTEE.

         Except as provided below, payment for shares redeemed will be made within seven days (or the maximum period allowed by law, if shorter) after the redemption request is received in proper form by the transfer agent. The right to redeem shares may be suspended or payment therefore postponed for any period during which (a) trading on the New York Stock Exchange (NYSE) is restricted as determined by the Securities and Exchange Commission (Commission) or the NYSE is closed for other than weekends and holidays; (b) an emergency exists, as determined by the Commission, as a result of which (i) disposal by the Fund of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Fund to determine fairly the value of its net assets; or (c) the Commission by order so permits for the protection of shareholders of the Fund.

         Any written request to redeem shares in amounts in excess of $100,000 must bear the signatures of all the registered holders of those shares. The signatures must be guaranteed by a national or state bank, trust company, or the member of a national securities exchange. Information about any additional requirements for shares held in the name of a corporation, partnership, trustee, guardian or in any other representative capacity can be obtained from the transfer agent.

         The Fund has the right to satisfy redemption requests by delivering securities from its investment portfolio rather than cash when it decides that distributing cash would not be in the best interests of shareholders. However, the Fund is obligated to redeem its shares solely in cash up to an amount equal to the lesser of $250,000 or 1% of its net assets for any one shareholder in any 90-day period. To the extent possible, the Fund will distribute readily marketable securities, in conformity with applicable rules of the Commission. In the event such redemption is requested by institutional investors, the Fund will weigh the effects on nonredeeming shareholders in applying this policy. Securities distributed to shareholders may be difficult to sell and may result in additional costs to the shareholders.

         Purchases should be made for investment purposes only. The Fund reserves the right to reject any specific purchase request.

FRONT-END SALES CHARGE WAIVERS

         Front-end sales charges will not apply if you are buying Class A shares with proceeds from redemptions from any ING-advised Fund if you:

         -    Originally paid a front-end sales charge on the shares and

         -    Reinvest the money within 90 days of the redemption date.

         The Fund's front-end sales charge will also not apply to Class A purchases by:

         1. Employees of ING Groep N.V. and its affiliates (including retired employees and members of employees' and retired employees' immediate families and board members and their immediate families), NASD registered representatives of ING Funds Distributor LLC or any affiliated broker-dealers (including members of their immediate families) purchasing shares for their own accounts, and members of the Board (including members of their immediate families).

         2. Investors who purchase Fund shares with redemption proceeds received in connection with a distribution from a retirement plan investing either (1) directly in any ING Investments-fund or through an unregistered separate account sponsored by ING Life and Annuity Company ("ILIAC") or any successor thereto or affiliate thereof or (2) in a registered separate account sponsored by ILIAC or any successor thereto or affiliate thereof, but only if no deferred sales charge is paid in connection with such distribution and the investor receives the distribution in connection with a separation from service, retirement, death or disability.

         3. Certain trust companies and bank trust departments investing on behalf of their clients.

         4. Certain retirement plans that are sponsored by an employer and have plan assets of $500,000 or more.

         5. Broker-dealers, registered investment advisers and financial planners that have entered into a selling agreement with ING Funds Distributor, LLC (or otherwise having an arrangement with a broker-dealer or financial institution with respect to sales of Fund shares) on behalf of clients.

         6. Current employees of broker-dealers and financial institutions that have entered into a selling agreement with ACI (or otherwise having an arrangement with a broker-dealer or financial institution with respect to sales of Fund shares) and their immediate family members, as allowed by the internal policies of their employer.

         7.   Registered investment companies.

         8.   Insurance companies (including separate accounts).

         9. Shareholders of the Adviser Class of other Series at the time such shares were redesignated as Class A shares.

         10.      Certain executive deferred compensation plans.

CONTINGENT DEFERRED SALES CHARGE

         Certain Class A shares and all Class B shares are subject to a CDSC, as described in the Prospectus. There is no CDSC imposed on Class A shares purchased more than two years prior to the redemption.

CDSC Waivers

         The CDSC will be waived for:

         -    Exchanges to other ING Funds of the same class
         - Redemptions following the death or disability of the shareholder or beneficial owner;
         - Redemptions related to distributions from retirement plans or accounts under Internal Revenue Code (Code) Section 403(b) after you attain age 70 1/2;
         - Tax-free returns of excess contributions from employee benefit plans; and
         - Distributions from employee benefit plans, including those due to plan termination or plan transfer.
         - Redemptions made in connection with the Automatic Cash Withdrawal Plan (see Shareholder Services and Other Features), provided that such redemptions:
              - are limited annually to no more than 12% of the original account value;
              -  are made in equal monthly amounts, not to exceed 1% per month;
                 and
              - the minimum account value at the time the Automatic Cash Withdrawal Plan was initiated was no less than $10,000.

LETTER OF INTENT

         You may qualify for a reduced sales charge when you buy Class A shares, as described in the Prospectus. At any time, you may file with the Company a signed shareholder application with the Letter of Intent section completed. After the Letter of Intent is filed, each additional investment in the Fund (or in certain other series of the Company) will be entitled to the sales charge applicable to the level of investment indicated on the Letter of Intent. Sales charge reductions are based on purchases in the Fund (and in certain other series of the Company) and will be effective only after notification to ACI that the investment qualifies for a discount. Your holdings in the Fund (and in certain other Series of the Company) acquired within 90 days of the day the Letter of Intent is filed will be counted towards completion of the Letter of Intent and will be entitled to a retroactive downward adjustment in the sales charge. Such adjustment will be made by the purchase of additional shares in certain other Series of the Company in an equivalent amount.

         Five percent (5%) of the amount of the total intended purchase will be held by the transfer agent in escrow until you fulfill the Letter of Intent. If, at the end of the 13-month period, you have not met the terms of the Letter of Intent an amount of shares equal to the difference owed will be deducted from your account. Such an adjustment will be made at NAV and will not be eligible for the Guarantee. In the event of a total redemption of the account before fulfillment of the Letter of Intent, the additional sales charge due will be deducted from the proceeds of the redemption, and the balance will be forwarded to you.

         If the Letter of Intent is not completed within the 13-month period, there will be an upward adjustment of the sales charge, depending on the amount actually purchased during the period. The upward adjustment will be paid with shares redeemed from your account.

RIGHT OF ACCUMULATION/CUMULATIVE QUANTITY DISCOUNT

         A purchaser of Class A shares may qualify for a cumulative quantity discount by combining a current purchase (or combined purchases as described above) with certain other Class A shares of the Series already owned. To determine if you may pay a reduced front-end sales charge, the amount of your current purchase is added to the cost or current value, whichever is higher, of certain other Class A shares you own, as well as certain Class A shares of your spouse and children under the age of 21. If you are the sole owner of the Fund, you may also add any other accounts, including retirement plan accounts invested in certain Class A shares of the Company. Companies with one or more retirement plans may add together the total plan assets invested in certain Class A shares of the Series to determine the front-end sales charge that applies.

         To qualify for the cumulative quantity discount on a purchase through an investment dealer, when each purchase is made the investor or dealer must provide the Company with sufficient information to verify that the purchase qualifies for the privilege or discount. The shareholder must furnish this information to the Company when making direct cash investments.

ADDITIONAL RIGHTS

         The Fund retains certain rights, including the rights to: refuse orders to purchase shares; vary its requirements for initial or additional investments, reinvestments, retirement and employee benefit plans, sponsored arrangements and similar programs; and change or discontinue its sales charge waivers and orders acceptance practices.

         Please review the Prospectus for further information regarding the purchase and redemption of Fund Shares.

                    BROKERAGE ALLOCATION AND TRADING POLICIES

         Subject to the supervision of the Board, ING IM has responsibility for making investment decisions, for effecting the execution of trades and for negotiating any brokerage commissions thereon. It is ING IM's policy to obtain the best quality of execution available, giving attention to net price (including commissions where applicable), execution capability (including the adequacy of a firm's capital position), research and other services related to execution. The relative priority given to these factors will depend on all of the circumstances regarding a specific trade. ING IM may also consider the sale of shares of registered investment companies advised by ING IM as a factor in the selection of brokerage firms to execute the Fund's portfolio transactions or in the designation of a portion of the commissions charged on those transactions to be paid to other broker-dealers, subject to ING IM's duty to obtain best execution.

         ING IM receives a variety of brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of the Fund. These brokerage and research services include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of the Fund and other investment companies, services related to the execution of trades on behalf of the Fund and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Fund personnel with respect to computerized systems and data furnished to the Fund as a component of other research services. ING IM considers the quantity and quality of such brokerage and research services provided by a brokerage firm along with the nature and difficulty of the specific transaction in negotiating commissions for trades in the Fund's securities and may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction. ING IM's policy in selecting a broker to effect a particular transaction is to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the services provided by the broker, taking into consideration research and brokerage services provided. When the trader believes that more than one broker can provide best execution, preference may be given to brokers that provide additional services to ING IM.

         Research services furnished by brokers through whom the Fund effects securities transactions may be used by ING IM in servicing all of its accounts; not all such services will be used by ING IM to benefit the Fund.

         Consistent with federal law, ING IM may obtain such brokerage and research services regardless of whether they are paid for (1) by means of commissions, or (2) by means of separate, non-commission payments. ING IM's judgment as to whether and how it will obtain the specific brokerage and research services will be based upon its analysis of the quality of such services and the cost (depending upon the various methods of payment which may be offered by brokerage firms) and will reflect ING IM's opinion as to which services and which means of payment are in the long-term best interests of the Fund.

         The Fund has no present intention of effecting any brokerage transactions in portfolio securities with ING IM or any other affiliated person.

         ING IM may buy or sell the same security at or about the same time for the Fund and another advisory client of ING IM, including clients in which affiliates of ING IM have an interest. In such a case, the purchases or sales will normally be aggregated, and then allocated as nearly as practicable on a pro rata basis in proportion to the amounts to be purchased or sold by each. In the event that allocation is done other than on a pro rata basis, the main factors to be considered in determining the amounts to be allocated are the respective investment objectives of the funds and/or accounts, the relative size of portfolio holdings of the same or comparable securities, availability of cash for investment, and the size of their respective investment commitments. For underwritten offerings (initial or secondary), in addition to considering the factors mentioned in the previous sentence, ING IM may employ a rotational method for allocating securities purchased in these offerings. Prices are averaged for aggregated trades.

         The Board has adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

         Brokerage commissions were paid as follows:

          FISCAL YEAR ENDED      BROKERAGE COMMISSIONS
          --------------------------------------------
          May 31, 2005           $ 648
          May 31, 2004           $ 653
          May 31, 2003           $  37

         Commissions in the following amounts were paid to firms that provided research, statistical or other services to the Adviser:

          FISCAL YEAR ENDED      COMMISSIONS
          --------------------------------------------
          May 31, 2005           $ 81.09
          May 31, 2004           $118.08
          May 31, 2003           $ 69.20

         During the fiscal year ended May 31, 2005, the Fund acquired securities of its regular broker-dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents. The holdings of securities of such broker-dealers were as follows as of May 31, 2005:

          Bear Stearns Cos, Inc.                   $   1,387

          Goldman Sachs Group, Inc.                $   3,900

          Lehman Brothers Holdings, Inc.           $   3,965

          Merrill Lynch & Co., Inc.                $   3,581

          Morgan Stanley                           $   6,755

                        SHAREHOLDER ACCOUNTS AND SERVICES

SHAREHOLDER INFORMATION

         The Fund's transfer agent will maintain your account information. Account statements will be sent at least quarterly. A Form 1099 generally will also be sent each year by January 31. Annual and semiannual reports will also be sent to shareholders. The transfer agent may charge you a fee for special requests such as historical transcripts of your account and copies of canceled checks.

         Consolidated statements reflecting current values, share balances and year-to-date transactions generally will be sent to you each quarter. All accounts identified by the same social security number and address will be consolidated. For example, you could receive a consolidated statement showing your individual and IRA accounts. With the prior permission of the other shareholders involved, you have the option of requesting that accounts controlled by other shareholders be shown on one consolidated statement. For example, information on your individual account, your IRA, your spouse's individual account and your spouse's IRA may be shown on one consolidated statement.

SIGNATURE GUARANTEE

         A signature guarantee is verification of the authenticity of the signature given by certain authorized institutions. The Company requires a medallion signature guarantee for redemption requests in amounts in excess of $100,000. In addition, if you wish to have your redemption proceeds transferred by wire to your designated bank account, paid to someone other than the shareholder of record, or sent somewhere other than the shareholder address of record, you must provide a medallion signature guarantee with your written redemption instructions regardless of the amount of redemption.

         A medallion signature guarantee may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association, or other financial institution which is participating in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in one of these programs will not be accepted. Please note that signature guarantee are not provided by notaries public. The Company reserves the right to amend or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption request.

                                 NET ASSET VALUE

         Securities of the Fund are generally valued by independent pricing services that have been approved by the Board. The values for equity securities traded on registered securities exchanges (except as otherwise noted below) are based on the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price on the exchange where the security is principally traded. Securities traded over the counter are valued at the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price. Readily marketable securities listed on a foreign securities exchange whose operations are similar to those of the United States over-the-counter market are valued at the mean of the current bid and asked prices as reported by independent pricing sources. Fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account many factors, including institutional size trading in similar groups of securities and any developments related to specific securities. Securities for which prices are not obtained from a pricing service are valued based upon the assessment of market-makers in those securities. Debt securities maturing in sixty days or less at the date of valuation will be valued using the "amortized cost" method of valuation. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of premium or increase of discount. Options are valued at the mean of the last bid and asked price on the exchange where the option is primarily traded. Futures contracts are valued daily at a settlement price based on rules of the exchange where the futures contract is primarily traded. Securities for which market quotations are not readily available are valued at their fair value in such manner as may be determined, from time to time, in good faith, by or under the authority of, the Board.

         As noted in the Prospectus, the NAV and offering price of each class of the Fund's shares will be determined once daily as of the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) during each day on which the NYSE is open for trading. As of the date of this Statement of Additional Information, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         Securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. See "Net Asset Value" in the "Information for Investors" section of the Prospectus. The long-term debt obligations held in the Fund's portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over the counter market quotations are readily available.

         Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Company's Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Series calculates its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Company's Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Fund related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies' securities.

         The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time a Fund determines its NAV or if the foreign exchange closes prior to the time a Fund determines its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Fund's NAV may not take place contemporaneously with the determination of the prices of securities held by the Fund in foreign securities markets. Further, the value of the Fund's assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Fund. In calculating the Fund's NAV, foreign securities denominated in foreign currency are converted to U.S. dollar equivalents.

         If an event occurs after the time at which the market for foreign securities held by the Fund closes but before the time that the Fund's NAV is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time the Fund determines its NAV. In such a case, the Fund will use the fair value of such securities as determined under the Fund's valuation procedures. Events after the close of trading on a foreign market that could require the Fund to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters and political and other events. Among other elements of analysis in determination of a security's fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time the Fund calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, nor that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that the Fund could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, the Fund is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred or if other fair valuations are determined in good faith to be more accurate. Unless an event is such that it causes the Fund to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time the Fund determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Fund's NAV.

         Options on securities, currencies, futures and other financial instruments purchased by the Fund are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

         The fair value of other assets is added to the value of all securities positions to arrive at the value of the Fund's total assets. The Fund's liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of the Fund's net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

         In computing the NAV for a class of shares of the Fund, all class-specific liabilities incurred or accrued are deducted from the class' net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

         Orders received by dealers prior to Market Close will be confirmed at the offering price computed as of Market Close provided the order is received by the Transfer Agent prior to Market Close that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to the Fund. Orders received by dealers after Market Close will be confirmed at the next computed offering price as described in the Prospectus.

                                   TAX STATUS

         The following is only a limited discussion of certain additional tax considerations generally affecting the Fund. No attempt is made to present a detailed explanation of the tax treatment of the Fund and no explanation is provided with respect to the tax treatment of any shareholder. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning.

QUALIFICATION AS A REGULATED INVESTMENT COMPANY

         The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Code. If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Fund's current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders and for the reduced rate of tax applicable to "qualified dividend income" in the case of individual shareholders to the extent applicable holding requirements are satisfied.

FOREIGN INVESTMENTS

         Investment income from foreign securities may be subject to foreign taxes withheld at the source. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested in various countries is not known.

EXCISE TAX ON REGULATED INVESTMENT COMPANIES

         A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of its ordinary taxable income for the calendar year and 98% of its capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (taxable year election)). Tax-exempt interest on municipal obligations is not subject to the excise tax. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

         The Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that the Fund may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

TAXES IN RELATION TO THE FINANCIAL GUARANTEE

         Should it be necessary for MBIA to make a payment to the Fund, this payment will likely be considered a capital gain to the Fund. Such gain would have to be distributed except to the extent that it may be offset by any allowable capital losses.

                             PERFORMANCE INFORMATION

         Performance information for each class of shares, including the total return of the Fund, may appear in reports or promotional literature to current or prospective shareholders.

AVERAGE ANNUAL TOTAL RETURN

         Quotations of average annual total return for the Fund will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Fund over a period of one and five years (or, if less, up to the life of the Fund), calculated pursuant to the formula:

                                P(1 + T)(n) = ERV

Where:

P = a hypothetical initial payment of $1,000

T = an average annual total return

n = the number of years

ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1 or 5 year period at the end of the 1 or 5 year period (or fractional portion thereof).

         The Fund may also from time to time include in such advertising a total return figure for Class A and/or Class B that is not calculated according to the formula set forth above. Specifically, the Fund may include performance for Class A that does not take into account payment of the applicable front-end sales load, or the

Company may include performance for Class B that does not take into account the imposition of the applicable CDSC.

         Performance information for the Fund may be compared, in reports and promotional literature, to: (a) the Standard & Poor's 500 Index, the Lehman Brothers Aggregate Bond Index, or other indices (including, where appropriate, a blending of indices) that measure performance of a pertinent group of securities widely regarded by investors as representative of the securities markets in general; (b) other groups of investment companies tracked by Morningstar or Lipper Analytical Services, widely used independent research firms that rank mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other services, companies, publications, or persons who rank such investment companies on overall performance or other criteria; and (c) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Fund.

                                    CUSTODIAN

         The Bank of New York, One Wall Street, New York, New York, serves as custodian of the Fund. The custodian does not participate in determining the investment policies of the Fund nor in deciding which securities are purchased or sold by the Fund. The Fund may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian. For portfolio securities that are purchased and held outside the U.S., Bank of New York has entered into sub-custodian arrangements (which are designed to comply with Rule 17f-5 under the 1940 Act) with certain foreign banks and clearing agencies.

                                 TRANSFER AGENT

         DST Systems, Inc, 330 West 9th Street, Kansas City, Missouri 64105-1514 serves as the transfer agent dividend-paying agent to the Fund.

                                  LEGAL COUNSEL

         Legal matters for the Company are passed upon by Goodwin Procter, LLP, Exchange Place, 53 State Street, Boston, MA, 02109.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         KPMG LLP serves as the independent registered public accounting firm for the Fund. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of SEC filings. KPMG LLP is located at 99 High Street, Boston Massachusetts 02110. Prior to April 1, 2003, the Fund was audited by other independent registered public accounting firms.

                              FINANCIAL STATEMENTS

         The Financial Statements and the independent registered public accounting firm's reports, thereon, appearing in the Company's Annual Reports for the periods ended May 31, 2005 are incorporated by reference into this SAI. The company's Annual and Semi-Annual Reports are available upon request and without charge by calling 1-800-992-0180.

                              ING SERIES FUND, INC.
                                     PART C:
                                OTHER INFORMATION

ITEM 23. EXHIBITS

(a) (1) Articles of Amendment and Restatement dated February 21, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant's Form N-lA Registration Statement on July 24, 2002.

     (2) Articles of Amendment dated February 26, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant's Form N-lA Registration Statement on July 24, 2002.

     (3) Articles of Amendment dated September 2, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 61 to the Registrant's Form N-lA Registration Statement on September 30, 2003.

     (4) Articles of Amendment dated October 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (5) Articles of Amendment effective February 17, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (6) Articles of Amendment effective March 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (7) Articles of Amendment effective August 14, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Form N-lA Registration Statement on May 20, 2005.

     (8) Plan of Liquidation and Dissolution of Series with respect to ING Classic Principal Protection Fund - Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant's Registration Statement filed on Form N-lA on February 25, 2005.

     (9) Plan of Liquidation and Dissolution of Series with respect to ING Class Principal Protection Fund II - Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant's Registration Statement filed on Form N-lA on February 25, 2005.

     (10) Plan of Liquidation and Dissolution of Series with respect to ING Classic Principal Protection fund III - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Registration Statement filed on Form N-1A on July 14, 2005.

(b) Amended and Restated By-Laws dated December 2000 - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Form N-lA Registration Statement on December 15, 2000.

(c) Form of Instruments Defining Rights of Holders (set forth in the Articles of Amendment and Restatement) - Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant's Form N-lA Registration Statement on February 27, 2002.

(d) (1) Amended Investment Management Agreement between ING Investments, LLC and ING Series Fund, Inc. dated April 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (2) Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. dated March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (i) First Amendment to Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. effective July 29, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (ii) Amended Schedule A with respect to Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (3) Sub-Advisory Agreement between ING Investments, LLC and BlackRock Advisors, Inc., on behalf of ING Global Science and Technology Fund, dated April 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (4) Sub-Advisory Agreement between ING Investments, LLC and Wellington Management Company LLP on behalf of ING Equity Income Fund, dated March 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 64 to the Registrant's Form N-lA Registration Statement on March 2, 2004.

     (5) Restated Expense Limitation Agreement effective August 1, 2003, (between ING Investments, LLC and) ING Series Fund, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (i) Schedule A to the Restated Expense Limitation Agreement (between) ING Series Fund (and ING Investments, LLC) Operating Expense Limits - Filed as an Exhibit to Post-Effective Amendment No. 72 to the Registrant's Registration Statement filed on Form N-lA on September 27, 2004.

          (ii) Amended Schedule A to the Restated Expense Limitation Agreement between ING Series Fund and ING Investments, LLC Operating Expense Limits - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Registration Statement filed on Form N-1A on July 14, 2005.

     (6) Amended and Restated Expense Limitation Agreement between ING Investments and ING Series Fund, Inc. dated April 1, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Registration Statement filed on Form N-1A on July 14, 2005.

(f) Directors' Deferred Compensation Plan - Filed as an Exhibit to Post-Effective Amendment No. 24 to the Registrant's Form N-lA Registration Statement on January 16, 1998.

(g) (1) Custody Agreement with The Bank of New York dated January 6, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Exhibit A dated April 29, 2005 with respect to the Custody Agreement with The Bank of New York dated January 6, 2003
               - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Registration Statement filed on Form N-1A on July 14, 2005.

     (2) Foreign Custody Manager Agreement with The Bank of New York dated January 6, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Exhibit A dated April 29, 2005 with respect to the Foreign Custody Manager Agreement with The Bank of New York dated January 6, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Registration Statement filed on Form N-1A on July 14, 2005.

          (ii) Amended Schedule 2 with respect to the Foreign Custody Manager Agreement between ING Series Fund, Inc. and The Bank of New York
               (BNY) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (3)  Securities Lending Agreement and Guaranty with The Bank of New York
          (BNY), dated August 7, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Exhibit A with respect to the Securities Lending Agreement and Guaranty with The Bank of New York (BNY) dated February 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

(h) (1) Administration Agreement between ING Funds Services, LLC and ING Series Fund, Inc., dated April 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Schedule A with respect to the Administration Agreement between ING Funds Services, LLC and ING Series Fund, Inc. dated Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (2) Administration Agreement between ING Funds Services, LLC and ING Series Fund, Inc., dated May 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Schedule A with respect to the Administration Agreement between ING Funds Services, LLC and ING Series Fund, Inc. dated Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (3) Amended and Restated Financial Guaranty Agreement among ING Series Fund, Inc., Aeltus Investment Management, Inc., ING Investments, LLC and MBIA Insurance Corporation dated March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (i) First Amendment to Amended and Restated Financial Guaranty Agreement among ING Series Fund, Inc., Aeltus Investment Management, Inc., ING Investments, LLC and MBIA Insurance Corporation dated as of November 12, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (ii) Second Amendment to Amended and Restated Financial Guaranty Agreement among ING Series Fund, Inc., Aeltus Investment Management, Inc., ING Investments, LLC and MBIA Insurance Corporation dated as of September 26, 2003 - Filed as an Exhibit to

               Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (4) Custodian Service Agreement between ING Series Fund, Inc. and Mellon Bank, N.A., on behalf of PPF I - Filed as an Exhibit to Post-Effective Amendment No. 37 to the Registrant's Form N-lA Registration Statement on December 16, 1999.

     (5) Custodian Monitoring Agreement among ING Series Fund, Inc., MBIA and Russell/Mellon Analytical Services, LLC (Russell/Mellon), on behalf of PPF I - Filed as an Exhibit to Post-Effective Amendment No. 37 to the Registrant's Form N-lA Registration Statement on December 16, 1999.

     (6) Custodian Service Agreement between ING Series Fund, Inc. and Mellon Bank, N.A., on behalf of PPF II - Filed as an Exhibit to Post-Effective Amendment No. 37 to the Registrant's Form N-lA Registration Statement on December 16, 1999.

     (7) Custodian Monitoring Agreement among ING Series Fund, Inc., MBIA and Russell/Mellon, on behalf of PPF II - Filed as an Exhibit to Post-Effective Amendment No. 37 to the Registrant's Form N-lA Registration Statement on December 16, 1999.

     (8) Custodian Service Agreement between ING Series Fund, Inc., and Mellon Bank N.A., on behalf of PPF III - Filed as an Exhibit to Post-Effective Amendment No. 40 to the Registrant's Form N-lA Registration Statement on June 28, 2000.

     (9) Custodian Monitoring Agreement among ING Series Fund, Inc., MBIA and Russell/Mellon, on behalf of PPF III - Filed as an Exhibit to Post-Effective Amendment No. 40 to the Registrant's Form N-lA Registration Statement on June 28, 2000.

     (10) Custodian Service Agreement between ING Series Fund, Inc. and Mellon Bank, N.A. on behalf of PPF IV - Filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant's Form N-lA Registration Statement on September 27, 2000.

     (11) Custodian Monitoring Agreement among ING Series Fund, Inc., MBIA and Russell/Mellon, on behalf of PPF IV - Filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant's Form N-lA Registration Statement on September 27, 2000.

     (12) Custodian Service Agreement between ING Series Fund, Inc. and Mellon Bank, N.A., on behalf of IPPF - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Form N-lA Registration Statement on December 15, 2000.

     (13) Custodian Monitoring Agreement among ING Series Fund, Inc., MBIA and Russell/Mellon, on behalf of IPPF - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Form N-lA Registration Statement on December 15, 2000.

     (14) Custodian Service and Monitoring Agreement by and among ING Series Fund, Inc., MBIA Insurance Corporation (MBIA) and The Bank of New York
          (BNY), dated June 2, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-1A Registration Statement on February 13, 2004.

          (i) Amendment to the Custodian Service and Monitoring Agreement by and among ING Series Fund, Inc., MBIA Insurance Corporation
               (MBIA) and The Bank of New York (BNY), executed as of September 30, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (ii) Amended Schedule B to the Custodian Service and Monitoring Agreement by and among ING Series Fund, Inc., MBIA Insurance Corporation (MBIA) and The Bank of New York (BNY) - Filed as Exhibit to Post-Effective Amendment No. 65 to the Registrant Registration Statement filed on Form N-lA on May 25, 2004.

     (15) Fund Accounting Agreement with The Bank of New York dated January 6, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Exhibit A with respect to the Fund Accounting Agreement with The Bank of New York dated April 29, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Registration Statement filed on Form N-1A on July 14, 2005.

     (16) Allocation Agreement (Investment Company Blanket Bond) dated September 24, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (17) Custodial Undertaking in Connection with Master Repurchase Agreement with Goldman, Sachs & Co. and The Bank of New York dated March 13, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (i) Amended Custodial Undertaking in Connection with Master Repurchase Agreement with Goldman, Sachs & Co. and The Bank of New York dated November 3, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (18) Fund Participation Agreement between Aetna Life Insurance and Annuity Company, Aetna Series Fund, Inc. and Aeltus Investment Management, Inc. dated January 30, 1998 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (i) First Amendment to the Fund Participation Agreement between Aetna Life Insurance and Annuity Company, Aetna Series Fund, Inc. and Aeltus Investment Management, Inc. dated as of September 29, 2000
               - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

     (19) Agency Agreement between Aetna Series Fund, Inc. and DST Systems, Inc. dated July 7, 2001 - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

(l)  Not applicable.

(m) (1) Amended and Restated Distribution and Shareholder Services Plan (Class A) effective March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Schedule 1 with respect to the Amended and Restated Distribution and Shareholder Services Plan (Class A) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-1A Registration Statement on February 13, 2004.

     (2) Amended and Restated Distribution and Shareholder Services Plan (Class B) effective March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Schedule 1 with respect to the Amended and Restated Distribution and Shareholder Services Plan (Class B) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (3)  Amended and Restated Distribution and Shareholder Services Plan (Class
          C) effective March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Schedule 1 with respect to the Amended and Restated Distribution and Shareholder Services Plan (Class C) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (ii) Amended Schedule 2 with respect to the Amended and Restated Distribution and Shareholder Services Plan (Class C) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (4) Amended and Restated Distribution and Shareholder Services Plan (Brokerage Cash Reserves) effective March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (5) Amended and Restated Distribution and Shareholder Services Plan (Class 0) effective March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

          (i) Amended Schedule 1 with respect to the Amended and Restated Distribution and Shareholder Services Plan (Class 0) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (6) Shareholder Service and Distribution Plan for Class R Shares approved June 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

(n)  (1)  Multiple Class Plan pursuant to Rule 18f-3 for ING Series Fund,
          Inc. approved June 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 61 to the Registrant's Form N-lA Registration Statement on September 30, 2003.

          (i) Amended Schedule A to the Multiple Class Plan pursuant to Rule 18f-3 for ING Series Fund, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

          (ii) Amended Schedule B to the Multiple Class Plan pursuant to Rule 18f-3 for ING Series Fund, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement filed on Form N-lA on May 25, 2004.

(o)  Not applicable.

(p) (1) ING Funds and Advisers Code of Ethics effective June 1, 2004 as amended on October 1, 2004 and February 1, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant's Registration Statement filed on Form N-lA on February 25, 2005.

     (2) IIM Americas Code of Ethics dated February 2005 - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Form N-lA Registration Statement on May 20, 2005.

     (3) BlackRock Advisor's Inc. Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Form N-lA Registration Statement on February 13, 2004.

     (4)  Wellington Management Company LLP's Code of Ethics dated January 2005
          - Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant's Form N-lA Registration Statement on May 20, 2005.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

A list of persons directly or indirectly under common control with the Registrant is incorporated herein by reference to Item 26 to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 9, 2001.

ITEM 25. INDEMNIFICATION

     Article 12, Section (d) of the Registrant's form of Articles of Amendment and Restatement, incorporated herein by reference to Exhibit (a) to Registrant's Registration Statement on Form N-1A (File No. 33-41694), as filed herein, provides for indemnification of directors and officers. In addition, the Registrant's officers and directors are covered under a directors and officers/errors and omissions liability insurance policy issued by ICI Mutual Insurance Company, which expires October 1, 2005.

     Section XI.B of the Administrative Agreement, incorporated herein by reference to Exhibit (h.1) to Registrant's Registration Statement on Form N-lA (File No. 33-41694), provides for indemnification of the Administrator.

     Reference is also made to Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland which provides generally that (1) a corporation may (but is not required to) indemnify its directors for judgments, fines and expenses in proceedings in which the director is named a party solely by reason of being a director, provided the director has not acted in bad faith, dishonestly or unlawfully, and provided further that the director has not received any "improper personal benefit"; and (2) that a corporation must (unless otherwise provided in the corporation's charter or articles of incorporation) indemnify a director who is successful on the merits in defending a suit against him by reason of being a director for "reasonable expenses." The statutory provisions are not exclusive; i.e., a corporation may provide greater indemnification rights that those provided by statute.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF ADVISER

     Information as to the directors and officers of ING Investments, LLC (formerly, ING Pilgrim Investments, LLC), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in it application for registration as a investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

     Information as to the directors and officers of ING Investment Management Co., together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of ING Investment Management Co. in the last two years is included on its application for registration as an investment adviser on Form ADV (File No. 801-9046) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

     Information as to the directors and officers of BlackRock Advisors, Inc. together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of BlackRock Advisors, Inc. in the last two years is included on its application for registration as an investment adviser on Form ADV (File No. 801-47710) filed under the Investment Adviser's Act of 1940, as amended, and is incorporated by reference thereto.

     Information as to the directors and officers of Wellington Management Company, LLP, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Wellington Management Company, LLP, in the last two years is included on its application for registration as an investment adviser on Form ADV (File No. 801-15908) filed under the Investment Adviser's Act of 1940, as amended, and is incorporated by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITER

     (a) ING Funds Distributor, LLC is the principal underwriter for ING Mutual Funds; ING Mayflower Trust; ING Funds Trust; ING Equity Trust; ING Investment Funds, Inc.; ING Prime Rate Trust; ING Senior Income Fund; ING Series Fund, Inc.; ING Variable Products Trust; ING VP Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; ING Variable Insurance Trust; USLICO Series Fund; ING VP Balanced Portfolio, Inc.; ING Variable Portfolios, Inc.; ING Variable Funds; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Strategic Allocation Portfolios, Inc. and ING GET Fund.

     (b) Information as to the directors and officers of the Distributor, ING Funds Distributor, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Distributor in the last two years, is included in its application for registration as a broker-dealer on Form BD (File No. 8-48020) filed under the Securities Exchange Act of 1934, as amended, and is incorporated herein by reference thereto.

     (c)  Not applicable

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained at the offices of (a) ING Series Fund, Inc., (b) the Investment Adviser, (c) the Distributor, (d) the Custodians, (e) the Transfer Agent, and (f) the Sub-Advisers. The address of each is as follows:

(a)  ING Series Fund, Inc.
     7337 East Doubletree Ranch Road
     Scottsdale, Arizona 85258

(b)  ING Investments, LLC
     7337 East Doubletree Ranch Road
     Scottsdale, Arizona 85258

(c)  ING Funds Distributor, LLC
     7337 East Doubletree Ranch Road
     Scottsdale, Arizona 85258

(d)  The Bank of New York
     100 Church Street
     New York, New York 10286

(e)  DST Systems, Inc.
     P.O. Box 419386
     Kansas City, Missouri 64141

(f)  ING Investment Management Co.
     10 State House Square
     Hartford, Connecticut 06103-3602

(g)  BlackRock Advisor's, Inc.
     40 East 52nd Street
     New York, N.Y. 10022

(h)  Wellington Management Company, LLP
     75 State Street
     Boston, MA 19087

ITEM 29. MANAGEMENT SERVICES

     Not applicable.

ITEM 30. UNDERTAKINGS

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act, the Fund has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, and State of Arizona, on the 30th day of September, 2005.

                                        ING SERIES FUND, INC.


                                        By: /s/ Theresa K. Kelety
                                           ------------------------------------
                                           Theresa K. Kelety
                                           Secretary